AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

EXPLANATORY NOTE

This Post-Qualification Amendment amends the Offering Statement of Mode Mobile, Inc. filed with the SEC on March 18, 2026 and qualified on March 20, 2026 to (i) increase the maximum offering amount in this offering; (ii) include the financial statements that would be required by Form 1–A as of the date of this Post-Qualification Amendment; and (iii) update and/or replace information contained in the Offering Statement.

PRELIMINARY OFFERING CIRCULAR

DATED SEPTEMBER 1, 2026

Mode Mobile, Inc.

One East Erie Street, Suite 525

Chicago, IL 60611

www.modemobile.com

Up to

133,136,094 shares of Class AAA Common Stock(1)

Including up to 22,189,349 Bonus Shares(7) and 28,636,364 shares to be sold by selling securityholders(5)

We are offering, on a “best efforts” basis, a maximum of 133,136,094 shares of Class AAA Common Stock, composed of 82,310,381 shares to be offered directly for cash consideration of up to $45,270,710, a maximum of 22,189,349 shares to be issued as “Bonus Shares” for no additional cash consideration to eligible investors in this offering based on certain criteria, and 28,636,364 shares to be sold by selling stockholders for up to $15,750,000, the proceeds from which will be received directly by the selling securityholders, and not by us.(5)

Each purchaser of Class AAA Common Stock is limited to up to one Bonus Share for each Class AAA Common Stock purchased for $0.55 per share. See “Plan of Distribution and Selling Securityholders” for further details.

The minimum investment in this offering is $1,324.95, or 2,409 shares of Class AAA Common Stock, plus an investor fee equal to 2.9% or $38.37 however, the Company may accept subscriptions for a lower amount and waive its investor fee in its sole discretion.

	Price Per Share to the Public		Underwriting Discounts and Commissions, per share(2)	Proceeds to Company Before Expenses	Proceeds to other persons (5)
Per Share of Class AAA Common Stock(4)	$0.550		$0.017	$0.533	$0.5500
Investor Fee Per Share(3)	$0.016
Per Share Plus Investor Fee	$0.566		$0.017	$0.549	$0.5500
Total Maximum Including Investor Fee (7)	$62,795,858	(6)	$3,008,876	$44,036,982	$15,750,000
Total Maximum Including Value of Bonus Shares and Investor Fee	$75,000,000	(8)	$3,008,876	$44,036,982	$15,750,000

(1)	The Company is offering up to 82,310,381 shares of Class AAA Common Stock directly to investors (the “Cash Shares”) for up to a maximum of $45,270,710, plus up to 22,189,349 of additional shares of Class AAA Common Stock eligible to be issued as Bonus Shares to eligible investors at no additional charge based certain criteria. Additionally, 28,636,364 shares of Class AAA Common Stock are being offered by selling stockholders of the Company for up to $15,750,000, the proceeds from which will be received directly by the selling securityholders, and not by our Company. See “Plan of Distribution and Selling Securityholders” for further details.

(2)	The Company has engaged DealMaker Securities, LLC, member FINRA/SIPC (“Broker” or “DealMaker” or “Dealmaker Securities”), as broker-dealer of record, to perform broker-dealer administrative and compliance related functions in connection with this Offering. The Broker does not purchase any securities from the issuer with a view to sell those for the issuer as part of the distribution of the security. Once the Commission has qualified the Offering Statement and this Offering commences, Broker will receive a cash commission equal to three percent (3.0%) of the amount raised in the Offering based on its sales. There is also a budgeted fee of $1,125,000 to be paid to a Broker affiliate for media management and supplementary marketing services on a case-by-case basis, but not to exceed the total. Neither the Broker nor its affiliates are charging compensation on Bonus Shares that are issued. See “Plan of Distribution and Selling Security Holders” for more details. In the case of a fully subscribed offering in which all investments are made through Broker, the maximum amount the Company would pay Broker and its affiliate $3,008,876 in underwriting compensation. To the extent that the Company’s officers and directors make any communications in connection with the Offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer.

(3)	Investors will be responsible for a transaction fee equal to two and nine-tenths percent (2.9%) of the purchase price for shares of Class AAA Common Stock paid at the time of investment (the “Investor Fee”). Broker will receive commissions on the Investor Fee. If fully subscribed, this would represent a maximum commission of $53,254. See Plan of Distribution and for additional discussion of this Investor Fee. We note that the Investor Fee will only be based on the purchase price for shares in this Offering, and therefore will not be affected by any Bonus Shares investors receive in this Offering. All investments will have a maximum Investor Fee of $290.00, which represents the fee for a $10,000 investment.

(4)	Does not include effective discount that would result from the issuance of Bonus Shares. For details of the effective discount, see “Plan of Distribution and Selling Securityholders”

(5)	Shares of Class AAA Common Stock will be sold by selling securityholders of the Company only after the Company has received aggregate gross proceeds $5 million as a part of this Offering, which has already been met. This amount represents proceeds that will be received directly by the selling securityholders listed in this Offering Circular. See “Plan of Distribution and Selling Securityholders” for more information. Shares will be sold in proportion with the Cash Shares so that at no point will the selling securityholder shares be greater than 30% of the value of the Class AAA Common Stock issued in this Offering.

(6)	The total maximum gross offering proceeds that the Company may receive in this Offering is $47,045,857 (which includes the Investor Fees of $1,775,148 and potential proceeds from the sale of shares by the Company of $45,270,710). The remainder of this total represents the maximum offering proceeds that selling securityholders in this Offering may receive ($15,750,000).

(7)	Each purchaser of Class AAA Common Stock is limited to up to one-half of one Bonus Share for each Class AAA Common Stock purchased for $0.55 per share. Investors will be eligible for Bonus Shares regardless of whether shares are purchased from the Company or from Selling Stockholders. See “Plan of Distribution and Selling Securityholders” for further details, including the eligibility criteria to receive Bonus Shares in this Offering. We note that purchasing shares of Class AAA Common Stock on this offering is a requirement to receive Bonus Shares. Even if investors, existing stockholders of our Company or Mode Mobile users and/or members meet the criteria set forth in “Plan of Distribution and Selling Securityholders”, such as signing up for membership, attending webinars, entering sweepstakes, redeeming rewards points, or making referrals, they will not receive any Bonus Shares unless they purchase shares of Class AAA Common Stock for cash in this Offering Circular.

(8)	While the Company will not receive any additional consideration for the Bonus Shares nor the shares offered by selling shareholders issued as part of this Offering, pursuant to Rule 251(a), the total value of this Offering is $75,000,000, comprised of $45,270,710 in actual proceeds to the Company from investors (approximately $33,936,231 having already been received as of the date of this Offering Circular), $15,750,000 in proceeds to selling security holders (approximately $11,383,166 having already been received as of the date of this Offering Circular), $1,775,148 for the investor fee, and the value of the Bonus Shares of $12,204,142.

Bonus Shares are available to investors based on the criteria discussed below under “Plan of Distribution.” Investors will pay full price for their securities, and if eligible may receive Bonus Shares equal to an amount that is 5% to 20% of the number of shares purchased. Those investors not eligible for the maximum value of Bonus Shares will experience additional dilution compared to investors receiving the maximum number of Bonus Shares.

By investing in this Offering, investors will become subject to the lock-up provision included in the subscription agreement. The terms of the lock-up provision is described in further detail in the “Securities Being Offered” section of this Offering Circular.

The Company is selling shares of Class AAA Common Stock.

The Offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the Company at its sole discretion. At least every 12 months after this Offering has been qualified by the United States Securities and Exchange Commission, the Company will file a post-qualification amendment to include the Company’s recent financial statements. The Offering covers an amount of securities that we reasonably expect to offer and sell within two years, although the Offering Statement of which this Offering Circular forms a part may be used for up to three years and 180 days under certain conditions.

This Offering does not have a minimum offering amount. The Company will not utilize a third-party escrow account for this offering, and all funds tendered by investors will be held in a segregated account until investor subscriptions are accepted by the Company and reviewed by DealMaker Securities. Once investor subscriptions are accepted by the Company and reviewed by DealMaker Securities, funds will be deposited into an account controlled by the Company.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)I(c) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This Offering is inherently risky. See “Risk Factors” on page 6.

Sales of these securities will commence on approximately [_______], 2026.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that the Company becomes a reporting Company under the Securities Exchange Act of 1934, the Company intends to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Summary — Implications of Being an Emerging Growth Company.”

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Implications of Being an Emerging Growth Company

The Company is not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because it is not registering its securities under the Exchange Act. Rather, it will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

●	annual reports (including disclosure relating to the company’s business operations for the preceding three fiscal years, or, if in existence for less than three years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements),

●	semi-annual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A) and

●	current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which this offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, the company may immediately suspend the Company’s ongoing reporting obligations under Regulation A.

If and when the Company becomes subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.235 billion in total annual gross revenues during its last fiscal year, it will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company it:

●	will not be required to obtain an auditor attestation on its internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	will not be required to provide a detailed narrative disclosure discussing its compensation principles, objectives and elements and analyzing how those elements fit with its principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from its shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

The Company intends to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. The company’s election to use the phase-in periods may make it difficult to compare its financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, the Company may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after the company’s initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time should it no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that the Company would cease to be an “emerging growth company” if the Company has more than $1.235 billion in annual revenues, has more than $700 million in market value of its common stock held by non-affiliates, or issues more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to the Company due to the fact that it may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

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SUMMARY

The following summary of certain information contained in this Offering Circular is not intended to be complete in itself. The summary does not provide all the information necessary for you to make an investment decision. You are encouraged to review the more detailed information in the remainder of the Offering Circular.

As used in this Offering Circular, unless the context otherwise requires, the terms “Company”, “Mode”, “we”, “our” and “us” refer to Mode Mobile, Inc. Current (Gibraltar) Limited and NGL Labs, LLC, on a consolidated basis, unless the context indicates otherwise.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

Mode Mobile Company Overview

Mode Mobile, Inc. was founded in 2015 as a Limited Liability Company with a mission to provide people around the world with income and saving opportunities through their everyday mobile activities. Mode Mobile was previously known as Nativ Mobile, Inc. before it changed its name to Mode Mobile, Inc. in 2022. Prior to that, the Company was originally founded as Nativ Mobile, LLC before a name change and conversion a Delaware corporation in 2021. The Company aims to unlock the full potential of the world’s most accessible income-generating asset, the smartphone, currently sitting untapped in the pockets of over 7 billion global consumers. These consumers spend 4 trillion hours per year on their smartphones and we believe this presents a massive opportunity to turn people’s phones into income streams, just like Uber and Airbnb did with cars and homes. At Mode, we enable customers to earn and save money directly from the things they already do – like playing games, listening to music, watching videos, and even charging and unlocking their phones.

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Selected Risks Associated With The Business

Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

●	We have a limited operating history upon which to evaluate our performance and have not yet generated profits or net income.

●	We are constantly updating and advancing our technology and there is no guarantee that we will be able to find a product-market fit that will allow us to see consistent profits.

●	We conducted a token offering, through our Gibraltar-based subsidiary, which may open us up to future regulatory action or litigation.

●	We rely on a small management team to execute our business plan.

●	We may need to raise additional capital, which might not be available or might be available only on terms unfavorable to us or our investors.

●	There is no current market for any shares of the Company’s stock.

●	Our products are subject to US and international privacy laws and regulations, changes to which could impact our ability to effectively monetize our products.

●	Our acquisition strategy may not yield the financial benefits that we anticipate.

Offering Terms

Securities Offered by the Company	Maximum of 82,310,381 shares of Class AAA Common Stock at $0.55 per share for up to $45,270,710, plus up to 22,189,349 additional shares of Class AAA Common Stock eligible to be issued as Bonus Shares for no additional consideration. See “Plan of Distribution and Selling Securityholders” for more information on the eligibility criteria to receive Bonus Shares, which will only be offered to investors in this Offering.

Securities Offered by Selling Securityholders	Maximum of 28,636,364 shares of Class AAA Common Stock for up to $15,750,000 to be received by the selling securityholders.

Minimum Investment	The minimum investment in this offering is $1,325.95 or 2,409 shares of Class AAA Common Stock.
Securities outstanding before the Offering (as of December 31, 2025):
Class AAA Common Stock	544,907,998
Class A Common Stock (3)	627,870,232
Class B Common Stock (1)	266,473,575
Class C Common Stock	11,155,245
Class D Common Stock	-
Series Seed Preferred Stock	345,659,651

Securities outstanding after the Offering (assuming the maximum number of shares of Class AAA Common Stock are sold and/or issued in this offering).(2)
Class AAA Common Stock	678,044,092
Class A Common Stock	-
Class B Common Stock(1)	265,021,355
Class C Common Stock	11,155,245
Class D Common Stock(3)	609,213,148
Series Seed Preferred Stock	337,132,591

Use of Proceeds	The proceeds of this Offering will be used for acquisitions, product development, payroll, marketing, and general overhead. See the “Use of Proceeds” section of this Offering Circular for further details.

(1) Includes up to 244,274,506 shares issuable upon the exercise of options for Class B Common Stock.

(2) Assumes all 82,310,381 of Class AAA Common Stock offered for cash by the Company are sold, plus to the maximum of 22,189,349 Bonus Shares are issued in this Offering. Additionally, assumes all 28,636,364 shares of Class AAA Common Stock are sold by selling stockholders in this Offering. These shares of Class AAA Common Stock would be newly issued as a result of conversion by the following holders: 18,657,084 shares of Class D Common Stock, 8,527,060 shares of Series Seed Preferred Stock, and options exercisable for 1,452,220 shares of Class B Common Stock. This would therefore have the effect of reducing the number of issued and outstanding Class D Common Stock, Series Seed Preferred Stock, and Class B Common Stock by those amounts.

(3) On August 31, 2026, the Company converted all outstanding Class A Common Stock into shares of newly authorized Class D Common Stock on a one-to-one basis. A summary of the rights of this new Class D Common Stock can be found in the “Securities Being Offered” section of this Offering Circular.

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The SEC requires that we identify risks that are specific to our business and financial condition. We are still subject to all the same risks that all companies in our business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

RISK FACTORS

Risks Related to Our Company

We have a limited operating history upon which to evaluate our performance and have generated minimal profits and net income.

While we were first organized in 2015, we still have a limited operating history and have yet to consistently generate operating profits or net income. We have been generating revenue since pre-2020, but we also continue to iterate on our products and technology and as such, cannot guarantee that our prior operating history will be indicative of our future operating results, or future products will be able to consistently generate revenue and operating profits.

Our audited consolidated financial statements for the fiscal years ended December 31, 2025 and 2024, have been prepared on a going concern basis.

The Company has suffered recurring losses from operations which raise substantial doubt about its ability to continue as a going concern. The Company’s ability to continue as a going concern in the next twelve months following the date of the consolidated financial statements is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results.

If the Company cannot raise sufficient funds, it will not succeed.

The Company may receive up to a maximum of approximately $45 million from the sale of Class AAA Common Stock in this Offering, with additional proceeds going to selling securityholders. Even if the maximum amount is raised, the Company is likely to need additional funds in the future in order to grow, and if it cannot raise those funds for whatever reason, including reasons relating to the Company itself or to the broader economy, it may not survive. If the Company manages to raise only the minimum amount of funds sought, it will have to find other sources of funding for some of the plans outlined in “Use of Proceeds.”

Any valuation at this stage is difficult to assess.

The implied valuation for the Offering was established by the Company. Unlike listed companies, where there is an existing trading market through which companies may be valued by market-driven stock prices, there is no existing trading market for our securities. As such, the valuation of private companies, especially early-stage companies, is difficult to assess and you may risk overpaying for your investment.

Our subsidiary conducted a token offering which may open us up to future regulatory action or litigation.

In 2018, our Gibraltar-based subsidiary, Current (Gibraltar) Limited, conducted and completed a security token offering where we offered $CRNC tokens to investors in consideration for their investments, the proceeds of which are to be used to build out a rewards earning system. The token offering was conducted pursuant to the registration exemption under Rule 506(b) of Regulation D. If the SEC or other regulatory bodies determine that the token offering constituted the sale of securities without compliance with applicable exemptions, the Company may face regulatory enforcement actions, fines, and legal proceedings. Such actions could result in significant financial and reputational harm, as well as diversion of management resources to address regulatory compliance matters. Investors should be aware that regulatory scrutiny and legal challenges in the cryptocurrency space are ongoing, and adverse regulatory outcomes could materially and adversely affect the Company’s operations and financial condition. The Company may also be required to undertake remedial measures, cease certain activities, or restructure its operations to comply with securities laws, which could further impact its business and financial performance.

The Company depends on key personnel and faces challenges recruiting needed personnel.

The Company’s future success depends on the efforts of a small number of key personnel. These key personnel include our Chief Executive Officer, Dan Novaes, and our Chief Technology Officer, Kiran Panesar. In addition, due to its limited financial resources and the specialized expertise required across marketing, business development, and product development, it may not be able to recruit the individuals needed for its business needs. There can be no assurance that the Company will be successful in attracting and retaining the personnel the Company requires to operate and be innovative.

The Company relies on contractors and geographically dispersed workforce, which exposes the Company to operational and legal risks.

In addition to our direct employees, the Company utilizes contractors that are located in a variety of countries across the globe. As a result, the Company must consider the various rules and regulations associated with contractor status in various jurisdictions, as well as managing a distributed workforce. If we are not able to effectively manage our contractors and comply with local rules regarding employment classifications, taxes, wage and hour claims, and employment protections, our operations may be negatively impacted.

Competitors may be able to call on more resources than the Company.

While the Company believes that its platform and product are unique, it is not the only way that its customers and user base can earn supplemental income. Additionally, competitors may replicate our business ideas and produce directly competing products. These competitors may be better capitalized than us, which would give them a significant advantage.

Our new products and services could fail to achieve market acceptance.

Our future success is partially based on an assumption that our new products will be able to gain traction in the marketplace. It is possible that these new products will fail to gain market acceptance for any number of reasons. If our products fail to achieve significant traction and acceptance in the marketplace, this could materially and adversely impact the value of your investment.

Expansion of our platform to a larger number of users will pose challenges.

As the number of customers using our platform grows, we will face challenges associated with managing our growth. For example, we may need to license rights from content developers. There is no guarantee that we will be able to license such rights at prices that are advantageous to the Company.

The Company is vulnerable to hackers and cyber-attacks.

As an internet-based business, we may be vulnerable to hackers who may access the data of the users of our platform. Further, any significant disruption in service on Mode Mobile or in its computer systems could reduce the attractiveness of the platform and result in a loss of investors and users interested in using our platform. Further, we rely on a third-party technology provider to provide some of our back-up technology. Any disruptions of services or cyber-attacks either on our technology provider or on Mode Mobile could harm our reputation and materially negatively impact our financial condition and business.

Any breach of our users’ data could impose liability upon the Company.

If we or third parties with which we do business were to fall victim to successful cyber-attacks or experience other cybersecurity incidents, including the loss of individually identifiable customer or other sensitive data, we may incur substantial costs and suffer other negative consequences, which may include liability for harms caused to our users from such a breach, or increased cybersecurity and other insurance premiums.

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A significant data breach or a perceived failure to protect the privacy of our customers’ data could cause irreparable damage to our reputation, resulting in a loss of confidence in our security protocols and substantial customer churn.

Our business is heavily dependent on the trust our customers place in our ability to securely manage their sensitive information and maintain the integrity of our digital environment. Any actual or perceived security breach, regardless of its origin or the materiality of the data compromised, could severely tarnish our brand and diminish our standing in the marketplace. Such an event would likely result in an immediate increase in customer churn and could significantly impair our ability to attract new clients, particularly those in highly regulated industries that require rigorous security certifications. If our reputation is damaged, we may be forced to offer substantial discounts or costly incentives to retain existing business, and the long-term impact on our brand equity may not be remediable through marketing or defensive PR efforts. Furthermore, any negative publicity resulting from a security incident—whether or not such publicity is accurate—could divert management’s attention and lead to a sustained decline in our competitive position, which would have a material adverse effect on our business, financial condition, and results of operations.

We have limited personnel and may not have adequate segregation of duties, which could increase the risk of errors or inaccurate financial reporting.

As a small company with limited personnel and financial and administrative resources, we may not be able to maintain an effective segregation of duties among our employees. Certain individuals may have responsibility for multiple functions that, in a larger organization, would ordinarily be performed by separate individuals, including transaction authorization, recordkeeping, account reconciliation, cash management and other financial or administrative activities. The lack of adequate segregation of duties may increase the risk that errors, unauthorized transactions, conflicts of interest or other irregularities could occur and not be detected promptly. As we grow, we may need to hire additional personnel and incur additional costs to establish more comprehensive internal controls and segregation of duties.

Risks Associated with the Company’s Business Activities

We depend on Apple and Google app stores for distribution of the Earn App.

Our Earn App is available to user through the Apple and Google app stores and are subject to the terms of use for those stores. If there are any changes to the terms of those stores that result in the removal of the Earn App, restrictions on advertising within apps, changes in fees includes as part of our cost of revenue, or other changes impacting the Company’s to effectively utilize those stores, our financial results could be negatively impacted.

Changes in behavior by advertising partners could reduce the Company’s revenues.

Currently, the majority of the Company’s revenue is generated through our advertising parties, who pay set amounts to the Company when users interact with the advertiser’s digital content. There are many reasons that advertisers would change their behavior, such as general economic downturns, restrictions on targeted advertising, or deterioration in returns on advertising done through the Company’s products. If advertisers change their behavior in a coordinated fashion, the Company would potentially incur a decline in revenue that negatively affects its financial position.

Changes in privacy, tracking, and targeted-advertising rules could materially reduce revenue.

In recent years, governments at the national and state level have considered changes to privacy laws. We are currently subject to rules enacted pursuant to regulatory regimes such as the EU-wide General Data Protection Regulation, and CRPA and CCPA in the US. Changes in these laws that restrict the Company’s ability to collect, process, and use information about users and their devices would reduce the effectiveness and value of advertising through the Company, and negatively impact our ability to generate revenue.

The Company’s reputation could be negatively impacted by user activities that occur with anonymous messaging or other user-generated content.

The Company recently acquired NGL Labs, LLC, including the Not Gonna Lie anonymous messaging and social media application. Anonymous messaging has the potential for users to engage in harassment and bullying, impersonation, threats, defamation, and non-consensual sexual content. Despite the Company imposing terms of use and content moderation technologies, the Company could incur substantial costs responding to complaints, investigations, subpoenas, and litigation. Further, content moderation decisions themselves can create reputational and legal risks for the Company.

The Company may incur increasing costs associated with content moderation and platform safety.

As the Company’s user base grows and its acquisitions acquire new user communities, the Company will incur increased costs associated with moderation technologies, age verification, fraud detection, abuse detection, and other solutions to maintain trust and safety for the Company’s products. Failure to moderate content and maintain platform safety can cause reputational damage and regulatory exposure.

Risks Associated with the Company’s Acquisition Strategy

Our acquisition strategy may make our historical financial results difficult to interpret.

The Company generated net revenues of $22,151,635 during the fiscal year ended December 31, 2025 compared to $12,136,295 during the fiscal year ended December 31, 2024, with some of that increase in net revenue attributable to the acquisition of assets and businesses. As a result, investors may have difficulty determining what is the result of organic growth versus acquisition driven growth, what portion of the revenue growth may be sustainable, and how to normalize profitability over time periods.

We may fail to realize potential benefits from future acquisitions, which could adversely affect our business, financial condition, and results of operations.

Our growth strategy includes acquiring complementary technologies, services, products, and other assets. We may not be able to successfully integrate acquired assets or realize the anticipated benefits of such acquisitions. The successful integration of acquired assets requires significant time and resources, and we may incur significant costs with such integration. Additionally, the process of integrating acquired assets may disrupt our existing operations and relationships with employees, customers, and vendors, potentially resulting in the loss of key personnel, customers, or vendors.

We may not be able to monetize acquired users as anticipated.

The Company has acquired assets and other businesses with large user bases. Our goal is to fully integrate those users into the Mode ecosystem of products. However, users acquired through these acquisitions may have very different characteristics, expectations, and willingness to use other Mode products. If we do not successfully get new users to utilize other Mode products, we may not experience all of the benefits we anticipated associated with an acquisition.

The Company may overpay for acquisitions based on user metrics that do not translate into revenue.

The Company identifies acquisition targets partly based on revenue growth, profitability, user growth, user retention, and return on ad spend for our advertising partners. Those metrics can change or deteriorate after an acquisition, and current metrics may not accurately reflect sustainable economic value.

We may not be able to identify or complete suitable acquisitions.

Our ability to continue to grow through asset acquisitions depends upon, among other things, our ability to identify suitable acquisition candidates, negotiate acceptable acquisition terms, and obtain any required financing. We compete with other potential acquirers for the same targets, which may increase acquisition costs or prevent us from acquiring assets we target. While we have already made two acquisitions, if we are unable to identify or complete additional suitable acquisitions, we may not be able to achieve our desired rate of growth.

Our acquisitions may result in significant costs, including unexpected or additional costs.

Any acquisition may result in significant costs, including costs relating to professional services fees, financing costs, and costs of integrating acquired assets. In addition, we may face challenges in integrating technological operations and platforms. If we are unable to manage these costs effectively or if we face greater-than-anticipated costs, our acquisitions may not yield the financial benefits we expect. This also applies to the two acquisitions we have made to date, which are continuing to integrate into our platform and business operations.

7

We may incur additional indebtedness to finance our acquisitions.

Acquisition costs may be in excess of the funds we are seeking to raise in this Offering. As a result, we may be required to incur additional indebtedness when making acquisitions, which could adversely impact our credit ratings, limit our ability to obtain additional financing, increase our borrowing costs, and limit our flexibility to plan for, or react to, changes in our business or market conditions.

The Company may experience significant impairment charges related to acquisitions.

The Company has accumulated substantial acquisition-related assets. The NGL acquisition alone involved $43.5 million  of fair value consideration, increasing the value of our non-current assets on a pro forma combined basis. Over time, we may determine that the value of those acquisition-related assets is less than the current book value of those assets. This would require the Company to record an impairment loss.

We may fail to conduct sufficient due diligence or to accurately assess the value of acquisition targets.

We may face challenges in conducting adequate due diligence on future acquisition targets, particularly in competitive bidding situations where time constraints limit our investigation. As a result, we may not accurately assess the value of acquisition targets or identify issues that could result in financial loss, increased costs, or other adverse consequences that could harm our business, financial condition, or operating results.

Acquisitions may result in dilutive issuances of our equity securities.

We have already issued equity securities to finance one acquisition, which has resulted in dilution to our stockholders. We may issue additional equity when making future acquisitions, will result in continued dilution for our stockholders. In addition, if the acquired assets do not generate the financial results we expect, impairment charges could adversely affect our financial performance.

Our acquisition strategy depends in part on our ability to cross-market our products to newly acquired customer bases; any failure to successfully execute this strategy could prevent us from realizing the anticipated benefits of our acquisitions.

A key component of our business strategy is the acquisition of complementary businesses and the subsequent cross-marketing of our existing product suite to the newly acquired customer base. Our ability to achieve the anticipated synergies and revenue growth from these acquisitions depends on our success in integrating disparate customer groups and marketing techniques.

We may face significant challenges in these efforts, including customer resistance to new product offerings, perceived conflicts in brand positioning, or the inability of our marketing and sales teams to effectively communicate the value proposition of a broader portfolio. If these customers do not perceive the benefits of our integrated solutions, or if we fail to maintain the high level of product quality they expect, we may experience higher-than-anticipated customer churn and a failure to recoup our investment in the acquisition. Furthermore, if our cross-marketing efforts are overly aggressive or poorly executed, we risk alienating acquired customers, which could damage the goodwill of the acquired brand and result in a material adverse effect on our projected revenue and long-term financial performance.

Risks Related to the Securities in this Offering

There is no current market for any shares of the Company’s stock.

There is no existing trading market for the resale of the Company’s Class AAA Common Stock being sold in this Offering. Investors should assume that they may not be able to liquidate their investment for some time or be able to pledge their shares as collateral. If an investor seeks to find a secondary buyer for resale of their securities, without an existing trading market establishing a market price for the securities, the investor may not be able to find a purchaser that values the securities at the same price. The Company currently has no plans to list any of its shares on any OTC or similar exchange. It is also unlikely that the Company will ever go public or get acquired by a bigger company. That means the money you paid for these securities could be tied up for a long time.

Investors will be required to agree to hold their shares for at least 12 months if the Company begins trading on a securities exchange following an IPO or other event.

Under the terms of the subscription agreement that investors must sign to purchase shares in this Offering, investors are required to agree to not transfer their shares received in this Offering for a period of 12 months after the Company consummates a firm-commitment underwritten public offering or other specified event (which are set forth in the Company’s Amended and Restated Certificate of Incorporation) that results in the Company’s securities being traded on a national securities exchange. This type of prohibition on transfer is often referred to as a “lock-up” provision. The result is that investors in this Offering will not be able to sell their shares even if there is a public market until the lock-up has expired. This, in addition to the current absence of a public market, means investors should only purchase the Class AAA Common Stock in this Offering if they are willing to have the money paid for these securities tied up for a long time.

We have not set a minimum offering amount for this Offering.

We have not set a minimum offering amount for this Offering and funds received will not be deposited into a third-party escrow account prior to their release to the Company. This means that we will accept and have access to funds as they are received, but we may never raise enough to execute the business plan or even cover the costs of the Offering.

Our Company is controlled by few shareholders.

A substantial majority of the Company’s outstanding voting securities are held by one shareholder, who can therefore exert significant control over the Company. There are no guarantees that the position of this shareholder will always coincide with the opinion and interests of the other shareholders of the Company.

Investors in this Offering are purchasing Securities with No Voting Rights.

The Class AAA Common Stock that we are offering to investors in this offering has no voting rights. This means that you will have no rights in dictating on how the Company will be run. You are trusting in management discretion in making good business decisions that will grow your investment.

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The Company has issued and outstanding shares of preferred stock with rights superior to those of the Class AAA Common Stock being offered in this Offering, including a liquidation preference.

The Company has Series Seed Preferred Stock issued and outstanding that entitles its holders to a liquidation preference in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or certain other events (such as, but not limited to, a merger, reorganization or consolidation). In such an event, the holders of shares of Series Seed Preferred Stock then outstanding will be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment will be made to the holders of any classes of the Company’s Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series Seed Original Issue Price (which is $0.01345679 as of September 1, 2026), plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series Seed Preferred Stock been converted into Common Stock immediately prior to such event. As such, it is possible that, in such a liquidation event, investors in this Offering would not receive any distributions of cash or other assets from the Company. See “Securities Being Offered” for more information on the liquidation preference.

Our potential issuance of Bonus Shares may result in a discounted offering price being paid by certain investors in this Offering.

Certain investors may be entitled to Bonus Shares in this Offering, which results in an effective discount on any shares purchased. These shares will immediately dilute the value of your shares. Therefore, the value of shares of investors who pay the full price in this Offering will be diluted by investments made by investors entitled to these shares, who will effectively pay less per share. Investors may also suffer immediate dilution if they qualify for a lesser amount of Bonus Shares than other investors, who will effectively pay less per share.

There is a fixed number of Bonus Shares, and therefore certain investors may not receive Bonus Shares even if they meet the criteria to receive Bonus Shares.

We have authorized up to 22,189,349 shares of Class AAA Common Stock to be issued as Bonus Shares to investors in this Offering. The Company will not issue more Bonus Shares than this amount. It is possible that, prior to the Company raising the maximum offering amount in this offering of $61,020,710, before the investor fee, it will have issued all 22,189,349 Bonus Shares. If that occurs, investors in this offering that meet the eligibility requirements to receive Bonus Shares will not receive them.

There is no guarantee of return on investment.

There is no assurance that a purchaser will realize a return on its investment or that it will not lose its entire investment. For this reason, you should not invest in this Offering if you are unable to withstand losing your entire investment. Each purchaser should read this Offering Circular and all exhibits carefully and should consult with its own attorney and business advisor prior to making any investment decision.

The Company’s management has discretion as to use of proceeds.

The proceeds from this Offering will be used for the purposes described under “Use of Proceeds.” The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its investors in order to address changed circumstances or opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of management with respect to application and allocation of the net proceeds of this Offering. Investors for the Class AAA Common Stock hereby will be entrusting their funds to the Company’s management, upon whose judgment and discretion the investors must depend.

The Company’s future fundraising may affect the rights of investors.

In order to expand, the Company is likely to raise funds again in the future, either by offerings of securities or through borrowing from banks or other sources. The terms of future capital raising, such as loan agreements, may include covenants that give creditors greater rights over the financial resources of the Company.

Our valuation and the offering price of our Class AAA Common Stock have been established internally and are difficult to assess.

The Company has set the price of its Class AAA Common Stock at $0.55 per share, plus a 2.9% Investor Transaction Fee, see “Securities Being Offered” for further details on this fee. Valuations for companies at this stage are generally purely speculative. Our valuation has not been validated by any independent third party or established trading market and may decrease precipitously in the future. It is a question of whether you, the investor, are willing to pay this price for a percentage ownership of an early-stage company. The issuance of additional shares of Common Stock, or additional option grants may dilute the value of your holdings. You should not invest if you disagree with this valuation. See “Dilution” for more information.

The Investor Transaction Fee may not count toward your cost basis for tax purposes.

The IRS and/or another relevant tax authority may consider the price of the share before including the Investor Transaction Fee as the cost basis for determining any gain or loss at a realization event. You should discuss with your tax advisor the appropriate way to determine the relevant tax obligation.

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The Company may fundraise at a price per share lower than offered to investors in this Offering.

The Company may seek to raise additional capital in other offerings of its equity securities (including, but not limited to, offerings under Rule 506(c) of Regulation D). In any such offerings, the Company may offer shares of its Class AAA Common Stock at a price per share lower than what is available to investors in this Offering, and could also result in additional dilution to investors in this Offering.

The subscription agreement that investors must sign to invest in this Offering has a forum selection provision that requires disputes be resolved in state or federal courts in the State of Delaware, regardless of convenience or cost to you, the investor.

In order to invest in this Offering, investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in the State of Delaware, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. You will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

Our Amended and Restated Certificate of Incorporation includes a forum selection clause, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.

Our Amended and Restated Certificate of Incorporation requires that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Company Law, our Amended and Restated Certificate of Incorporation or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our Amended and Restated Certificate of Incorporation provides that this exclusive forum provision will not apply to claims arising under the Securities Act. Further, this provision will not apply to claims arising under the Exchange Act, as Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. This forum selection provision in our Bylaws may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents, which may discourage lawsuits against us and such persons. It is also possible that, notwithstanding the forum selection clause included in our Amended and Restated Certificate of Incorporation a court could rule that such a provision is inapplicable or unenforceable.

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Investors in this Offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

Investors in this Offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the Company arising out of or relating to the agreement, including any claims made under the federal securities laws. By signing the agreement, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which governs the agreement, by a federal or state court in the State of New York. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If you bring a claim against the Company in connection with matters arising under the agreement, including claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the Company under the agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if the jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms the agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of the Company’s securities or by the Company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the shares, that were in effect immediately prior to the transfer of the shares, including but not limited to the subscription agreement.

Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this Offering have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company (which can reach 5% of transaction value if considered a cash advance) and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the shares you buy. See “Plan of Distribution and Selling Securityholders.” The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in this Offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled: Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

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DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the Company. When the Company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because each share of the same type is worth the same amount, and you paid more for your shares than earlier investors did for theirs.

The following table compares the price that new investors are paying for their shares with the effective cash price paid by existing shareholders, giving effect to full conversion of all outstanding stock options, and assuming that the shares are sold at $0.55 per share. The schedule presents shares and pricing as issued and reflects all transactions since inception through June 30, 2026, which gives investors a better picture of what they will pay for their investment compared to the Company’s insiders than just including such transactions for the last 12 months, which is what the SEC requires.

	Date Issued	Issued Shares		Potential Shares	Total Issued and Potential Shares	Effective Cash Price per Share at Issuance or Potential Conversion
Class D Common Stock(1)	2021	627,870,232		0	627,870,232	$-.000
Class B Common Stock	2021	23,258,623		0	23,258,623	$0.00907
Class C Common Stock	2023	11,155,245		0	11,155,245	$-.000
Series Seed Preferred Stock	2021	345,659,651	(2)	0	345,659,651	$0.00504
Class AAA Common Stock	2023-2026	600,895,123		0	600,895,123	$0.10606

Warrants for Class AAA Common Stock	2023-2026	0		15,055,208	15,055,208	$0.00509

Options for Class B Common Stock
$0.0069 Strike Price	2023-2025	0		67,585,457	67,585,457	$0.00690
$0.01 Strike Price	2023-2024	0		43,676,231	43,676,231	$0.01000
$0.056 Strike Price	2025	0		142,261,651	142,261,651	$0.05600

Total Common Share Equivalents		1,608,838,874		268,578,547	1,877,417,421	$0.03975

Shares of Class AAA Common Stock already issued in this Offering		77,937,716	(3)(2)	0	77,937,716	$0.43543
Investors in Class AAA Common Stock, assuming full amount raised in this Offering, less what has already been issued as of the date of this Offering Circular		26,562,013	(3)(4)	0	26,562,013	$0.42672

Total After Inclusion of this Offering		1,635,400,887		268,578,547	1,903,979,434	$0.06297

(1)	On August 31, 2026, the Company converted all outstanding Class A Common Stock into shares of newly authorized Class D Common Stock on a one-to-one basis.
(2)	Assumes conversion of all Series Seed Preferred Stock to Class A Common Stock
(3)	Does not include shares that may be sold by selling securityholders.
(4)	Assumes the issuance of 100% of the available bonus shares (i.e. 22,189,349 shares).

The following table demonstrates the dilution that new investors will experience upon investment in the Company. The price per share in this table reflects the price of Class AAA Common Stock in the Offering of $0.55. This table uses the Company’s shares outstanding and audited net tangible book value as of December 31, 2025 of $15,988,144 which is derived from the net equity of the Company in the December 31, 2025 audited financial statements. This tangible net book value is then adjusted to contemplate conversion of all other convertible instruments outstanding at current that would provide proceeds to the Company, which assumes exercise of all warrants and stock options outstanding. While not every outstanding warrant or option may be exercised, we believe that it is important to identify the potential dilution that could occur upon the exercise of all existing securities issued by the Company. To further illustrate the dilution that investors may experience, the second and third tables illustrate dilution including authorized, but unissued stock options, and solely on the basis of outstanding equity securities, respectively.

The offering costs assumed in the following table includes up to $3,008,876 in commissions and other fees to Broker and affiliates incurred for this Offering. The table presents three approximate scenarios for the convenience of the reader: a $3 million raise from this Offering, a $30 million raise from this Offering, and $61 million raised from this Offering, which is not including the investor fees collected, if the offering is fully subscribed.

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	$3 million		$30 million		$61 million
On Basis of Full Conversion of Issued Instruments	Raise (1)		Raise (1)		Raise (1)
Price Per Share	$0.55		$0.55		$0.55
New Shares Issued	6,545,455	(2)	51,086,148	(2)	104,499,729	(2)
Capital Raised (6)	$3,000,000		$22,097,382		$45,270,709
Less: Offering Costs	$(1,217,610	) (3)	$(2,051,100	) (3)	$(3,008,709	) (3)
Net Offering Proceeds	$1,782,390		$20,046,282		$42,262,000
Net Tangible Book Value Pre-Financing	$22,206,786	(4)	$22,206,786	(4)	$22,206,786	(4)
Net Tangible Book Value Post-Financing	$23,989,176		$42,253,068		$64,468,786

Shares Issued and Outstanding Pre-Financing	1,798,897,213	(5)	1,798,897,213	(5)	1,798,897,213	(5)

Post-Financing Shares Issued and Outstanding	1,805,442,668		1,849,983,361		1,903,396,942

Net Tangible Book Value Per Share Prior To Offering	$0.01		$0.01		$0.01
Increase/(Decrease) Per Share Attributable to New Investors	$0.00		$0.01		$0.02
Net Tangible Book Value Per Share After Offering	$0.01		$0.02		$0.03
Dilution Per Share To New Investors ($)	$0.54		$0.53		$0.52
Dilution Per Share to New Investors (%)	97.58%		95.85%		93.84%

(1)	Excludes proceeds from selling securityholders.
(2)	Assumes the issuance of all the available bonus shares (i.e. 22,189,349 shares), including bonus shares that would be issued from the purchase of shares sold by selling securityholders.
(3)	Assumes DealMaker costs, which include commission of 3% as well as a maximum of $1,125,000 paid to DealMaker for other services. Includes commissions paid on selling securityholders. This does not include an anticipated 2% for payment processing expenses and $40,000 for legal and accounting fees.
(4)	Net Tangible Book Value is adjusted for conversion proceeds for the outstanding stock options and warrants discussed in (5). The Net Tangible Book Value without the adjustment is equal to $15,988,144.
(5)	Assumes conversion of all issued preferred shares to common stock and conversion of 233,249,810 outstanding stock options (providing proceeds of $6,142,079 to net tangible book value) and conversion of 13,855,208 outstanding warrants (providing $76,563 to net tangible book value) as of December 31, 2025.
(6)	Above table does not include the investor fee collected with each investor total processed.

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The next table is the same as the previous, but adds in consideration of authorized but unissued stock options as of December 31, 2025, presenting the fully diluted basis. This adds 11,024,696 pre-financing shares outstanding and is not adjusted for potential conversion proceeds on the hypothetical exercise of these options.

	$3 million		$30 million		$61 million
On Basis of Full Conversion of Issued Instruments	Raise	(1)	Raise	(1)	Raise	(1)
Price Per Share	$0.55		$0.55		$0.55
New Shares Issued	6,545,455	(2)	51,086,148	(2)	104,499,729	(2)
Capital Raised (6)	$3,000,000		$22,097,382		$45,270,709
Less: Offering Costs	$(1,217,610	) (3)	$(2,051,100	) (3)	$(3,008,709	) (3)
Net Offering Proceeds	$1,782,390		$20,046,282		$42,262,000
Net Tangible Book Value Pre-Financing	$22,206,786	(4)	$22,206,786	(4)	$22,206,786	(4)
Net Tangible Book Value Post-Financing	$23,989,176		$42,253,068		$64,468,786

Shares Issued and Outstanding Pre-Financing	1,809,921,909	(5)	1,809,921,909	(5)	1,809,921,909	(5)

Post-Financing Shares Issued and Outstanding	1,816,467,364		1,861,008,057		1,914,421,638

Net Tangible Book Value Per Share Prior To Offering	$0.01		$0.01		$0.01
Increase/(Decrease) Per Share Attributable to New Investors	$0.00		$0.01		$0.02
Net Tangible Book Value Per Share After Offering	$0.01		$0.02		$0.03
Dilution Per Share To New Investors ($)	$0.54		$0.53		$0.52
Dilution Per Share to New Investors (%)	97.60%		95.87%		93.88%

(1)	Excludes proceeds from selling securityholders
(2)	Assumes the issuance of all the available bonus shares (i.e. 22,189,349 shares), including bonus shares that would be issued from the purchase of shares sold by selling securityholders
(3)	Assumes DealMaker costs, which include commission of 3% as well as a maximum of $1,125,000 paid to DealMaker for other services. Includes commissions paid on selling securityholders. This does not include an anticipated 2% for payment processing expenses and $40,000 for legal and accounting fees.
(4)	Net Tangible Book Value is adjusted for conversion proceeds for the outstanding stock options and warrants discussed in (5). The Net Tangible Book Value without the adjustment is equal to $15,988,144.
(5)	Assumes conversion of all issued preferred shares to common stock and conversion of 233,249,810 outstanding stock options (providing proceeds of $6,142,079 to net tangible book value), conversion of 13,855,208 outstanding warrants (providing $76,563 to net tangible book value), and conversion of authorized, but unissued stock options of 11,024,696 (no adjustment for proceeds contemplated in the calculation).
(6)	Above table does not include the investor fee collected with each investor total processed.

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The final table is the same as the previous two, but removes the assumptions of conversion of options, and warrants and consideration of authorized but unissued stock options, instead only presenting issued shares (common shares, plus the assumption of conversion of all issued and outstanding preferred shares) as of December 31, 2025.

	$3 million		$30 million		$61 million
On Basis of Full Conversion of Issued Instruments	Raise	(1)	Raise	(1)	Raise	(1)
Price Per Share	$0.55		$0.55		$0.55
New Shares Issued	6,545,455	(2)	51,086,148	(2)	104,499,729	(2)
Capital Raised (5)	$3,000,000		$22,097,382		$45,270,709
Less: Offering Costs	$(1,217,610	) (3)	$(2,051,100	) (3)	$(3,008,709	) (3)
Net Offering Proceeds	$1,782,390		$20,046,282		$42,262,000
Net Tangible Book Value Pre-Financing	$15,988,144		$15,988,144		$15,988,144
Net Tangible Book Value Post-Financing	$17,770,534		$36,034,426		$58,250,144

Shares Issued and Outstanding Pre-Financing	1,551,792,195	(4)	1,551,792,195	(4)	1,551,792,195	(4)

Post-Financing Shares Issued and Outstanding	1,558,337,650		1,602,878,343		1,656,291,924

Net Tangible Book Value Per Share Prior To Offering	$0.01		$0.01		$0.01
Increase/(Decrease) Per Share Attributable to New Investors	$0.00		$0.01		$0.02
Net Tangible Book Value Per Share After Offering	$0.01		$0.02		$0.04
Dilution Per Share To New Investors($)	$0.54		$0.53		$0.51
Dilution Per Share to New Investors(%)	97.93%		95.91%		93.61%

(1)	Excludes proceeds from selling securityholders
(2)	Assumes the issuance of all the available bonus shares (i.e. 22,189,349 shares), including bonus shares that would be issued from the purchase of shares sold by selling securityholders
(3)	Assumes DealMaker costs, which include commission of 3% as well as a maximum of $1,125,000 paid to DealMaker for other services. Includes commissions paid on selling securityholders. This does not include an anticipated 2% for payment processing expenses and $40,000 for legal and accounting fees.
(4)	Assumes conversion of all issued preferred shares to common stock.
(5)	Above table does not include the investor fee collected with each investor total processed.

15

Future Dilution

Another important way of looking at dilution is the dilution that happens due to future actions by a company. The investor’s stake in a company could be diluted due to the company issuing additional shares, whether as part of a capital-raising event, or issued as compensation to the company’s employees or marketing partners. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, or an angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most development stage companies do not pay dividends for some time).

The type of dilution that hurts early-stage investors most occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

●	In June 2014, Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.

●	In December, the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company, but her stake is worth $200,000.

●	In June 2015, the company has run into serious problems, and in order to stay afloat, it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company, and her stake is worth only $26,660.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share. In some cases, dilution can also completely wipe out the value of investments made by early investors, without any person being at fault.

Investors should understand how dilution works and the availability of anti-dilution protection.

16

USE OF PROCEEDS TO THE ISSUER

Please see the table below for a summary our intended use of proceeds from this Offering under various raise scenarios:

	Raise Amount**	Raise Amount	Maximum Offering
Total Gross Cash Proceeds	$3,000,000	$30,000,000	$62,790,310
To Selling Securityholders	$0	$7,902,618	$15,750,000
Commissions & Variable Expenses	$1,217,610	$2,051,100	$3,008,709
Transaction Fees Charged To Investors	$-87,000	$-870,000	$-1,775,148
Fixed Costs	$40,000	$40,000	$40,000

Total Net Proceeds	$1,829,390	$20,876,282	$45,766,749

Use of Net Proceeds	Amount	%	Amount	%	Amount	%
Payroll	$0	0%	$0	0%	$4,576,675	10%
Product Development	$0	0%	$0	0%	$4,576,675	10%
Marketing & Advertising	$457,348	25%	$5,219,070	25%	$11,441,687	25%
General & Administrative	$457,348	25%	$5,219,070	25%	$9,153,350	20%
Asset Acquisitions	$914,695	50%	$10,438,141	50%	$16,018,362	35%
Total Use of Proceeds	$1,829,390		$20,876,282		$45,766,749

Because the Offering is a “best efforts,” we may close the Offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this Offering.

The above table assumes commissions and expenses payable to Broker, which, include commissions of 3%, the 2.9% investor fee, as well as a maximum of $1,125,000 paid for other services, plus legal and accounting expenses totaling $40,000. The table above also includes commissions paid on shares sold by selling securityholders. It also includes the collected investor fees by the company and the expected use of those to pay the estimated payment processing fees of 2% on all shares sold.

The Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company.

OUR BUSINESS

Company Operations & Product Overview

Mode Mobile, Inc. was founded in 2015 as a Limited Liability Company by Dan Novaes, CEO, and Kiran Panesar, CTO, with a mission to provide people around the world with income and saving opportunities through their everyday mobile activities. Mode Mobile was previously known as Nativ Mobile, Inc. before a name change in 2022, and prior to that, was originally founded as Nativ Mobile, LLC before a name change in 2021. The Company aims to unlock the full potential of the world’s most accessible income-generating asset, the smartphone, currently sitting untapped in the pockets of over 7 billion global consumers. These consumers spend 4 trillion hours per year on their smartphones and we believe this presents a massive opportunity to turn people’s phones into income streams, just like Uber and Airbnb did with cars and homes. At Mode, we enable customers to earn and save money directly from the things they already do – like playing games, listening to music, watching videos, and even charging and unlocking their phones.

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Products

The Company’s Mode Earn App enables users the ability to earn rewards on a single platform for interacting with digital content on their smartphones. Mode Mobile drives user engagement and monetizes user activity primarily through digital marketing revenue from advertising partners. The Company shares a portion of generated revenue with users and also facilitates earnings and savings for users directly from advertising brands. Since 2019, Mode has generated over $100 million in revenue from advertisers or its subscription products and continues to grow annually.

Mode Mobile also offers the Mode EarnPhone which is a smartphone embedded with the Company’s EarnOS software for a more integrated and enhanced earnings experience. The ModePhone’s software is similar to the Mode Earn App, but includes more functionality and lives in the form of an Operating System. The Mode EarnPhone has all the specs one would want from a phone – like a triple lens camera, fingerprint and face ID, and a 6.52 inch HD screen, but unlike other smartphones, it was developed to make money for its user. The Mode EarnPhone is sold out, but now is available to license to other OEM and carriers. Previously EarnPhone was available at www.modephone.com and a variety of online retailers in the United States such as Amazon, Walmart, and Best Buy. We are currently growing our subscription channels, as well as partnerships with major telecom carriers, while also turning towards international expansion.

In 2023, the Company launched a new subscription software product, called the Mode Earn Club, whereby our users pay a monthly fee for access to our rewards ecosystem. In this new product, the Company keeps 100% of the subscription revenue and the user receives up to 100% faster earnings within EarnOS. This product is already generating revenue for the Company, but is still in beta phase and may change over time based on its performance with our existing user base and in the market.

In 2025, the Company expanded its EarnOS technology with a strategy focused on acquiring and scaling mobile apps with highly engaged user bases. Initially, acquired apps will continue to exist as stand-alone apps available for download. Over time, these apps will be integrated into a unified ecosystem that transforms everyday mobile activity into income and rewards for users while generating consented, first-party data for the AI economy. Additionally, the Company plans to offer many of these apps under a single paid subscription.

In January 2025, the Company acquired Applock PRO, a mobile security app for Android that protects private apps, photos, and data by locking them with passwords, patterns, fingerprints, or knock codes, preventing unauthorized access to social media, messages, banking apps, and even system settings like Wi-Fi and Bluetooth. It offers features like intruder selfies, fake error screens, customizable themes, and the ability to hide its own icon to safeguard your privacy from snoopers. Applock PRO earns the majority of its revenue through in-app advertising and is already integrated with Mode’s EarnOS software.

In August 2025, the Company acquired Gallery App, an Android-based mobile gallery and vault application with over 3.92 million total downloads, 210,000 daily active users (DAU), and a 4.53 average user rating. This was an asset acquisition, and the Gallery App will continue to live as a standalone app. Additionally, as mentioned above, the Company will integrate the Gallery App into the broader EarnOS ecosystem to unlock additional monetization opportunities. Gallery App will also be incorporated into Mode’s other product lines, allowing users across the broader Mode ecosystem to access and engage with its photo management features.

In October 2025, the Company acquired Cleaner App, an Android-based mobile utility application designed to optimize device storage by identifying and removing unnecessary files, including large files and duplicate or unwanted photos. This was an asset acquisition, and the Cleaner App will continue to live as a standalone app. Additionally, as mentioned above, the Company will integrate the Cleaner App into the broader EarnOS ecosystem to unlock additional monetization opportunities.  Cleaner App will also be incorporated into Mode’s other product lines, allowing users across the broader Mode ecosystem to access and engage with its photo management features.

The Gallery app will continue to operate as a standalone product, with Mode integrating EarnOS to unlock additional monetization opportunities. Gallery will also be incorporated into Mode’s other product lines, allowing users across the broader ecosystem to access and engage with its photo management features. Over time, Mode intends to include Gallery within a larger offering that brings its premium products together under a single subscription. Mode ecosystem users can earn rewards based on how they engage with their photos. Through EarnOS, users can earn rewards or unlock premium Gallery features through everyday actions within their photo libraries, such as organizing, managing, and securing their photos. This brings Mode one step closer to its broader vision of turning anything a user does on a smartphone into an opportunity to earn or save.

In December 2025, the Company acquired Not Gonna Lie (“NGL”), the viral anonymous messaging and social media application that offers exciting and intriguing Q&A games between users that aim to strengthen the connections and friendships between users on the app. NGL is a social app that has over 125 million monthly active users across web and mobile. As a part of this acquisition, two existing employees of NGL stayed on to support the app. The integration of NGL into the Mode Mobile portfolio will focus on three key areas:

1.	Audience Expansion: Immediately gaining access to NGL’s vast and active Generation Z user base, a demographic that the Company believes is highly sought after by advertisers.
2.	Monetization Synergy: Integrating EarnOS features into the NGL app, allowing NGL users to earn rewards for engagement, subscriptions, and ad interaction, which aligns with Mode Mobile’s core value proposition of compensating users for their time.
3.	Product Deepening: Leveraging NGL’s viral growth mechanisms and social DNA to enhance the Mode Mobile platform’s overall engagement and stickiness.

In December 2025, the Company completed acquisition of TrimBox LLC (“TrimBox”). TrimBox operates an email inbox management app that helps users unsubscribe from unwanted emails. Users of the TrimBox app have cleaned over 1.7 billion emails across its Chrome extension, web app, and mobile platforms. Rated 4.5 stars with over 7,300 ratings, TrimBox has a privacy-first approach that has resonated with its subscriber base, with the app having an average 4.5 star rating across 7,300 ratings. The app’s features include one-click unsubscribing, bulk email deletion, spam blocking, and an AI-powered email assistant. Trimbox will continue to operate as a standalone product, with Mode launching a free version that allows anyone to clean up their inbox at no cost. Through the integration of EarnOS, users can choose to share their purchase receipt data and other inbox insights in exchange for free access to Trimbox’s premium features. Trimbox will also be integrated into Mode’s other product lines, allowing users across the broader ecosystem to access and engage with its inbox management tools. Over time, Mode intends to deploy this technology across its entire product portfolio and include Trimbox within a larger offering that brings its premium products together under a single subscription.

In March 2026, the Company acquired the assets of QR Code Reader, a mobile application that delivers fast, reliable QR code and barcode scanning. QR Code Reader has an average rating of 4.7 stars with over 668,000 ratings on the App Store. It supports more than 15 code formats including QR codes, barcodes, DataMatrix, and Code128. The Company understands that QR Code Reader currently has approximately 1.5 million monthly active users and anticipates it will be a source of recurring revenue for the Company.

In June 2026, the Company acquired two mobile phone applications: Smart Cleaner App and Easy Clean.  Smart Cleaner App scans your phone to free up free storage and organize files.  Easy Clean scans and clears junk files on your phone, including photos and videos. Much like our previous android based Cleaner App, the iOS versions of these apps will continue to operate as a standalone product, with Mode integrating EarnOS to unlock additional monetization opportunities. It will also be incorporated into Mode’s other product lines, allowing users across the broader ecosystem to access and engage with its features. Over time, Mode intends to include the app within a larger bundled offering that brings its premium products together under a single subscription.

Through EarnOS, users can earn rewards or unlock premium features based on how they engage with the content and tools on their phones, including everyday actions such as cleaning up their devices. Limited storage and device performance remain major challenges for consumers, particularly those using lower-end smartphones. This integration brings Mode one step closer to its broader vision of turning virtually anything a user does on a smartphone into an opportunity to earn or save.

In August 2026, the Company completed the acquisition of JibJab Catapult CA, Inc (“JibJab”).  JibJab is a digital entertainment platform that lets users insert their faces into funny, animated videos, GIFs, and e-cards. It offers personalized greetings for birthdays, holidays, and other events where dancing characters feature the user’s face.  JibJab currently generates approximately $18 million per year, which the Company anticipates will be a significant source of revenue for the Company. JibJab will continue to operate as a standalone product, with Mode integrating EarnOS to unlock additional engagement and monetization opportunities. JibJab premium will also be incorporated into Mode’s other product lines, allowing users across the broader ecosystem to create and engage with personalized content. Over time, Mode intends to include JibJab within a larger offering that brings its premium products together under a single subscription.

In August 2026, the Company acquired substantially all of the assets of TLDL, an AI-powered note-taking and study companion app designed for students. TLDL stands for “Too Long, Didn’t Listen” and is an app that records live lectures, voice memos, or imports files and YouTube videos to automatically generate transcripts, summaries, key points, flashcards, and quizzes. TLDL will continue to operate as a standalone product, with Mode integrating EarnOS to unlock additional engagement and monetization opportunities. TLDL will also be incorporated into Mode’s other product lines, allowing users across the broader ecosystem to access and engage with its AI-powered learning tools. Over time, Mode intends to include TLDL within a larger offering that brings its premium products together under a single subscription.

The terms of these acquisitions are described more fully under “Acquisition Strategy” further below.

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Trademarks

The Company has protected its trademarks, which is a key part of its business operations and overall corporate strategy. A summary of its trademarks as of the date of this Offering Circular can be found below:

Name	Status	Number	Filing Date
Earn As You Go	Live	90072702	July 24, 2020
Earn As You Go: Activate Earn Mode	Live	90072727	July 24, 2020
Earn OS	Live	97021733	September 10, 2021
Earn UI	Live	97023073	September 21, 2021
Mode Logo	Live	90815642	July 7, 2022
The Phone that Pays	Live	90823313	July 12, 2021
Earn Mode	Live	97023080	September 21, 2021
Mode Earn App	Live	97177172	December 17, 2021
Earn App	Live	97177401	December 17, 2021
Mode Earn Phone	Live	97178560	December 17, 2021
Mode Earn OS	Live	97181074	December 20, 2021

Key Suppliers

The Company sources its EarnPhone from Skyworth, a manufacturer based in China. The Company does not have an exclusive relationship with this supplier and can easily source new partners to manufacture the EarnPhone.

Competition

The market for rewards-based mobile apps continues to grow and evolve with numerous companies offering consumers the ability to earn cash-back and rewards for various online activities. Competitors include Fetch Rewards, Ibotta, Rakuten, and Swagbucks. Mode Mobile offers an integrated hardware and software solution, the Mode EarnPhone, that rewards users for everyday mobile activities on their smartphones.

While the majority of smartphone manufacturers do not offer an integrated rewards-based operating system like the EarnOS, we do also view smartphone manufacturers like Apple, Samsung, Nokia, and others as indirect competitors to the Mode EarnPhone.

Customers

Our customer base, since founding, consists of over 50,000,000 users spread across over 170 countries, who have downloaded the Mode Earn App or purchased the Mode EarnPhone. To date, users have seen earning and estimated savings in the aggregate of over $1,000,000,000 by interacting with our services. The Company typically acquires customers by advertising on social media and search channels such as Google and Meta (Facebook and Instagram).

The Company also counts members of its Mode Earn Club as customers, each of which pay anywhere from $1 to $20 per month to be a member of the Club and earn additional savings and benefits.

The Company also sells its EarnPhone through certain third party retailers, which then sell the EarnPhone to their customers. These third-party retailers include BestBuy, Amazon, Walmart, Newegg, Adorama, Groupon, Mason, Dailysteals, eBay, Reebelo, and UnbeatableSale. The Company uses an in-house business development team, led by its CEO, to acquire new retailers and distribution channels.

The Company also views its advertising partners as customers. The Company has agreements with these advertising partners whereby the partners pay the Company based on how the Company’s customers and users interact with various websites and mobile applications.

19

Current (Gibraltar) Limited & $CRNC Token Issuance

The Company also has an affiliate, Current (Gibraltar) Limited (“CGL”), a Gibraltar company organized in 2018. The Company owns 100% of the voting shares of CGL however it has no economic interest it. CGL was organized to develop a rewards network and protocol, the purpose of which was intended to be used as a rewards distribution mechanism for Mode Mobile and its user base (the “EARN’M Network” (f/k/a the $CRNC Network)). In order to build out this network, the Company, via CGL, conducted and completed a security token offering utilizing exemptions from registration under the Securities Act provided by Rule 506(b) of Regulation D and Regulation S to non-US investors. In that offering, CGL offered $CRNC tokens to investors in consideration for their investments. The proceeds from the token offering were approximately $26 million, which was to be used to build out the EARN’M Network. Due to a disclosed delay in delivering tokens to investors resulting from regulatory uncertainties associated with blockchain and cryptocurrency projects, the investments were executed pursuant to “Simple Agreement(s) for Future Tokens” (“SAFTs”), which, among other things, contemplated the Company delivering the $EARNM (f/k/a $CRNC) tokens to investors in advance of the EARN’M Network launch.

The further buildout of the EARN’M Network will be carried out by a foundation established by CGL. In Q4 2024, the Company, through its affiliate, Current (Gibraltar) Limited, launched the $EARNM token on various international cryptocurrency exchanges. The timing of the exchange launches corresponded with the completion of all aspects of the EARN’M ecosystem. Thus, all remaining obligations of the Company with respect to the $EARNM token have been satisfied. Further, and in support of the EARN’M ecosystem and the $EARNM token, the EARNM Foundation was established on or around March 18, 2025. Since that date, the EARNM Foundation, not the Company, has had full control over the governance and all other aspects of the future direction of the EARN’M ecosystem and the $EARNM token.

For purposes of clarification, while the EARNM foundation was established by CGL, it is not deemed a related party. This is because now that the EARN’M Network has launched, its operations have become vested in the foundation itself. The foundation’s purpose is to allow stakeholders of the EARN’M Network to govern and direct the ecosystem without a centralized overseer like CGL. CGL had some level of oversight at the EARN’M Foundation’s launch, however this oversight ceased once EARN’M stakeholders assumed control of foundation governance.

The Company may engage with the foundation opportunistically as an advertising partner – i.e. to advertise Mode Mobile on the EARN’M Network, and vice versa. However, any relationship between the Company and the foundation (and/or CGL, the entity that established the foundation) in this capacity would be substantially the same as other third-party advertising-based partnerships of the Company. As of the date of this Offering Circular, no written agreement is in place between the Company and CGL or the foundation to serve as an advertising partner. Finally, the EARN’M Network is a stand-alone separate rewards distribution system, and is completely distinct from the Mode Mobile point-based rewards system.

Employees

The Company currently has 106 team members comprised of 26 full-time employees, 72 full-time contractors, and 8 part-time contractors. These team members are spread out across 18 countries. Approximately 34% of the Company’s team members are based in the United States and all of the Company’s executive officers and directors are based in the United States.

20

Regulation

By virtue of handling our user’s data, we are subject to numerous statutes related to data privacy, and additional legislation and regulation should be anticipated in every jurisdiction in which we operate. Example federal (US) and European statutes we could be subject to are:

GDPR

The EU-wide General Data Protection Regulation imposes onerous accountability obligations requiring data controllers and processors to maintain a record of their data processing and policies. It requires data controllers to implement more stringent operational requirements for processors and controllers of personal data, including, for example, transparent and expanded disclosure to data subjects (in a concise, intelligible and easily accessible form) about how their personal information is to be used, imposes limitations on retention of information, increases requirements pertaining to health data and pseudonymized (i.e., key-coded) data, introduces mandatory data breach notification requirements, and sets higher standards for data controllers to demonstrate that they have obtained valid consent for certain data processing activities. Fines for non-compliance with the GDPR will be significant—the greater of €20 million or 4% of global turnover.

ePrivacy Directive

The ePrivacy directive sets out the rules relating to the processing of personal data across public communications networks. This directive requires business to ensure consent requests are made and that consent is received from the user before the use of cookies is made. Businesses must communicate the privacy rules with accurate and specific information regarding the data contained in the cookie. Information must be communicated before the consent requests are made, in plain language. Organizations must ensure that users are able to withdraw consent in the same simple manner as the initial consent request.

CRPA and CCPA

The CRPA and CCPA define and establish various rights that consumers residing in California have over the privacy of their data along with the responsibilities of businesses when collecting personal information. It requires businesses that control the collection of consumers’ personal information to inform them of the category, purpose and duration the business intends to retain such information. It lists the consumers’ right to correct their data and have their data deleted. Customers may also exercise their right to limit the sale or sharing of their personal or sensitive personal information. Fines for non-compliance can range from $100 to $750 per consumer per incident. Additionally, in certain cases the California Privacy Protection Agency may impose administrative fines ranging from $2,500 to $7,500 for each violation.

Acquisition Strategy

Acquiring complementary businesses and assets is a key part of the Company’s strategy and plan of operations. In the last 24 months, the Company has made the following acquisitions:

Applock PRO

In January 2025, the Company closed on $5,000,000 of debt financing to acquire the assets associated with Applock PRO from Eywin Bilgi Teknolojileri A.S for a total cash consideration of $6,583,781 at closing date. The debt has an interest rate equal to the greater of (i) 13.25% interest per annum or 8.50% + SOFR (Secured Overnight Financing Rate). The debt will be paid based on the following schedule: interest-only payments for the first 6 months, then thirty monthly payments of $166,666 plus interest thereafter. The debt is secured by the assets of the Company (and the security interest will continue to be senior to all other security interests in the Company’s assets while the debt is outstanding) which the Company must comply with certain financial covenants while the debt is outstanding, including maintaining at least $4.5 million in cash, and maintaining minimum revenue and EBITDA thresholds. The Company believes these requirements do not constrain or burden the Company’s operations.

In addition, as a condition of the debt financing, the Company has issued a warrant to the lender to acquire up to 6,000,000 shares of the Company’s Class AAA Common Stock. The warrant may be exercised at a price of $0.125 per share and expires on January 24, 2032.

A copy of this warrant is filed as exhibit 3.8 to the Offering Statement of which this Offering Circular forms a part.

21

NGL Labs

On December 1, 2025, the Company completed the acquisition of 100% of the equity interests of NGL Labs LLC. The transaction was accounted for as a business combination under the acquisition method of accounting in accordance with ASC 805. Under this method, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The results of NGL Labs LLC’s operations have been included in the Company’s consolidated financial statements since the date of acquisition.

The total GAAP purchase price of $43,509,360 included $20,531,493 in cash paid to sellers at closing and $2,139,986 paid on behalf of sellers for transaction expenses, offset by a $93,343 reimbursement for the buyer’s portion of specific fees. Equity consideration consisted of rollover and deferred shares with a fair value of $12,073,000. Additional components included a promissory note with a fair value of $8,909,605, and a net working capital adjustment of $51,379.

The Company has preliminarily allocated the total purchase price of $43,509,360, $10,968,000 to the intangible assets financial statement line item, which represents the fair value of the acquired technology, a working capital surplus of $1,850,524 and residual value of $30,690,837 in goodwill. The purchase price allocation is preliminary and provisional and subject to adjustment during the measurement period (up to one year from the acquisition date) as the Company finalizes its assessment of the fair values of assets acquired and liabilities assumed. Pursuant to ASC 350, Intangibles—Goodwill and Other, the portion of this balance attributable to goodwill is not subject to amortization but is evaluated for impairment at least annually.

The foregoing description of the promissory notes and acquisition transaction are qualified by reference to the full text of the promissory notes and merger agreement, which are filed as exhibits 6.4, 6.5, 6.6, and 6.7, respectively, to the Offering Statement of which this Offering Circular forms a part.

TrimBox

On December 23, 2025, the Company entered into an Agreement and Plan of Merger (the “TrimBox Merger Agreement”) with TrimBox LLC, a Texas limited liability company (“TrimBox”), TB Merger Sub I, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“First Merger Sub”), TB Merger Sub II, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Second Merger Sub”), and the founders of TrimBox. TrimBox owns and operates an email inbox management app that helps users unsubscribe from unwanted emails. Mode Mobile purchased 100% of the outstanding units of TrimBox as well as all of the business operations, assets, and liabilities, minus any debt, of TrimBox.

The acquisition was structured as a two-step merger. At the closing, First Merger Sub merged with and into TrimBox LLC, with TrimBox LLC surviving as a wholly-owned subsidiary of the Company (the “First Merger”). Immediately thereafter, TrimBox LLC merged with and into Second Merger Sub, with Second Merger Sub surviving as a wholly-owned subsidiary of the Company (the “Second Merger,” and together with the First Merger, the “Mergers”). As a result of the Mergers, Mode Mobile acquired 100% of the equity interests in TrimBox and all of its business operations, assets, and liabilities, other than any indebtedness of TrimBox existing at closing.

The total merger consideration paid to acquire TrimBox was $2,955,690, consisting of a deferred cash component of $498,690 ($100,000 of which has already been paid as of the date of this Offering Circular), equity consideration of $607,000 and cash of $1,850,000.

The Company believes the TrimBox acquisition provides the opportunity for additional benefits and services to its customers, along with an additional potential revenue stream for the Company, but does not believe the TrimBox acquisition results in any significant change to the nature of its business or plan of operations.

The agreement pursuant to which the Company acquired TrimBox is filed as Exhibit 6.9 to the Offering Statement of which this Offering Circular forms a part.

QR Code Reader

On March 2, 2026, the Company entered into an Asset Purchase Agreement with Luni SAS, a company incorporated under the laws of France, and another individual, to acquire the assets of QR Code Reader, a mobile application that delivers fast, reliable QR code and barcode scanning.

The Company paid a total of $20,000,000 to purchase QR Code Reader. A portion of the purchase price was comprised of 8,000,000 shares of Class AAA Common Stock of Mode Mobile representing a total fair value of $4,000,000.

Similarly to the acquisition of TrimBox, the Company believes that incorporating the assets of QR Code Reader into its set of services for customers creates additional opportunities to provide value to customers along with additional revenue streams that is in line with the Company’s core mission and products.

22

The agreement pursuant to which the Company acquired the assets of QR Code Reader is filed as Exhibit 6.8 to the Offering Statement of which this Offering Circular forms a part.

JibJab

On August 20, 2026 (the “Execution Date”), the Company, Merger Sub I Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“First Merger Sub”), JibJab, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company (“Second Merger Sub”), JibJab Catapult CA Inc., a Delaware corporation (“JibJab Catapult”), and Catapult CA QOF, LLC, a Delaware limited liability company, in its capacity as majority shareholder of JibJab Catapult (the “Majority Shareholder,” and together with certain minority shareholders of the JibJab Catapult also party to the agreement, the “Sellers”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

JibJab Catapult (the Target in the Merger Agreement) owns and operates JibJab, the personalized digital greeting card, music video, gif, and photo app and platform.

The closing (the “Closing”) of the transactions contemplated by the Merger Agreement were consummated on the Execution Date.

Pursuant to the Merger Agreement, First Merger Sub merged with and into JibJab Catapult, with JibJab Catapult surviving the merger as a wholly-owned subsidiary of the Company (the “First Merger”), and immediately thereafter the surviving corporation of the First Merger merged with and into Second Merger Sub, with Second Merger Sub surviving as a wholly-owned subsidiary of the Company (the “Second Merger” and, together with the First Merger, the “Mergers”). As a result of the Mergers, JibJab Catapult became an indirect, wholly-owned subsidiary of the Company, operating through Second Merger Sub. The parties intend that the Mergers, taken together, qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and that the Merger Agreement constitute a plan of reorganization for purposes thereof.

Pursuant to the Merger Agreement, the outstanding shares of JibJab Catapult’s capital stock held by the Sellers immediately prior to the effective time of the First Merger were cancelled and converted into the right to receive aggregate merger consideration of up to $29,500,000, consisting of (i) $15,500,000 in cash payable at the Closing (the “Closing Cash Consideration”), subject to certain adjustments described below, (ii) 23,076,923 shares of the Company’s Class AAA Common Stock (the “Consideration Shares”), which the parties agreed for purposes of the Merger Agreement had a fair market value of $0.52 per share as of the Closing (approximately $12,000,000 in the aggregate), and (iii) $2,000,000 in cash payable following the Closing, representing the Indemnification Holdback Amount described below.

The Closing Cash Consideration is subject to customary post-closing adjustment if JibJab Catapult’s actual working capital or cash on hand at Closing differed from agreed target levels, on a dollar-for-dollar basis — meaning the Closing Cash Consideration could be increased or decreased depending on JibJab Catapult’s financial condition at Closing (working capital differences within approximately 5% of the target level do not trigger an adjustment). JibJab Catapult was also required to hold at least $4,000,000 of unrestricted cash at Closing. Within 60 days after the Closing, the Company must deliver a statement showing its calculation of any such adjustment, which the Majority Shareholder may review and dispute within 30 days; any unresolved disagreement is decided by an independent accounting firm.

In addition to the Closing Cash Consideration and the Consideration Shares, $2,000,000 of merger consideration (the “Indemnification Holdback Amount”) is payable following the Closing to secure the indemnification obligations of the Majority Shareholder under the Merger Agreement. The Indemnification Holdback Amount, net of amounts subject to then-pending indemnification claims, is payable in full to the Majority Shareholder within five business days following the date that is twelve months after the Closing.

The Merger Agreement contains representations and warranties of JibJab Catapult and the Majority Shareholder, and of the Company, that are customary for transactions of this type, including with respect to organization and capitalization, authority, tax matters, intellectual property, material contracts, data privacy and compliance with applicable law. Other than certain fundamental representations relating to organization, capitalization, authority, tax matters and affiliate transactions, which survive for six years following the Closing (or, if later, the expiration of the applicable statute of limitations plus 60 days), the representations and warranties of the parties survive for twelve months following the Closing.

The Majority Shareholder has agreed to indemnify the Company and its affiliates for losses arising from breaches of JibJab Catapult’s and the Sellers’ representations, warranties and covenants, from pre-closing liabilities of JibJab Catapult, and from certain tax and transaction expense matters. Claims for breaches of non-fundamental representations and warranties are subject to a $150,000 deductible, following which the Majority Shareholder is liable for losses from the first dollar, and are subject to an aggregate cap of $2,000,000. Claims arising from breaches of fundamental representations and certain other specified matters are capped at the aggregate merger consideration. The Company has agreed to indemnify the Sellers for breaches of its representations, warranties and covenants, subject to a $150,000 deductible and a $1,500,000 cap on claims for non-fundamental representations. Claims based on fraud are not subject to these limitations. Indemnification is the parties’ sole and exclusive remedy for breaches of the Merger Agreement following the Closing, other than claims for fraud or for equitable relief.

The Majority Shareholder agreed, for a period of three years following the Closing, not to engage in a business competitive with JibJab Catapult’s business, and, for a period of five years following the Closing, not to solicit employees, customers or other business relationships of JibJab Catapult or the Company.

In connection with the Closing, the surviving company (i.e. the Second Merger Sub) entered into an employment agreement with one of the minority shareholders that was party to the Merger Agreement, pursuant to which that individual will serve as General Manager of the JibJab business unit of the Company following the Closing.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 6.10 to the offering statement of which this offering circular forms a part.

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Gallery App

In August 2025, the Company (through a subsidiary) acquired Gallery App, an Android-based mobile gallery and vault application with over 3.92 million total downloads, 210,000 daily active users (DAU), and a 4.53 average user rating. The purchase price for the acquisition was $1,226,667 in cash, plus 1,666,666  shares of the Class C Common Stock of the Company, valued at $250,000.  This was an asset acquisition. A form of the Asset Purchase Agreement related to this acquisition is filed as exhibit 6.12 to the Offering Statement of which this Offering Circular forms a part.

Cleaner App

In October 2025, the Company acquired Cleaner App, an Android-based mobile utility application designed to optimize device storage by identifying and removing unnecessary files, including large files and duplicate or unwanted photos. This was an asset acquisition for a total purchase price of $528,000, and the Cleaner App will be integrated into the Mode ecosystem.

Smart Cleaner App and Easy Clean

In June 2026, the Company entered into an Asset Purchase Agreement with VVDev, LLC, to acquire the assets of two mobile phone applications: Smart Cleaner App and Easy Clean.  Smart Cleaner App scans your phone to free up free storage and organize files.  Easy Clean scans and clears junk files on your phone, including photos and videos. The Company paid a total of $1,000,000 to purchase both apps, $900,000 which was paid upon closing and $100,000 which is subject to a 12 month holdback, split in two equal payments of $50,000 each.

The Company believes that incorporating the Smart Cleaner App and Easy Clean apps into its set of services for customers creates additional opportunities to provide value to customers along with additional revenue streams that is in line with the Company’s core mission and products.

TLDL (Too Long, Didn’t Listen)

In August 2026, the Company entered into an Asset Purchase Agreement with Catch Social, Inc., a Delaware Corporation, and another individual, to acquire substantially all of the assets of TLDL, an AI-powered note-taking and study companion app designed for students. TLDL stands for “Too Long, Didn’t Listen” and is an app that records live lectures, voice memos, or imports files and YouTube videos to automatically generate transcripts, summaries, key points, flashcards, and quizzes.  The Company paid a total of $500,000 to purchase TLDL, consisting of $390,000 in cash at closing, a $50,000 cash holdback, to be released 12 months after closing, and $60,000 in stock.  The $60,000 in stock consists of 115,385 shares of Mode’s Class AAA Common Stock. Additionally, the Company purchased certain domains from Catch Social, Inc. related to TLDL for a total cash purchase of $60,000 pursuant to a separate Domain Purchase Agreement that closed concurrently with the Asset Purchase Agreement.

The Company believes that incorporating the TLDL app into its set of services for customers creates additional opportunities to provide value to customers along with additional revenue streams that is in line with the Company’s core mission and products.

A copy of the Asset Purchase Agreement with Catch Social, Inc. is filed as Exhibit 6.11 to the offering statement of which this Offering Circular forms a part.

Future Acquisitions

The Company intends to make additional strategic acquisitions of assets over the coming 6-12 months as a part of its growth strategy. These acquisitions will likely include the Company acquiring specific complimentary assets, and/or acquiring key technology, know-how, and personnel. These acquisitions are likely to be undertaken with a mixture of both cash and stock. Potential targets include assets associated with businesses/apps in the rewards & loyalty space, gaming portfolios, launcher and lock screen products and other earnings-related verticals.

When reviewing potential acquisition targets, the Company plans to look for the following:

●	Product compatibility
●	Year over year revenue growth
●	Current profitability
●	Strong user growth and retention
●	Attractive user acquisition metrics (ROAS, LTV/CAC ratio etc.)

The purpose of these acquisitions would be to further the Company’s business, both in the form of acquiring new customers, acquiring more employees, and/or acquiring new technology.

THE COMPANY’S PROPERTY

Mode Mobile, Inc. is a fully remote, U.S.-based company and as such, does not have a central headquarters from which it conducts its operations. The Company has limited fixed assets consisting mostly of computer hardware used by employees. The Company’s current mailing address is One East Erie Street, Suite 525, Chicago, IL 60611.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included with this Offering Circular. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. These consolidated financial statements include the accounts of Mode Mobile and its subsidiaries Mode Mobile, LLC, Mode Phone, LLC, and App Lock LLC, Cleaner App, Gallery, TrimBox LLC and NGL Labs LLC. All intercompany transactions and balances have been eliminated in consolidation.

Operating Results

For the Fiscal Years Ended December 31, 2025 and 2024

Mode Mobile generated net revenues of $22,151,635 during the fiscal year ended December 31, 2025 compared to $12,136,295 during the fiscal year ended December 31, 2024, representing a 82.52% increase, which was the Company believes was primarily the result of increased sales and marketing activities, as well as additional revenues from new products, including the Mode Earn Club (which launched in 2023) and newsletter advertising revenue, as well additional revenue from the acquisition of certain assets and entities, including Applock, Cleaner App, Gallery App and TrimBox LLC and NGL Labs, LLC, all of which took place in 2025. The majority of the revenues the Company earned in both years was earned through the Company’s Mode Earn App, where Mode Mobile gets paid by advertising partners, brands, and other technology providers when Mode users interact with digital content on their smartphones. The Mode Earn Club is another growing driver of revenue in the business. Due to the rules around acquisition accounting, the majority of the revenues generated from the Company’s acquisitions were not fully recognized in the consolidated financial statements. A full description of the pro forma consolidated financials for the Company and its acquisitions can be found below under “Selected Unaudited Pro Forma Combined Financial Information”.

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The Company had costs of net revenues of $1,706,869 and $1,116,359, respectively, during the fiscal years ended December 31, 2025 and 2024. Cost of net revenues consists primarily of Apple & Google store fees and revenue share paid to advertising partners on deals syndicated through those partners. Cost of net revenues also includes hosting costs, as well as the product and related fulfillment costs of hardware products sold. Costs of net revenues increased in 2025 in line with the increase in revenues generated by the Company in 2025 compared to 2024.

The Company’s gross margin (defined as net revenues less cost of net revenues divided by net revenues) for the fiscal year ended December 31, 2025 was 92.29% compared to 90.80% for the year ended December 31, 2024. The improvement in gross margin was primarily related to increased income in 2025 realized from the launch of new revenue streams in 2024 (such as Applock) as well as the Company’s efforts to cut less profitable market and customer segments. Additional improvements in gross margin were related to higher gross margins resulting from the Company’s acquisitions.

Total costs and expenses of the Company for both the years ended December 31, 2025 and 2024 primarily consisted of costs of net revenue, customer acquisition costs (i.e. sales and marketing), amounts paid to users who redeem points (earned by them) for cash payment and employee and contractor compensation related to software development and general and administrative expenses. Operating expenses during the fiscal year ended December 31, 2025 amounted to $24,762,315, a 56.72% increase from $15,799,986 during the fiscal year ended December 31, 2024. Sales and marketing expenses consisted primarily of digital advertising costs on social media and search platforms such as Meta and Google, which totaled $9,851,758 during the fiscal year ended December 31, 2025 and $5,822,794 during the fiscal year ended December 31, 2024, or a 69.19% increase period over period. This increase in sales and marketing costs was related to the Company’s decision to increase advertising spend to grow more profitable segments of its product line, including the Mode Earn App and Mode Earn Club, among others. Sales and marketing expenses also include rewards that are paid out to Mode Mobile users. Additionally, the Company recognized research and development expenses of $4,564,665 for the year ended December 31, 2025 versus $4,241,684 for the year ended December 31, 2024, which was a 7.61% increase year over year. The increase in research and development expenses was primarily driven by the Company investing more into resources to assist with product development. General and administrative expenses consisted primarily of executive and operational payroll costs, professional services, and overhead expenses, which totaled $8,639,023 for the year ended December 31, 2025 versus $4,619,149 for the year ended December 31, 2024, representing a 87.03% increase. The increase across general and administrative expenses was primarily related to increased hiring across full-time hires and contractors, as well as additional operational expenses to support the Company’s acquisitions and previously launched product offerings and planned future product development.

In addition to the above, the Company recognized total other expenses of $1,102,135 during the fiscal year ended 2025, versus total other income of $426,982 during the fiscal year ended 2024. The biggest driver for the loss for 2025 was related to interest expense from notes payable related to acquisitions the Company made in 2025. Provision for income tax for the fiscal year ended December 31, 2025 was $2,172,432, versus $277,743 for the fiscal year ended December 31, 2024.

As a result of the foregoing, the Company realized a net loss of $5,885,247 for the fiscal year ended December 31, 2025 – a 67.46% increase in net loss compared to a net loss of $3,514,452 during the fiscal year ended December 31, 2024.

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Liquidity and Capital Resources

As of December 31, 2025, Mode’s cash-on-hand was $8,881,411 compared to $6,886,521 as of December 31, 2024. The Company also had accounts receivable of $7,378,741 and $2,401,867 as of December 31, 2025 and December 31, 2024. As of December 31, 2025, the Company had outstanding debt of $23,067,378 and zero outstanding debt as of December 31, 2024. The Company’s outstanding debt as of December 31, 2025 was entirely to fund certain acquisitions. The details of this debt can be found below:

●	On December 1, 2025, the Company issued a Promissory Note for a total obligation of $11,000,000, which is payable in two equal installments of $5,500,000, due on December 1, 2026 and December 1, 2027, respectively.

●	During 2025, the Company issued $12,000,000 in senior secured notes with attached warrants to a third-party lender. The January 2025 issuance included 6,000,000 warrants with a $0.125 exercise price, while the December 2025 issuance included 2,800,000 warrants at a $0.250 exercise price. Both notes carry a 13.25% stated interest rate and a 36-month term.

●	During October and November 2025, the Company issued short-term promissory notes, pursuant to Rule 506(b) of Regulation D to individual investors totaling $4,414,231 in aggregate principal. The notes bear interest at rates ranging from 12% to 18% per annum, with interest payable monthly and principal due in full one year from the date of issuance. All notes are classified as current liabilities as of December 31, 2025.

Additionally, as of December 31, 2025 and December 31, 2024, the Company had accounts payable and accrued expenses balances $4,584,543 and $3,123,650, respectively.

In 2025, the Company completed financing rounds pursuant to Regulation D, Regulation CF and Regulation A, closing on a total $47,902,612 in gross proceeds, issuing 285,937,828 shares of Class AAA Common Stock. Specifically for the offering under Regulation A, which was originally qualified in July 2024 and closed in August 2025, the Company raised a total of $48,576,962 in gross proceeds, before accounting for selling securityholders, issuing 288,728,874 shares of Class AAA. Common Stock.

The Company commenced this offering on March 23, 2026. As of the date of this Offering Circular, the Company has sold 96,496,845 shares of Class AAA Common Stock in this offering, representing approximately $45,319,397 in gross proceeds. This includes 77,937,716 shares of Class AAA Common Stock and $33,936,231 in gross proceeds sold by the Company and 20,696,666 shares of Class AAA Common Stock and $11,383,166 in gross proceeds sold by selling securityholders.

In February and March 2026, the Company issued short-term promissory notes, pursuant to Rule 506(b) of Regulation D, to individual investors totaling $4,398,623 in aggregate principal. The notes bear interest at rates ranging from 12% to 18% per annum, with interest payable monthly and principal due in full one year from the date of issuance, with the ability to extend repayment by one year by the Company.

While the Company is generating revenues, the Company has recognized a net loss during the year ended December 31, 2025, and will continue to rely on investor financing, including its latest Regulation A offering, to support its acquisition plans and support minimal operational burn. Additionally, the Company is seeking to bring on additional debt to help finance operations and growth.

Trend Information

Historically, the majority of the revenue the Company has earned has been through the Company’s Mode Earn App, where Mode Mobile gets paid by advertising partners, brands, and other technology providers when Mode users interact with digital content on their smartphones. Mode Mobile has also generated minimal revenue from sales of the Mode EarnPhone. However, with the introduction of new products like the Mode Earn Club, the Company now has a more diverse mix of revenue streams with stronger gross margins. Throughout 2024 and 2025, the Company continued to focus on scale and engagement, including investing in revenue initiatives we believe have greater potential profitability, including Mode Earn Club and advertising sales revenue, as well as expanding into international markets. In 2025, the Company continued to focus on achieving profitability and as of December 2025 it reached this goal (based on the Company’s adjusted EBITDA financial data), partially through its acquisition strategy and partially through improved gross margin and more diverse revenue streams. Over the next few years, the Company will continue to invest in improving product quality and launching expanded product offerings, as well as continuing to expand its product offerings and customer base through strategic acquisitions.

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The Company completed a number of asset and business acquisitions during the year ended December 31, 2025 and through August 2026, as described in the “Our Business” section of this Offering Circular. The Company anticipates that these acquisitions will contribute to increased revenues, including certain recurring revenue streams. At the same time, the Company expects to increase headcount and incur additional operating expenses in connection with the integration and expansion of these acquired businesses. The Company’s objective is for the revenue generated from these acquisitions to exceed the additional expenses incurred, although there can be no assurance that such revenue growth will be achieved or that the acquisitions will be profitable.

While the Company does not plan to incur increased debt in 2026, there is a chance that it does in order to finance additional acquisitions. The Company will fully expect that the increased operating income that results from any additional acquisitions will offset any new debt service costs.

Selected Unaudited Pro Forma Combined Financial Information

In December 2025, the Company acquired NGL Labs, LLC, which owns and operates Not Gonna Lie (“NGL”), the viral anonymous messaging and social media application. Mode Mobile purchased 100% of the outstanding units of NGL Labs, LLC as well as all of the business operations, assets, and liabilities, minus any debt, of NGL Labs, LLC. The Company made this acquisition as it believes that the NGL would be a complementary fit to its business operations, product fit, and its customer base.

In December 2025, the Company completed acquisition of TrimBox LLC (“TrimBox”). TrimBox operates an email inbox management app that helps users unsubscribe from unwanted emails. Users of the TrimBox app have cleaned over 1.7 billion emails across its Chrome extension, web app, and mobile platforms. Rated 4.5 stars with over 7,300 ratings, TrimBox has a privacy-first approach that has resonated with its subscriber base, with the app having an average 4.5 star rating across 7,300 ratings. The app’s features include one-click unsubscribing, bulk email deletion, spam blocking, and an AI-powered email assistant.

The following unaudited supplemental pro forma financial information presents the combined results of operations of the Company, NGL and TrimBox as if the acquisitions had occurred on January 1, 2024. The pro forma information has been prepared for illustrative purposes only and does not purport to represent what the Company’s results of operations would have been had the acquisitions occurred on such date, nor is it necessarily indicative of the Company’s future results of operations.

From a consolidated basis, the acquisitions have added significant revenue, gross profit, and net income to the historical results of Mode Mobile. For the year ended December 31, 2025, the combined entities generated unaudited pro forma net revenues of $43,231,328 and net income from operations of $7,729,870. For the year ended December 31, 2024, the combined entities generated unaudited pro forma net revenues of $33,053,478 and net loss from operations of $(3,618,626).

The Company expects minimal impact to its historical balance sheet because of the acquisition. For the year ended December 31, 2025, the combined entities had pro forma unaudited current assets of $22,246,726, including $10,042,770 of cash and cash equivalents. There was a significant increase in the pro forma unaudited non-current assets of the combined entities, which was $55,116,503. This increase was primarily related to the purchase price of NGL and partially offset by amortization on the intangible assets recorded as a result of the acquisition.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Name	Position	Age	Term in Office	Approximate hours per week for part-time employees
Executive Officers
Dan Novaes	CEO	37	June 2015 to Present	Full-time
Kiran Panesar	CTO	31	June 2015 to Present	Full-time
Prakash Ramachandran	CFO	61	January 2024 to Present	Full-time
Justin Hines	General Counsel	55	December 2018 to Present	Full-time
Kathy DeKam	Chief People Officer	64	May 2021 to Present	Full-time
Directors
Dan Novaes	Director	36	June 2015 to Present
Ross Holdren	Director	41	February 2021 to Present	1
Mark Lawrence	Director	39	February 2021 to Present	1
Daniel Hoffer	Director	48	January 2026 to Present	1

Dan Novaes, CEO and Director

Dan co-founded Mode Mobile with Kiran Panesar and has been CEO of the Company since June 2015. During that time, Dan has been responsible for setting the vision and direction for the Company, leading and inspiring a team of executives and managers, developing and executing strategic plans, and representing the organization to stakeholders and the public. Additionally, Dan has played a vital role in building relationships with key partners and vendors, ensuring the Mode Mobile brand is well represented, and the organization is compliant with all applicable laws and regulations. Dan has also been a driving force behind the culture of excellence that can be found throughout the organization and inspiring its team members to reach their highest potential. Dan has followed his entrepreneurial passion throughout his career. From an early age, he used his skills to establish a variety of businesses across international e-commerce, consumer products, and media. Dan is one of the youngest members of YPO and the Chicago Economic Club. He is a graduate of the Indiana Kelley School of Business. Prior to co-founding Mode Mobile, Dan was the co-founder and CEO of MobileX Labs, an application design and development company, from 2012 to 2015. Before then, he spent 10 years as the founder of Elekteks, a consumer electronics ecommerce retailer, and was the inventor of iFlask, the world’s first “smart” flask.

Kiran Panesar, CTO

Kiran co-founded the Company with Dan Novaes and began as CTO in June 2015. Kiran is responsible for leading the development and implementation of technology strategies to ensure the success of the organization. He oversees the development of new technologies and systems that will enhance the users’ experience, support our engineering and product teams, while also focusing on costs and efficiency. Kiran has over 10 years software development experience and is a product and engineering leader with a passion for building cross-functional teams to solve problems. Kiran has a strong track record of successful product launches, including Instaliker, a project that helped millions of people boost their social media following. Before Mode Mobile, Kiran was the co-founder and CTO of MobileX Labs, an application design and development company, with tens of millions of monthly online users, where Kiran oversaw the building and maintenance of infrastructure. Prior to that, Kiran was a co–founder and Programmer for daptppt Designs, a software development company for iPhone and gaming applications.

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Prakash Ramachandran, CFO

Prakash Ramachandran currently serves as the CFO at Mode Mobile and is responsible for overseeing the Company’s financial & business operations functions, including developing & implementing financial plans, policies, and procedures, budgeting & forecasting, and overseeing accounting and financial reporting. Prior to working at Mode Mobile, Prakash served as CFO of Crownpeak Technology from June 2021 to 2023, a PE funded SaaS business. He helped to grow the company’s revenue during his tenure, primarily through acquisition initiatives. Before that, Prakash worked as an EVP and CFO for Digital Reasoning, an AI and cognitive computing company from December 2015 to June 2021. During that time, he successfully secured two rounds of financing, oversaw an acquisition of a medium-sized healthcare technology company, and contributed to Digital Reasoning’s acquisition by Smarsh, Inc. Prakash previously worked as the CFO for Polyera Corporation from 2011 to 2015, and held various VP and CFO positions in different organizations prior to that, showcasing diverse financial expertise. Prakash has a Bachelor of Commerce from Madras University and a Master of Science in Management from Stanford University Graduate School of Business. He is a Chartered Accountant from India as well as a Chartered Management Accountant of the U.K.

Kathy DeKam, Chief People Officer

Kathy joined Mode Mobile as Chief People Officer on May 4, 2021. During her time in that role, she has been responsible for overall strategic direction and management of all human resources activities to support the organization’s goals and objectives. This has included performance management, talent acquisition, training and development, and team engagement. Additionally, she is responsible for fostering an open and inclusive culture, and supporting diversity and inclusion. Kathy leads the Company-wide OKR process and is responsible for leading the IT function, which includes technical support and maintenance for computer hardware, software, networks, systems integration, and development and adherence to IT policies and procedures

Before joining the Mode Mobile team, Kathy served from 2020 to 2021 as Chief People and Culture Officer at Qualifacts, a SaaS and web-based electronic health record company with 430+ employees in the U.S. and Peru and $70M+ annual revenue. Her role prior to that ran from 2015 to 2020, when she served as an EVP and Chief People and Culture Officer (5 ½ years) and Co-COO (1 ½ years) at Digital Reasoning, an artificial intelligence cognitive computing company with 180+ employees in the U.S., U.K. and Singapore and $38M+ annual revenue. While with Digital Reasoning, she participated in multiple capital fundraising events totaling $100M, and Smarsh’s acquisition of the company. From 2011 to 2015, Kathy was the Director of Human Resources (3 ½ years) and Chief of Staff (6 months) at Video Gaming Technologies, a casino video game developer and manufacturing company with 650+ employees in the U.S. and Mexico and $65M annual revenue. She participated in Aristocrat’s acquisition of Video Gaming Technologies, resulting in a company with a total of 6,000+ employees in 103 countries and $3B annual revenue. Kathy is also a U.S. Navy veteran with six years of service.

Justin Hines, General Counsel & Secretary

Judd joined Mode Mobile as General Counsel on December 3, 2018. In this role, Judd is responsible for corporate governance, corporate compliance, and legal risk management and ensuring the organization upholds the highest standards of professional excellence. Additionally, Judd monitors and reviews legal and regulatory developments to ensure compliance with all applicable laws and regulations, prepares, reviews, and negotiates contracts, agreements, and other legal documents, and advises on the Company’s investment initiatives. Judd is an experienced attorney, with over 24 years of experience in legal, compliance, and investment advisory roles, including Senior Associate at Katten Muchin Rosenman , an AmLaw 100, global law firm. He holds a BA in American Studies from Fairfield University and a Juris Doctorate from Emory University School of Law. Prior to working at Mode Mobile, Judd served from 2014 to 2018 as General Counsel and Chief Compliance Officer at Hayden Royal, an investment banking and finance company with $3B under management. From 2010 to 2014 Judd was the Managing Director at Majestic Capital Advisors, an investment advisory services firm. Prior to that, Judd was a director from 2005 to 2010 with the Macquarie Group, a global financial services company with $600B under management.

Ross Holdren, Director

Ross has been on the Board of Directors for Mode Mobile since February, 2021. In addition to his role at Mode Mobile, Ross currently serves as the CEO of Dose, a position he has held since February 2019. Ross has also been on the Board of Directors of Dose since August 2018. Ross is also a Principal at Garland Capital Group, where he has been since July 2013. Ross holds a Bachelor of Science in Business Administration from College of Charleston and a Master in Business Administration from INSEAD.

Mark Lawrence, Director

Mark has been on the Board of Directors for Mode Mobile since February, 2021. In addition to his role at Mode Mobile, Mark is the Founder and CEO of SpotHero, a position he has held since October 2010. Mark holds a Bachelor of Science in Finance and a Bachelor of Arts in Spanish from Bradley University.

Daniel Hoffer, Director

Daniel has been on the Board of Directors for Mode Mobile since X. Daniel Hoffer is an American entrepreneur and venture capitalist best known as the co-founder and former CEO of the global hospitality exchange service CouchSurfing. Daniel is currently serving as a Managing Partner at Deep Venture Partners, a position he has held since February 2025. He also serves as a director of Citian, an AI-drive “smart city” SaaS software company, where he started as an advisor in August 2023 before being elected to the board of directors of the company in May 2024. Daniel has built an extensive career in Silicon Valley, previously serving as a Managing Director at Autotech Ventures from July 2018 to July 2023, and a Partner at Tandem Capital from April 2015 to September 2017. His operational background includes executive product roles at TripIt (acquired by Concur/SAP) and Symantec, as well as a recent tenure as Senior Vice President of Corporate Development at the AI startup Hayden AI. An alumnus of Harvard College (AB 2000) and Columbia Business School (MBA 2007) Hoffer is also the founder of The Marketplace Conference and is an active angel investor in numerous high-profile startups.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For the year ended December 31, 2025, the Company compensated its executive officers and directors as follows:

Name	Capacities in which compensation was received	Cash Compensation	Other Compensation	Total Compensation
Dan Novaes	CEO, Director	$383,050.97	$0	$383,050.97
Kiran Panesar	CTO	$274,082.88	$0	$274,082.88
Justin Hines	General Counsel	$263,630.52	$0	$263,630.52
Kathy DeKam	Chief People Officer	$292,434.01	$0	$292,434.01
Prakash Ramachandran	CFO	$430,833.71	$0	$430,833.71
Ross Holdren	Director	$0	$0	$0
Mark Lawrence	Director	$0	$0	$0
Daniel Hoffer	Director	$0	$0	$0

For the year ended December 31, 2025, none of our Directors (3) received cash compensation for their services as Directors of the Company.

2021 Equity Incentive Plan

The Company has adopted the 2021 Equity Incentive Plan (“2021 Plan”), which provides for the grant of shares of stock options and restricted stock awards to employees, non-employee directors, and non-employee consultants. The number of shares authorized by the 2021 Plan was 243,000,000 shares as of December 31, 2025. The options have a term of ten years. The amount granted each calendar year to an employee or non-employee is limited depending on the type of award. Stock options comprise all of the awards granted since the 2021 Plan’s inception. Stock options granted under the 2021 Plan typically vest between immediate and four-year periods. As of December 31, 2025, there were 11,024,696 shares available for future issuance.

Employment Agreements with Executive Officers

Kiran Panesar Employment Agreement

The Company and Kiran Panesar are each party to an employment agreement dated April 1, 2019. Pursuant to the employment agreement, in exchange for Mr. Panesar’s services as CTO, Mr. Panesar is entitled to a starting base salary of $150,000 per year, which may be increased each year based on his performance, as well as an annual bonus not to exceed 20% of the base salary then in effect under the agreement. The agreement renews each year on March 31, unless earlier terminated. The Company may terminate Mr. Panesar’s employment for cause with 10 days’ notice, or without cause with 6 months’ notice. If terminated without cause, Mr. Panesar will be entitled to all compensation otherwise due during that 6 month period. The agreement also contains customary indemnification provisions, whereby the Company agrees to indemnify Mr. Panesar against certain liabilities and expenses that he may become subject to in performance of his duties, subject to certain limitations.

A copy of the employment agreement between Kiran Panesar and the Company is filed as an exhibit to the offering statement of which this Offering Circular forms a part.

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Kathy DeKam Employment Agreement

The Company and Kathy DeKam are each party to an employment agreement dated May 4, 2021. Pursuant to the employment agreement, in exchange for Ms. DeKam’s services as Chief People Officer, Ms. DeKam is entitled to a starting base salary of $220,000 per year, which may be adjusted each year based on performance, as well as an annual bonus not to exceed 15% of the base salary then in effect under the agreement. Ms. DeKam is also eligible to receive revenue-linked bonuses depending on the revenues generated by the Company. Ms. DeKam also received a grant of 1,550,000 $CRNC (EARN’M) Tokens, which will vest in equal installments over four years, as well as 52,891 options under the Company’s 2021 Plan. Ms. DeKam’s employment is “at-will”, and either the Company or Ms. DeKam may terminate the agreement at any time for any reason – but if Ms. DeKam is terminated without cause, or resigns without “good reason”, she shall be entitled to severance pay of 3 months’ salary. The agreement contains certain customary non-disclosure provisions, whereby Ms. DeKam cannot disclose certain proprietary information of the Company, and also contains non-disparagement clauses. The agreement also contains customary indemnification provisions, whereby the Company agrees to indemnify Mr. DeKam against certain liabilities and expenses that he may become subject to in performance of her duties, subject to certain limitations.

A copy of the employment agreement between Kathy DeKam and the Company is filed as an exhibit to the offering statement of which this Offering Circular forms a part.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following information on the security ownership of management and others is as of December 31, 2025:

Title of Class	Name and address of beneficial owner		Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class
Officers and Directors
Class D Common Stock	Daniel Novaes	(1)	504,010,290	0	80.3%
Class D Common Stock	Kiran Panesar	(1)	102,733,358	0	16.4%
Class B Common Stock	Kiran Panesar	(1)	0	5,132,646	1.9%
Class B Common Stock	All Other Officers & Directors	(1)	1,449,275	55,182,474	21.1%
Class C Common Stock	All Other Officers & Directors	(1)	225,184	0	2.0%

Other Significant Holders
Series Seed Preferred Stock	Garland Fund I LLC	(1)(2)	161,000,673	0	46.6%

(1)	The following address may be used for each holder: One East Erie Street, Suite 525, Chicago, IL 60611
(2)	Garland Fund I LLC is controlled by Ross Holdren who also serves as a Director of the Company
(3)	Based on 627,870,232 shares of Class D Common Stock, 22,199,069 shares of Class B Common Stock, 11,155,245 shares of Class C Common Stock, and 345,659,651 shares of Series Seed Preferred Stock outstanding as of December 31, 2025.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The Company has employment agreements in place with certain of its executive officers, which are described in the “Compensation of Directors and Executive Officers” section of this Offering Circular.

During the year ended December 31, 2024, the Company recognized $1,851,240 in revenue from services provided to Current (Gibraltar) Limited, which was a related party of the Company during this period. The services encompassed development, engineering, sales, and marketing support, with compensation determined at a rate of $1.75 per unique Mystery Box reveal by users within the Mode Earn App.

Effective December 31, 2024, the related party relationship with CGL was wound down and CGL is no longer revenue-generating. Accordingly, the Company does not expect to recognize revenue from CGL in future periods.

As of the date of this Offering Circular, other than the agreements described above, the Company is not aware of any transactions with related parties that are required to be disclosed.

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SECURITIES BEING OFFERED

General

The Company is offering 82,310,381 shares of Class AAA Common Stock directly, plus up to 22,189,349 additional shares of Class AAA Common Stock eligible to be issued as Bonus Shares. 28,636,364 shares of Class AAA Common Stock are being offered by selling securityholders of the Company. In addition to the terms of the Class AAA Common Stock described below, investors will also agree to the terms of the subscription agreement, which includes important transfer restriction provisions like a “lock-up” described in this section.

The following description summarizes important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Amended and Restated Certificate of Incorporation filed with the State of Delaware on August 31, 2026 (our “Amended and Restated Certificate of Incorporation”) and our Bylaws, copies of which have been filed as Exhibits to the Offering Statement of which this Offering Circular is a part. For a complete description of our capital stock, you should refer to our Amended and Restated Certificate of Incorporation, and our Bylaws, and applicable provisions of the Delaware General Corporation Law.

Under our Amended and Restated Certificate of Incorporation our authorized capital stock consists of:

4,245,020,232 shares of Common Stock, $0.0001 par value per share

●	2,431,000,000 shares designated as Class A Common Stock
●	298,000,000 shares designated as Class B Common Stock
●	12,150,000 shares designated as Class C Common Stock
●	627,870,232 shares designated as Class D Common Stock
●	876,000,000 shares designated as Class AAA Common Stock

388,800,000 shares of Preferred Stock, $0.0001 par value per share

●	388,800,000 shares designated as Series Seed Preferred Stock

Class AAA Common Stock

Voting Rights

The shares of Class AAA Common Stock have no voting rights of any kind, except as may be otherwise required by law.

Conversion

Each share of Class AAA Common Stock automatically converts into one (1) share of Class A Common Stock immediately upon the earlier of (x) the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company or (y) an election by the Board of Directors of the Company to effect any such conversion. Each share of Class B Common stock is convertible into one (1) share of Class AAA Common Stock at the option of the shareholder.

Dividend Rights

The Company will not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Series Seed Preferred Stock then outstanding will first receive, or simultaneously receive, a dividend on each outstanding share of Series Seed Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series Seed Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Series Seed Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series Seed Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series Seed Original Issue Price.

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Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, after the payment in full of all Preferred Liquidation Amounts (which equaled $4,651,469 as of December 31, 2025) required to be paid to the holders of shares of Series Seed Preferred Stock, the remaining assets of the Company available for distribution to its stockholders will be distributed among the holders of shares of Class A, Class B, Class C, and Class AAA Common Stock, pro rata based on the number of shares held by each such holder.

“Deemed Liquidation Event” is defined as follows:

a)	a merger, reorganization or consolidation
b)	the sale, lease, transfer, exclusive license or other disposition by the Company or any subsidiary of the Company or all or substantially all of the assets or intellectual property of the Company and its subsidiaries

Additional information can be found in the Company’s Amended and Restated Certificate of Incorporation.

Class B Common Stock

Voting Rights

The shares of Class B Common Stock have no voting rights of any kind, except as may be otherwise required by law.

Conversion

Each share of Class B Common Stock automatically converts into one (1) share of Class A Common Stock immediately upon the earlier of (x) the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company or (y) an election by the Board of Directors of the Company to effect any such conversion. Each share of Class C Common Stock is convertible into one (1) share of Class AAA Common Stock at the option of the shareholder.

Dividend Rights

The Company will not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Series Seed Preferred Stock then outstanding will first receive, or simultaneously receive, a dividend on each outstanding share of Series Seed Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series Seed Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Series Seed Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series Seed Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series Seed Original Issue Price.

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Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, after the payment in full of all Preferred Liquidation Amounts (which equaled $4,651,469 as of December 31, 2025) required to be paid to the holders of shares of Series Seed Preferred Stock, the remaining assets of the Company available for distribution to its stockholders will be distributed among the holders of shares of Class A, Class B, Class C, and Class AAA Common Stock, pro rata based on the number of shares held by each such holder.

“Deemed Liquidation Event” is defined as follows:

a)	a merger, reorganization or consolidation
b)	the sale, lease, transfer, exclusive license or other disposition by the Company or any subsidiary of the Company or all or substantially all of the assets or intellectual property of the Company and its subsidiaries

Additional information can be found in the Company’s Amended and Restated Certificate of Incorporation.

Class C Common Stock

Voting Rights

The shares of Class C Common Stock have no voting rights of any kind, except as may be otherwise required by law.

Conversion

Each share of Class C Common Stock automatically converts into one (1) share of Class A Common Stock immediately upon the earlier of (x) the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company or (y) an election by the Board of Directors of the Company to effect any such conversion.

Dividend Rights

The Company will not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Series Seed Preferred Stock then outstanding will first receive, or simultaneously receive, a dividend on each outstanding share of Series Seed Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series Seed Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Series Seed Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series Seed Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series Seed Original Issue Price.

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Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, after the payment in full of all Preferred Liquidation Amounts (which equaled $4,651,469 as of December 31, 2025) required to be paid to the holders of shares of Series Seed Preferred Stock, the remaining assets of the Company available for distribution to its stockholders will be distributed among the holders of shares of Class A, Class B, Class C, and Class AAA Common Stock, pro rata based on the number of shares held by each such holder.

“Deemed Liquidation Event” is defined as follows:

a)	a merger, reorganization or consolidation
b)	the sale, lease, transfer, exclusive license or other disposition by the Company or any subsidiary of the Company or all or substantially all of the assets or intellectual property of the Company and its subsidiaries

Additional information can be found in the Company’s Amended and Restated Certificate of Incorporation.

Class A Common Stock

Voting Rights

The holders of the Company’s Class A Common Stock are entitled to one vote for each share of such stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Class A Common Stock, as such, will not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation.

In the event that less than 250,000,000  shares of Class D Common Stock are outstanding, the holders of record of Class A Common Stock, exclusively and as a separate class, shall be entitled to elect all directors of the Company.

Conversion Rights

Each share of Class A Common stock is convertible into one (1) share of Class AAA Common Stock at the option of the shareholder.

Protective Provisions

The Company will not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Preferred Stock and Class A Common Stock, voting together as a single class on an as-converted to Common Stock basis, given in writing or by vote at a meeting, consenting or voting together as a class:

●	purchase or redeem or pay or declare any dividend or make any distribution on, on any capital stock, other than (i) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (ii) redemptions of or dividends or distributions on the Series Seed Preferred Stock as expressly provided herein and (iii) stock repurchased from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of their employment/services at the lower of the original purchase price or the then current fair market value thereof, unless otherwise approved by the Board of Directors;

●	create or hold capital stock in any subsidiary that is not a wholly-owned subsidiary (either directly or through one or more other subsidiaries); or

●	permit any subsidiary of the Company to do any of the foregoing.

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Dividend Rights

The dividend rights of holders of the Company’s Class A Common Stock are identical to those of the Class AAA, Class B, and Class C Common Stock described above.

Liquidation Rights

The liquidation rights of holders of the Company’s Class A Common Stock are identical to those of the Class AAA, Class B, and Class C Common Stock described above.

Class D Common Stock

Voting Rights

The holders of the Company’s Class D Common Stock are entitled to ten votes for each share of such stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Class D Common Stock will not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation.

So long as at least 250,000,000 shares of Class D Common Stock remain outstanding, the holders of record of Class D Common Stock, exclusively and as a separate class, shall be entitled to elect all directors of the Company. In the event that less than 250,000,000 shares of Class D Common Stock are outstanding, the holders of record of Class A Common Stock, exclusively and as a separate class, shall be entitled to elect all directors of the Company.

Conversion Rights

Each share of Class D Common stock is convertible into one (1) share of Class A Common Stock at the option of the shareholder.

Protective Provisions

The Company will not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Preferred Stock, Class A Common Stock, and Class D Common Stock, voting together as a single class on an as-converted to Common Stock basis, given in writing or by vote at a meeting, consenting or voting together as a class:

●	purchase or redeem or pay or declare any dividend or make any distribution on, on any capital stock, other than (i) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (ii) redemptions of or dividends or distributions on the Series Seed Preferred Stock as expressly provided herein and (iii) stock repurchased from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of their employment/services at the lower of the original purchase price or the then current fair market value thereof, unless otherwise approved by the Board of Directors;

●	create or hold capital stock in any subsidiary that is not a wholly-owned subsidiary (either directly or through one or more other subsidiaries); or

●	permit any subsidiary of the Company to do any of the foregoing.

Dividend Rights

The dividend rights of holders of the Company’s Class D Common Stock are identical to those of the Class A, Class AAA, Class B, and Class C Common Stock described above.

Liquidation Rights

The liquidation rights of holders of the Company’s Class D Common Stock are identical to those of the Class A, Class AAA, Class B, and Class C Common Stock described above.

Series Seed Preferred Stock

Voting Rights

On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock will be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Preferred Stock will vote together with the holders of Common Stock as a single class.

Protective Provisions

The Company will not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Preferred Stock and Class A Common Stock, voting together as a single class on an as-converted to Common Stock basis, given in writing or by vote at a meeting, consenting or voting together as a class:

●	purchase or redeem or pay or declare any dividend or make any distribution on, on any capital stock, other than (i) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (ii) redemptions of or dividends or distributions on the Series Seed Preferred Stock as expressly provided herein and (iii) stock repurchased from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of their employment/services at the lower of the original purchase price or the then current fair market value thereof, unless otherwise approved by the Board of Directors;

●	create or hold capital stock in any subsidiary that is not a wholly-owned subsidiary (either directly or through one or more other subsidiaries); or

●	permit any subsidiary of the Company to do any of the foregoing.

Additionally, at any time when at least 70,596,360 shares of Preferred Stock are outstanding (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock), the Company will not, either directly or indirectly by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, amend, alter or repeal any provision of the Certificate of Incorporation in a manner that substantially and disproportionately adversely affects the powers, preferences or special rights of the Preferred Stock (in addition to any other vote required by law or the Certificate of Incorporation) (it being understood that any increase in the authorized number of shares of Series Seed Preferred Stock, any authorization of any additional class or series of capital stock or any Deemed Liquidation Event will not constitute such an adverse effect).

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Further, holders of Preferred Stock are entitled to certain anti-dilution rights, whereby the holders of Preferred Stock will be entitled to convert their shares of Preferred Stock into a greater number of shares of Common Stock if the Company makes certain dilutive issuances of additional shares of Common Stock of the Company. However, on May 7, 2024, holders of Preferred Stock agreed to waive these anti-dilution rights with respect to the sale or issuance of shares of the Company’s capital stock in this Offering. See the “Conversion Rights” discussion further below for additional details.

Dividend Rights

The Company will not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Series Seed Preferred Stock then outstanding will first receive, or simultaneously receive, a dividend on each outstanding share of Series Seed Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series Seed Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Series Seed Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series Seed Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series Seed Original Issue Price.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or Deemed Liquidation Event (as defined above), the holders of shares of Series Seed Preferred Stock then outstanding will be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment will be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series Seed Original Issue Price (which is currently is $0.01345679), plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series Seed Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event. If upon any such liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, the assets of the Company available for distribution to its stockholders will be insufficient to pay the holders of shares of Series Seed Preferred Stock, the holders of shares of Series Seed Preferred Stock will share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

Conversion Rights

Each share of Preferred Stock is convertible at the option of the holder, into shares of Class A Common Stock or shares of Class AAA Common Stock by dividing the “Original Issue Price” by the “Conversion Price”, each of which were initially set at $0.01345679 per share. The Conversion Price is subject to adjustment in certain circumstances, including, but not limited to (i) the Company making certain issuances of shares of Common Stock for less per share than the Conversion Price then in effect; (ii) the Company effecting a stock split; and/or (iii) distributions or dividends paid in Common Stock to holders of the Company’s Common Stock. However, on May 7, 2024, holders of a majority of the outstanding shares of Preferred Stock agreed to waive any rights with respect to adjustment to the Conversion Price as a result of the sale or issuance of shares of the Company’s capital stock in this Offering.

Additionally, upon the sale by the Company of shares of its Common Stock in a firm-commitment underwritten public offering at a price per share equal to or greater than three times the Original Issue Price, or upon the vote of the majority of the holders of Preferred Stock of the Company and certain other key holders of the Company’s equity securities, all shares of Preferred Stock must convert into shares of Common Stock.

The above descriptions of the terms of our authorized capital stock are only summaries, and are qualified by reference to the Company’s Amended and Restated Certificate of Incorporation is filed as an exhibit to the Offering statement of which this Offering circular forms a part.

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Warrants

The Company has eleven outstanding warrants with substantially the same terms exercisable for a total of 5,055,208 shares of Class AAA Common Stock at a weighted exercise price of $0.017 per share. In each case, the exercise price of the warrants is subject to adjustment in the occurrence of certain events, including upon the Company making payments of dividends, stock splits of the Class AAA Common Stock, and certain business combination transactions. Each warrant has an exercise period of 10 years from the date of issuance, and will automatically terminate upon the expiration of this period. These outstanding warrants will expire in 2032 to 2025.

A form of warrant, which has substantially the same terms of each of the outstanding warrants described above, has been filed as exhibit 3.7 to the offering statement of which this Offering Circular forms a part.

Additionally, the Company has three outstanding warrants held by the lender that provided financing in the Company’s acquisitions. The initial warrant was provided in conjunction with the financing of the Applock PRO asset acquisition. This warrant is exercisable for 6,000,000 shares of the Company’s Class AAA Common Stock. The warrant may be exercised at a price of $0.125 per share and expires on January 24, 2032. A copy of this warrant is filed as exhibit 3.8 to the offering statement of which this Offering Circular forms a part.

A second warrant was provided in conjunction with the financing of the NGL acquisition. The warrant is exercisable for 2,800,000 shares of the Company’s Class AAA Common Stock. The warrant may be exercised at a price of $0.25 per share and expires on December 23, 2032. A copy of this warrant is filed as an exhibit to the offering statement of which this Offering Circular forms a part.

A third warrant was provided in conjunction with the financing of the QR Code asset acquisition. The warrant is exercisable for 1,200,000 shares of the Company’s Class AAA Common Stock. The warrant may be exercised at a price of $0.25 per share and expires on April 30, 2033. A copy of this warrant is filed as an exhibit to the offering statement of which this Offering Circular forms a part.

Simple Agreement for Future Tokens (SAFTs)

As described in the “Our Business” of this Offering Circular, due to a delay in delivering $CRNC Tokens (now, EARN’M Tokens) to investors that purchased these tokens in the Company’s 2018 side-by-side Regulation D and Regulation S offering of $CRNC (EARN’M) tokens (conducted through CGL), the Company issued Simple Agreements for Future Tokens (SAFTs) to those investors, totaling approximately $26 million in value (equal to the proceeds from the $CRNC (EARN’M) token offering). The form of SAFT entered into with these investors dictates that upon launch of the $CRNC Network, the Company will issue a number of $CRNC (EARN’M) tokens based on when the SAFT Purchaser (“Purchaser”) is willing to take receipt of the $CRNC (EARN’M) tokens. This formula, also called a “Bonus Arrangement” in the SAFT, is an arrangement whereby the Company agrees to issue a larger allocation of $CRNC tokens to the Purchaser if the Purchaser agrees to accept a deferred delivery or distribution of the $CRNC (EARN’M) tokens following the effective date of the SAFT. The longer the Purchaser is willing to delay receipt or distribution of $CRNC tokens after the Effective Date of the SAFT, the larger the Bonus (in the form of $CRNC (EARN’M) tokens) the Purchaser will receive from the Company. For example, if a Purchaser agrees to a delayed delivery or distribution of: (a) six (6) months following the Effective Date, the Purchaser will receive a Bonus of 55%, (b) three (3) months following the Effective Date, the Purchaser will receive a Bonus of 40% and (c) if there is no delayed delivery or distribution following the Effective Date, the Purchaser will receive a Bonus of 25%.

Between August 2021 and October 2021, all $CRNC (EARN’M) tokens due to be issued under the SAFTs (including any additional “Bonus” tokens) were issued to the Purchasers. As such, there are no longer any $CRNC (EARN’M) tokens issuable pursuant to the SAFTs.

On account of the launch of the EARN’M Network (f/k/a $CRNC Network) being delayed longer than expected, the Company elected to pay the SAFT holders a royalty of $1,900,000 based on the Company’s financial performance in 2021. The Company proactively provided this royalty to offset any liability that may result from delay or an unforeseen failure to successfully launch the EARN’M Network. Additionally, around the same time as paying this royalty, the Company and the SAFE holders agreed to assign the SAFTs to CGL and as such, the Company has no further obligations to the SAFT holders, and would not face any direct liability if the EARN’M Network failed to launch. There is no also specific liability stated in the SAFT for CGL in the event the EARN’M Network is not launched (in fact, the SAFT requires each SAFT holder to expressly assume the risk that the EARN’M Network may never launch). Nonetheless, it is possible that SAFT holders could pursue litigation against CGL and/or the Company if the EARN’M Network is never launched - although it is not possible for the Company to predict what causes of action may be brought, or what the Company’s or CGL’s liability may be in such an event.

As described in the “Our Business” of this Offering Circular, the EARNM Foundation was established on or around March 18, 2025. Since that date, the EARNM Foundation, not the Company, has had full control over the governance and all other aspects of the future direction of the EARN’M ecosystem and the $EARNM - and consequently, all obligations due from the Company to the Purchasers under the SAFTs ceased.

A copy of the form of SAFT entered into with the Purchasers described above if filed as exhibit 3.6 to the offering statement of which this Offering Circular forms a part.

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Provisions of Note in Our Amended and Restated Certificate of Incorporation

Pursuant to our Amended and Restated Certificate of Incorporation to the fullest extent permitted by law, the sole and exclusive judicial forum for the following actions will be the Court of Chancery of the State of Delaware:

(1) Any derivative action or proceeding brought on behalf of the Company;

(2) Any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders;

(3) Any action asserting a claim against the Company arising pursuant to any provision of the Delaware General Company Law or the Company’s Amended and Restated Certificate of Incorporation or Bylaws;

(4) Any action to interpret, apply, enforce or determine the validity of the Company’s Amended and Restated Certificate of Incorporation or the Bylaws; or

(5) Any action asserting a claim against the Company governed by the internal affairs doctrine.

Although we believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the Company.

Investors’ Rights Agreement, as amended

On February 25, 2021, the Company entered into an Investors’ Rights Agreement with certain investors in the Company’s Series Seed Preferred Stock and Class A Common Stock (each, an “Investor”), which was subsequently amended on May 7, 2024 and on August 26, 2026, the material terms of which are summarized below.

Registration Rights

The Company agreed to not grant any registration rights to the holders of any class or series of stock of the Company, other than to the Investors, unless the Investors are simultaneously granted registration rights that are comparable to those granted to the holders of such other class or series of stock of the Company (with appropriate adjustments for economic terms). Upon the granting of registration rights to the Investors in connection with a bona fide material transaction by the Company with the principal purpose of raising capital from investors buying stock of the Company, these registration rights will terminate.

Market Stand-Off

The Investors agreed not to engage in certain transactions (like selling or transferring shares) without the managing underwriter’s consent for a period of time after the commencement of the Company’s first underwritten public offering of its Common Stock under the Securities Act (an “IPO”) or an offering pursuant to an alternative registration of the Company’s equities securities under the Securities Act. This period can last up to 180 days for an IPO and up to 90 days for other registrations of the Company’s equity securities. These restrictions will apply to the Investors only if similar restrictions apply to all officers and directors of the Company. The underwriters have enforcement rights for these provisions

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Rights to Future Stock Issuances (Right of First Offer)

If the Company proposes to offer or sell any equity securities of the Company (including rights, options, or warrants to purchase such equity securities, or securities convertible or exchangeable into such equity securities), it must first offer them to each “Major Investor”. “Major Investor” means any Investor that, individually or together with such Investor’s affiliates, holds at least 137,615 shares of Series Seed Preferred Stock and/or Common Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification) or any other Investor that the Company has agreed in writing is a “Major Investor.” Major Investors can elect to purchase such securities proportional to their existing ownership. This right does apply to shares issued in an IPO. These rights terminate immediately before an IPO of the Company, or when the Company becomes subject to Exchange Act reporting requirements.

However, on May 7, 2024, the Investors agreed to waive these pre-emptive rights with respect to the sale or issuance of shares of the Company’s capital stock in this Offering.

On August 26, 2026, the Investors’ Rights Agreement was amended to change the voting requirements for amendments and waivers to the agreement from a majority of all of the Company’s securities to a majority of the Company’s voting securities.

The foregoing description of the Investors’ Rights Agreement, as amended, is intended to be a summary, and is qualified by reference to the full text of the Investors’ Rights Agreement, as amended, as well as the Second Amendment to the Investors Rights Agreement filed as exhibits 3.2 and 3.3, respectively, the offering statement of which this Offering Circular forms a part.

Series Seed Preferred Voting Agreement, as amended

Also on February 25, 2021, the Company entered into a Voting Agreement with the same Investors described above, as well all other Series Seed Preferred Stockholders of the Company (collectively, the “Stockholders”), which was subsequently amended on May 16, 2024, December 1, 2025, and on August 26, 2026, the material terms of which are summarized below.

Board of Directors Votes

Each Stockholder agreed to vote their shares to ensure that the size of the board of directors of the Company remains at five (5) directors (as per the December 1, 2025 amendment). Additionally, subject to certain conditions, each Stockholder agreed to vote to elect (and re-elect) certain individuals designated by certain parties to the Company’s board of directors, as follows:

Founder Member Designee. For so long as Dan Novaes owns at least 131,280,386 shares of Class A Common Stock of the Company (subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like), the Stockholders must vote to elect one (1) individual designated by Mr. Novaes be elected to the Board.

Garland Designee. For so long as Garland Fund I, LLC (“Garland”) owns at least 83,057,886 shares of Series Seed Preferred Stock of the Company (subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like), the Stockholders must vote to elect three (3) individual designated by Garland to the Board.

Independent Designee. For so long as the Dan Novaes owns at least 262,560,771 shares of Class A Common Stock of the Company (subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like), the Stockholders must vote to elect one individual to the Board who is an Independent Director and (i) is mutually designated by Mr. Novaes and Garland or (ii) if Mr. Novaes and Garland cannot mutually consent to such designation within 10 days of a vacancy in such seat, such individual may be designated by the holders of a majority of the voting stock of the Company (other than shares of Common Stock issued upon the exercise of options), voting together as a single class on an as-converted basis.

Vote to Increase Authorized Common Stock.

Each Stockholder agreed to vote to increase the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available for conversion of all of the shares of Series Seed Preferred Stock outstanding at any given time.

Drag Along

The Stockholders also agreed that, in the event that (i) the holders of at least a majority of the voting power of the shares of Common Stock that is then outstanding (other than shares of Common Stock issued upon the exercise of options) and the shares of Common Stock then issuable upon conversion of the outstanding shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock, voting together as a single class on an as-converted basis (the “Selling Investors”); and (ii) the Board of Directors approve a sale of securities representing more than 50% of the voting power of the Company, and such a sale requires stockholder approval, the Stockholders vote to approve such transaction, and will sell shares of the Company’s stock as required to complete the transaction.

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On August 26, 2026, the Series Seed Preferred Voting Agreement, as amended was amended again to change all the “majority” voting requirements from being defined as a majority of all of the Company’s securities to a majority of the Company’s voting securities.

The foregoing description of the Series Seed Voting Agreement, as amended, is intended to be a summary, and is qualified by reference to the full text of the Series Seed Voting Agreement, as amended, the Second Amendment to the Series Seed Voting Agreement, and the Third Amendment to the Series Seed Voting Agreement, filed as exhibits 5.1, 5.2, and 5.3, respectively, the offering statement of which this Offering Circular forms a part.

Right of First Refusal and Co-Sale Agreement, as amended

Also on February 25, 2021, the Company entered into a Right of First Refusal and Co-Sale Agreement with the same Investors described above, as well all other Series Seed Preferred Stockholders of the Company (collectively, the “Stockholders”), which was subsequently amended on May 7, 2024 and again on August 26, 2026, pursuant to which the Stockholders granted the Company a right of first refusal to purchase all or any portion of shares of the Company’s capital stock that a Stockholder proposes to sell or transfer, at the same price and on the same terms and conditions as those offered to the proposed transferee. Additionally, certain “Major Investors” (as defined in the agreement) have a secondary right of first refusal, whereby if the Company declines to purchase the shares, the Major Investors will have the right to purchase those shares before the proposed transferee.

Additionally, if neither the Company nor the Major Investors exercise their right of first refusal, and the Stockholder decides to proceed with the sale or transfer of his or her capital stock to the proposed transferee, each respective Major Investor may elect to exercise a right of co-sale, and participate on a pro rata basis in the proposed Stockholder transfer on the same terms and conditions. The amount of shares that the Major Investor may include will be equal to the product obtained by multiplying (i) the aggregate number of shares of Common Stock proposed to be transferred by (ii) a fraction, the numerator of which is the number of shares of capital stock owned by such Major Investor immediately before consummation of the proposed transfer and the denominator of which is the total number of shares of capital stock owned, in the aggregate, by all participating investors immediately prior to the consummation of the transfer, plus the number of shares of capital stock held by the selling Stockholder.

Finally, each Stockholder agreed to a lock-up whereby, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering (the “IPO”) and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 days), or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions, the Stockholder will not sell, otherwise transfer or dispose of, directly or indirectly, any shares of capital stock held immediately prior to the effectiveness of the registration statement for the IPO.

However, on May 7, 2024, the Stockholders agreed to waive foregoing rights of first refusal and co-sale and related with respect to the sale and issuance of capital stock of the Company sold or issued by the Company in this Offering.

On August 26, 2026, the Right of First Refusal and Co-Sale Agreement, as amended, was amended again to change all the “majority” voting requirements relating to amendment, waiver, and termination of the agreement from being defined as a majority of all of the Company’s securities to a majority of the Company’s voting securities.

The foregoing description of the Right of First Refusal and Co-Sale Agreement, as amended, is intended to be a summary, and is qualified by reference to the full text of the Right of First Refusal and Co-Sale Agreement, as amended, and the Second Amendment to the Right of First Refusal and Co-Sale Agreement, filed as exhibits 3.4 and 3.5 the offering statement of which this Offering Circular forms a part.

Lock-Up Provision for Investors in this Offering

Investors in this Offering will be subject to the terms of a lock-up provision included in the subscription agreement. Under the terms of the lock-up provision, if the Company consummates a firm-commitment underwritten public offering or “Deemed Liquidation Event” (as defined above) that results in the Company’s securities being listed on a national securities exchange, investors agree that they will not transfer their shares for a period of at least 12 months, unless the lock-up period is waived by the Company. The result of this provision is that investors would be contractually restricted from selling or trading their shares for at least 12 months should the Company undertake an event that results in the Company being traded on a national securities exchange.

The lock-up provision does allow for limited transfers in certain situations, such as a gift to immediate family or trust for the benefit of the investor or immediate family, transfer upon death, gift to charity, or as part of a divorce.

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PLAN OF DISTRIBUTION AND SELLING SECURITY HOLDERS

Plan of Distribution

The Company is directly offering up to 82,310,381 shares of Class AAA Common Stock, plus up to 22,189,349 additional shares of Class AAA Common Stock for Bonus Shares. 28,636,364 shares of Class AAA Common Stock are being offered by selling securityholders of the Company. The issuance of Bonus Shares for no cash consideration will occur on either invest.modemobile.com or via the Company’s EarnOS app and will not be distributed by DealMaker Securities.

The Company has engaged DealMaker Securities, LLC as the broker-dealer of record to assist in the offering of its securities. DealMaker Securities is under no obligation to purchase any securities or arrange for the sale of any specific number or dollar amount of securities. The issuance of Bonus Shares for no cash consideration will occur on either invest.modemobile.com or via the Company’s EarnOS app and will not be distributed by DealMaker Securities. Although this role differs from that of a traditional underwriter in that the Broker does not purchase any securities from the Company with a view to sell such for the Company as part of the distribution of the security, the Broker is a statutory underwriter under Section 2(a)(11) of the Securities Act of 1933.

Historical Sales Under this Offering Statement

The following table identifies the total amount of securities that have been sold and issued pursuant to this offering statement as of September 1, 2026.

Share Price	Shares Sold	Gross Proceeds
$0.50	27,235,583	$12,051,143
$0.52	55,873,749	$25,711,814
$0.55	15,525,050	$7,556,440

Broker has charged approximately $1,359,582 of commissions on the above historical sales.

Commissions and Discounts

DealMaker Securities

The following table shows the total discounts and commissions payable to DealMaker Securities in connection with this Offering:

	Per Share	Maximum
Public Offering Price	$0.5500	$61,020,710
Investor Fee (1)	$0.0160	$1,775,148
Commissions (2)	$0.0170	$1,883,876
Proceeds, before expenses, to us (or to selling stockholders, as applicable)	$0.5490	$60,911,982

(1)	Investors will be responsible for a transaction fee equal to two and nine-tenths percent (2.9%) of the purchase price for shares of Class AAA Common Stock paid at the time of investment (the “Investor Fee”). DealMaker will receive commissions on the Investor Fee. If fully subscribed, this would represent a maximum commission of $53,254.
(2)	Represents the 3.0% commissions payable to DealMaker on proceeds raised in this offering.

Bonus Shares for Certain Investors (Up to 20%)

Certain investors in this Offering are eligible to receive bonus shares of Class AAA Common Stock, which effectively gives them a discount on their investment. Those investors will receive, as part of their investment, additional shares for their shares purchased (“Bonus Shares”). The amount of Bonus Shares investors in this offering are eligible to receive and the criteria for receiving such Bonus Shares is as follows:

(i)	“Reserved” Shares. Prior to the qualification by the SEC of the Company’s offering, the Company will offer investors the opportunity to “reserve” shares through a reservation process on the DealMaker subscription processing platform. On our campaign page, the investor may select the “Reserve My Shares” button, which will bring the investor to a new page where the investor will indicate the amount of shares (and amount of money) he or she would like to reserve in the Company. The reservation is finalized by clicking the “Reserve My Shares” button. Investors who reserve shares in this manner will receive an additional 5% Bonus Shares on their actual investment once this offering is qualified by the SEC (rounded down to the nearest whole share). For example, if an investor reserves 4,000 shares, and subsequently confirms this reservation and purchases the 4,000 shares, such investor will receive an additional 200 shares of the Company’s Class AAA Common Stock, for a total of 4,200 shares. The 5% is stackable with the volume bonus tiers outlined in section (v) “Reserving” shares is simply an indication of interest. There is no binding commitment for investors that reserve shares in this manner to ultimately invest and purchase the shares reserved of the Company, or to purchase any shares of the Company whatsoever.

(ii)	Existing Mode Mobile Investors. Individuals or entities that are existing investors of the Company prior to the qualification of this Offering Statement will be eligible to receive an additional 5% Bonus Shares based on the amount of their investment in this Offering.

(iii)	New Investors – Volume Bonus. Investors that have not previously invested in the Company will be eligible to receive the following Bonus Shares based on the amount of their investment in this offering. The below table indicates the % of Bonus Shares such investors will be eligible to receive based on their investment amount:

Investment Range	Bonus Shares
$1,950+	5%
$4,950+	10%
$9,950+	15%
$24,950+	20%

(iv)	Webinar Attendees. Individuals or entities that attend one of the Company’s pre-announced investment webinars will be eligible to receive 5% Bonus Shares if they invest in the Offering. The investor is eligible if they sign up for the webinar and invest with the same email address and if attend the webinar for more than thirty minutes. The webinars will take place every two weeks (14 days) while this Offering is open and taking investments.

(v)	Mode Mobile and NGL Customers. Individuals who are customers of the NGL (Not Gonna Lie) social media app or certain Mode Mobile products (Trimbox, Cleaner, Gallery, Mode Media, Applock, JibJab, and TLDL) prior to the qualification of this offering will be eligible to receive an additional 20% Bonus Shares on the amount of shares they purchase for cash in this Offering.

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Certain investors in this offering are eligible to receive Bonus Shares of Class AAA Common Stock without any cash consideration. The amount of Bonus Shares investors in this offering are eligible to receive and the criteria for receiving such Bonus Shares is as follows:

(i)	Mode Users – Point Redemption. The Company will allow Mode Mobile users based in the United States to redeem their Mode Mobile points for shares of Class AAA Common Stock. The point redemption ratio will be as follows:

Mode Mobile Points Converted	Bonus Shares ($ Value)	Bonus Shares (Quantity)
1,500 points	6	$10.91
4,500 points	20	$36.36
8,950 points	50	$90.91
16,950 points	100	$181.82
29,950 points	200	$363.64
99,950 points	1000	$1,818.18
169,950 points	2000	$3,636.36

In addition to the above Bonus Shares, every time a Mode User redeems points for Bonus Shares, they will earn an additional $5.00 or 9 shares of Class AAA Common Stock (subject to the total Bonus Share limits described below). As of December 31, 2025, there were a total of 29,939,812,854 Mode Mobile points outstanding and available to Mode Mobile users for redemption. Based on this number and the highest point-to-bonus share redemption rate of 169,950 points for 2,000 Bonus Shares, Mode Mobile users, in aggregate, would have the ability to convert their outstanding points for up to 352,336,720 Bonus Shares. As a part of this Offering, the Company will be able to issue a maximum of 22,190,990 Bonus Shares. Because of this restriction, the Company will be placing internal limits in place so that it does not issue more than the maximum allowable number of Bonus Shares.

(ii)	New Mode Mobile Users. Every individual will receive $15.00 or 27 shares of Class AAA Common Stock when they sign up for Mode Mobile as a user.

(iii)	Mode Earn Club Members. Individuals who sign up for the Company’s Mode Earn Club and complete the onboarding process will earn $40.00 or 72 Bonus Shares of Class AAA Common Stock.

(iv)	Mode Investor Club Members. Individuals who sign up for the Company’s Mode Investor Club and complete the onboarding process will earn $25.00 or 45 Bonus Shares of Class AAA Common Stock.

(v)	Mode Coupon Code. Individuals or entities that utilize any of the below promotion codes when investing will be eligible to earn 10% Bonus Shares of Class AAA Common Stock on their investment. The promotion code will be marketed to prospective investors via certain advertising channels all investors will be eligible to use this promotion code. The eligible codes are as follows: MODE, EARN, BON5, MOBL, ADD5, GAIN, LIVE, MAIL, VIP5, PLUS, SMS5.

Bonus Share Limits

Investors in this Offering are eligible to receive any of the above Bonus Shares in any combination. However, for the categories of Bonus Shares that may only be received if an investor purchases shares with cash, the maximum amount of Bonus Shares that any one investor may receive is 20% of their cash investment amount. This means that investors can only ever receive, cumulatively among cash investment Bonus Shares (i.e. categories excluding non-payment categories), Bonus Shares equal to the number of shares they have purchased (i.e. double the amount of shares purchased for cash).

Additional limits are being placed on the categories of Bonus Shares that do not require any cash consideration. If an individual has not purchased any shares in the Offering, the individual may only receive only up to 12,000 shares of Class AAA Common Stock for no cash consideration. For clarity, these shares will not count towards the 20% cash investment Bonus Shares limit described above.

Finally, the maximum number of Bonus Shares that will be issued in this Offering is 22,189,349, and under no circumstances will the Company issue more than 22,189,349 Bonus Shares. As such, it is possible that, prior to the Company raising the maximum offering amount in this offering of $61,020,710 (not including the investor fee), it will have issued all 22,189,349 Bonus Shares. At such time as all 22,189,349 Bonus Shares have been issued, any new investors in this offering that meet the eligibility requirements to receive Bonus Shares will not receive them. Similarly, individuals will not be permitted to redeem Mode Mobile points for Bonus Shares after such time.

The issuance of Bonus Shares for no cash consideration will occur on either invest.modemobile.com or via the Company’s EarnOS app. All investors who receive Bonus Shares for no cash consideration will be required to sign a Subscription Agreement, a form of which is included as Exhibit 4.1 to the Offering Statement of which this Offering Circular forms a part.

DealMaker Securities has not been engaged to assist in the distribution of the Bonus Shares, and will not receive any compensation related to the Bonus Shares.

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Non-Equity Perks

The Company will grant investors the following non-equity perks based on how much they invest:

Investment Amount	Tier	Cost to Company	Approximate Market Value
$1,000+	Bronze Savings Seminar	$50	Up to $500
$2,500+	Silver Savings Seminar	$50	Up to $1000
$4,950+	Gold Savings Seminar	$50	Up To $2,500
$9,950+	Sapphire Savings Seminar	$50	Up to $5,000
$15,000+	Platinum Savings Seminar	$50	Up To $10,000

The seminars will cover a number of topics we believe our investors and customers would find beneficial. Topics would include how attendees can get access to discounted products and services, cashback offers, and financial education content. For the cashback offers, the Company enters into marketing arrangements by which the Company is paid by the other companies when a customer accepts a cashback offer. These relationships are disclosed to the customers during the seminar.

The following includes additional details of each seminar level:

Tier	Session Length	Educational Content	Offers
Bronze Savings Seminar	15 minutes	Household Savings	Discounted Products
Silver Savings Seminar	30 minutes	Household Savings	Discounted Products
Gold Savings Seminar	45 minutes	Retirement Planning	Cashback Offers
Sapphire Savings Seminar	60 minutes	Retirement Planning	Cashback Offers
Platinum Savings Seminar	75 minutes	Retirement Planning	Cashback Offers

Each seminar will be pre-recorded and will be led by the Company’s CEO, Dan Novaes and may include special guests from time to time. Investors will be emailed access links to the seminars within 1 month of their investment being confirmed by the Company. The above perks are non-transferable. The Company reserves the right to change the content of each seminar if management believes it is in the best interests of the Company.

The Market Value does not represent the cost to the Company and instead represents what someone may expect to pay for similar information and content if obtained in the open market.

Non-equity perks are cumulative, meaning that if someone invests $15,000 or more in the Offering, they will earn all of the above perks.

Additionally, each investment in this offering over $1,500 will be eligible to receive a lifetime subscription to the Mode Earn Club for 6 individuals of their choosing. The value of this perk is approximately $250.

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DealMaker Securities, LLC is a broker-dealer registered with the Commission and a member of FINRA that has been engaged to provide administrative and compliance related functions in connection with this offering, and as broker-dealer of record, but not for underwriting or placement agent services. Affiliates of DealMaker have also been engaged to provide technology services and marketing advisory services, specifically Novation Solutions Inc. O/A DealMaker and DealMaker Reach, LLC.

The aggregate compensation payable to DealMaker and its affiliates are described below.

a.)	Administrative and Compliance Related Functions

DealMaker will provide administrative and compliance related functions in connection with this offering, including

●	Reviewing investor information, including identity verification, performing Anti-Money Laundering (“AML”) and other compliance background checks, and providing the Company with information on an investor in order for the Company to determine whether to accept such investor into the offering;
●	If necessary, discussions with us regarding additional information or clarification on a Company-invited investor;
●	Coordinating with third party agents and vendors in connection with performance of services;
●	Reviewing each investor’s subscription agreement to confirm such investor’s participation in the offering and provide a recommendation to us whether or not to accept the subscription agreement for the investor’s participation;
●	Contacting and/or notifying us, if needed, to gather additional information or clarification on an investor;
●	Providing a dedicated account manager;
●	Providing ongoing advice to us on compliance of marketing material and other communications with the public, including with respect to applicable legal standards and requirements;
●	Reviewing and performing due diligence on the Company and the Company’s management and principals and consulting with the Company regarding same;
●	Consulting with the Company on best business practices regarding this raise in light of current market conditions and prior self-directed capital raises;
●	Providing white labelled platform customization to capture investor acquisition through DealMaker’s platform’s analytic and communication tools
●	Consulting with the Company on question customization for investor questionnaire;
●	Consulting with the Company on selection of webhosting services;
●	Consulting with the Company on completing template for the offering campaign page;
●	Advising us on compliance of marketing materials and other communications with the public with applicable legal standards and requirements;
●	Providing advice to the Company on preparation and completion of this Offering Circular;
●	Advising the Company on how to configure our website for the offering working with prospective investors;
●	Providing extensive review, training and advice to the Company and Company personnel on how to configure and use the electronic platform for the offering powered by DealMaker.
●	Assisting the Company in the preparation of state, Commission and FINRA filings related to the Offering; and
●	Working with Company personnel and counsel in providing information to the extent necessary.

Such services will not include providing any investment advice or any investment recommendations to any investor.

For these services, we have agreed to pay DealMaker a cash commission equal to three percent (3.0%) of the amount raised in the Offering not to exceed $1,883,876, if fully subscribed (which includes commissions on the Investor Fee charged to investors that invest via DealMaker).

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b.)	Technology Services

The Company has also engaged Novation Solutions Inc. O/A DealMaker, an affiliate of DealMaker Securities to create and maintain the online subscription processing platform for the Offering.

After the qualification by the Commission of the Offering Statement of which this Offering Circular is a part, this Offering will be conducted using the online subscription processing platform of DealMaker through our website at invest.modemobile.com, whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price through a third party processor by ACH debit transfer or wire transfer or credit card or USDC stablecoin to an account we designate. DealMaker is providing the back-end technology to process investments on our invest.modemobile.com website through its integrated payment solutions. There is no escrow established for this offering. We will hold closings upon the receipt of investors’ subscriptions and our acceptance of such subscriptions.

Investors who are eligible to receive Bonus Shares through conversion of Mode Mobile points will be able to initiate this transaction via the Company’s EarnOS app. Once the conversion is approved by the Company via the app, the investor will then be directed to DealMaker to sign their subscription agreement and claim their shares. A form of the Subscription Agreement is included as Exhibit 4.1 to the Offering Statement of which this Offering Circular forms a part.

There are no fees charged by DealMaker for these services.

c.)	Marketing and Advisory Services

The Company has also engaged DealMaker Reach, LLC (“Reach”), an affiliate of Broker, for certain supplemental services on a case-by-case basis. DealMaker will consult and advise on the design and messaging on creative assets, website design and implementation, paid media and email campaigns, advise on optimizing the Company’s campaign page to track investor progress, and advise on strategic planning, implementation, and execution of Company’s capital raise marketing budget.

For supplemental marketing services, Reach will receive as compensation a maximum of $1,125,000 which will be requested on a case-by-case basis as the Company requests for the placement of marketing advertisements.

The maximum compensation to be paid to Broker and affiliates is $3,008,876 (4.79%) of the Offering proceeds.

Subscription Procedures – DealMaker Securities

After the Offering Statement has been qualified by the Commission, the Company will accept tenders of funds to purchase the Common Stock. The Company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). Investors may subscribe by tendering funds via wire, credit or debit card, or ACH only or USDC stablecoin only, and checks will not be accepted. Investors will subscribe via the Company’s website and investor funds will be processed via DealMaker’s integrated payment solutions. Funds will be held in the Company’s payment processor account until DealMaker has reviewed the proposed subscription, and the Company has accepted the subscription. Funds released to the Company’s bank account will be net funds (investment less payment for processing fees and a holdback equivalent to 5% for 90 days).

In order for an Investor to pay with USDC, they will select the “Stablecoin” option at the payment screen and then press submit. They will then be redirected to the payment processor to connect their crypto wallet in order to process the payment. Once the payment is processed, the investor will then be taken back to the DealMaker checkout page and will receive a payment confirmation.

The Company will be responsible for payment processing fees. Upon each closing, funds tendered by investors will be made available to the Company and the selling stockholders for their use, as applicable.

In order to invest you will be required to subscribe to the offering via the Company’s website, invest.modemobile.com, integrating DealMaker’s technology and agree to the terms of the offering, Subscription Agreement, and any other relevant exhibit attached thereto.

Any investor that will be receiving Bonus Shares will also be required to subscribe to the offering via the Company’s website integrating DealMaker’s technology or via a separate electronic document signature technology employed by the Company. All investors that receive Bonus Shares will be required to agree to the terms of the offering, Subscription Agreement, and any other relevant exhibit attached thereto.

Investors will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of his or her annual income or 10% of their net worth (excluding the investor’s principal residence).

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. Broker will review all subscription agreements completed by the investor. After Broker has completed its review of a subscription agreement for an investment in the Company, and the Company has elected to accept the investor into the offering, the funds may be released to the Company.

46

Broker has not investigated the desirability or advisability of investment in the Common Stock, nor approved, endorsed or passed upon the merits of purchasing the Common Stock. Under no circumstances will the Broker recommend the Company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. The Broker does not purchase any securities from the Company with a view to sell those for the Company as part of the distribution of the security. Broker is not distributing any Offering Circulars or making any oral representations concerning this Offering Circular or this offering. Based upon Broker’s anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this offering and no investor should rely on the involvement of Broker in this offering as any basis for a belief that it has done extensive due diligence. Broker does not expressly or impliedly affirm the completeness or accuracy of the Offering Statement and/or Offering Circular presented to investors by the Company. All inquiries regarding this offering should be made directly to the Company.

Investor Fee

Investors that invest via DealMaker will be responsible for a 2.9% transaction fee applicable to the purchase amount paid by investors at the time of investment, which amounts to $38.37 for the minimum investment amount (the “Investor Fee”). Commissions are charged on the Investor Fee. This fee is not considered part of the cost basis of the subscribed Securities and will be remitted directly to the Company. All investments will have a maximum Investor Fee of $290.00, which represents the fee for a $10,000 investment.

Selling Securityholders

The selling shareholders set forth below will sell up to a maximum of 28,636,364 shares of Class AAA Common Stock. The selling shareholders have already sold the maximum number of shares they may sell in the offering, and no additional sales by selling securityholders will be made.

The following table sets forth the names of the selling shareholders, the number of shares of capital stock (on an as-converted basis to Common Stock basis) beneficially owned prior to this offering, the number of shares being offered in this offering and the number of shares of Capital Stock to be beneficially owned after this offering, assuming that all of the selling shareholder shares are sold in the offering.

Subscriptions for the Class AAA Common Stock will be applied between the selling shareholders on a pro rata basis, which means that at each closing in which selling shareholders are participating, a shareholder will be able to sell its “Pro Rata Portion” of the shares that the shareholder is offering (as set forth in the table below) of the number of securities being issued to investors. For example, if after raising $3,000,000 million, the Company holds a closing for $1 million in gross proceeds, the Company will issue shares and receive gross proceeds of $736,600 while each of the selling shareholders will receive their Pro Rata Portion of the remaining $263,400 in gross proceeds and will transfer their shares to investors in this Offering. Selling shareholders will not offer fractional shares and the shares represented by a shareholder’s Pro Rata Portion will be determined by rounding down to the nearest whole share. At no point will the selling securityholder shares be greater than 30% of the value of the Class AAA Common Stock issued in this Offering.

The Company’s Amended and Restated Certificate Incorporation allows for the optional conversion of any outstanding class of capital stock into Class AAA Common Stock at the sole discretion of the shareholder. As a part of this Offering, all shareholders listed in the below table have granted a power of attorney to the Company to convert their stock to Class AAA Common Stock if and when they sell some or all of their stock as a part of this Offering.

47

Broker received a 3% commission on sales of Class AAA Common Stock of the selling shareholders through DealMaker’s platform prior to disbursement to the selling shareholder. The Company will not receive any of the proceeds from the sale of selling shareholder’s shares in the Offering.

Selling Securityholder	Class of Stock Owned	Amount of Class AAA Common Stock Owned Prior to Offering (On An As-Converted Basis)	Amount Offered	Amount Owned After Offering (Assuming Sale of All Amount Offered	Selling Security Holders Pro Rata Portion (1)
Garland Fund I	Series Seed Preferred	161,000,673	4,864,435	156,136,238	16.99%
ARG Capital (Palchak)	Series Seed Preferred	4,361,361	131,774	4,229,587	0.46%
Charlie Mires	Series Seed Preferred	18,149,281	548,358	17,600,923	1.91%
Alan Matthew	Series Seed Preferred	2,309,013	69,764	2,239,249	0.24%
Dave Hoover	Series Seed Preferred	2,309,013	69,764	2,239,249	0.24%
Seth Boston	Series Seed Preferred	4,764,744	143,961	4,620,783	0.50%
Lon Chow	Series Seed Preferred	897,042	27,103	869,939	0.09%
M25 Ventures (Victor Gutwein)	Series Seed Preferred	3,694,327	111,619	3,582,708	0.39%
Pallasite Ventures (Bissonette)	Series Seed Preferred	17,958,834	542,603	17,416,231	1.89%
Scott Wald	Series Seed Preferred	6,927,039	209,292	6,717,747	0.73%
Robert Wald Trust	Series Seed Preferred	1,154,507	34,883	1,119,624	0.12%
Marin Wald Trust	Series Seed Preferred	1,154,507	34,883	1,119,624	0.12%
Weiland Street Capital	Series Seed Preferred	5,963,840	180,189	5,783,651	0.63%
George Colis	Series Seed Preferred	9,236,052	279,056	8,956,996	0.97%
Irma Wang	Series Seed Preferred	952,884	28,791	924,093	0.10%
Sarah Somers	Series Seed Preferred	1,429,326	43,184	1,386,142	0.15%
Chris D’Cruz	Series Seed Preferred	2,770,784	83,716	2,687,068	0.29%
Shu Duan	Series Seed Preferred	18,264,690	551,845	17,712,845	1.93%
Christopher Deutsch	Series Seed Preferred	1,429,488	43,190	1,386,298	0.15%
JEL Holdings (Lou)	Series Seed Preferred	2,250,018	67,982	2,182,036	0.24%
Mohammed Khadir	Series Seed Preferred	952,884	28,791	924,093	0.10%
Merrick Ventures	Series Seed Preferred	14,294,070	431,877	13,862,193	1.51
Kiran Panesar	Class A Shares	103,413,358	3,124,507	100,288,851	10.91%
Dan Novaes	Class A Shares	506,010,290	15,288,474	490,721,816	53.39%
Justin Hines	Class B Options	9,496,251	286,918	9,209,333	1.00%
Kathy DeKam	Class B Options	12,427,383	375,478	12,051,905	1.31%
Nuno Veloso	Class B Options	750,000	9,185	740,815	0.03
Matthew Turetzky	Class B Options	3,570,330	43,723	3,526,607	0.15
Prakash Ramachandran	Class B Options	13,912,633	337,027	13,575,606	1.18%
Nick McEvily	Class B Options	49,722,216	150,229	49,571,987	0.52%
Mark Lawrence	Class B Options	4,745,206	143,371	4,601,835	0.50%
Tim Wickey	Class A Shares	8,079,191	244,103	7,835,088	0.85%
Dan Hoffer	Class B Options	7,035,857	106,289	6,929,568	0.37%
		Total	28,636,364	972,750,728	100.00%

(1)	“Pro Rata Portion” represents that portion that a shareholder may sell in the Offering expressed as a percentage where the numerator is the amount offered by the shareholder divided by the total number of shares offered by all selling shareholders.

All of the aforementioned selling securityholders will be entering into an irrevocable power of attorney (“POA”) with an individual, as attorney-in-fact, in which they will be directing the Company and the attorney-in-fact to take the actions necessary in connection with the Offering and the sale of shares. This includes the conversion of any of the above securities into Class AAA Common Stock and the signature of any required subscription agreements with each purchaser.

48

Transfer Agent and Registrar

Transfer Online, Inc. will serve as transfer agent to maintain shareholder information on a book-entry basis. We will not issue shares in physical or paper form. Instead, our shares will be recorded and maintained on our shareholder register.

Provisions of Note in Our Subscription Agreement

Forum Selection Provision

The subscription agreement that investors will execute in connection with the Offering includes a forum selection provision that requires any claims against the Company based on the agreement to be brought in a state or federal court of competent jurisdiction in the State of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. To the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the Company. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

Lock-Up

As described under the “Securities Being Offered” and “Risk Factors” section of this Offering Circular, the subscription agreement subjects investors in this Offering to a 12 month lock-up in the event of a firm-commitment underwritten public offering or other Deemed Liquidation Event resulting in the Company’s shares being traded on a national securities exchange.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We will be required to make annual and semi-annual filings with the SEC. We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 shareholders of record and have filed at least one Form 1-K.

At least every 12 months while this offering is open, we will file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to include the company’s recent financial statements.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

49

MODE MOBILE, INC.

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS AND REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

MODE MOBILE, INC. AND SUBSIDIARIES

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Mode Mobile, Inc. and Subsidiaries

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Mode Mobile, Inc. (the “Company”) as of December 31, 2025, and 2024, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2025, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and 2024, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2025.

New York, NY

April 30, 2026

F-2

MODE MOBILE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$8,881,411	$6,886,521
Accounts receivable	7,378,741	2,401,867
Prepaid expenses	272,810	180,262
Subscription receivable	279,726	-
Other receivables	40,000	79,371
Inventory	15,727	214,521
Deferred offering costs	-	4,390,362
Deferred tax asset		519,617
Prepaid advertising	433,021	-
EARNM Foundation receivable	800,038	230,000
Other current assets	186,109	121,797
Total current assets	18,287,583	15,024,318

Property, equipment and other assets:
Property and equipment, net	19,577	13,277
Intangible assets, net	23,346,647	-
Goodwill	31,740,198	-
Cryptocurrency assets	10,081	12,531
Total non-current assets	55,116,503	25,808
Total assets	$73,404,086	$15,050,126

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$4,584,543	$3,123,650
Income taxes payable	488,021	277,743
Deferred revenue	261,012	37,775
Indemnification holdback	1,975,490	-
Stock to be issued	170,000	-
Deferred tax liability	1,442,537	-
Payable to shareholders	-	1,265,000
Notes payable, net of discount and current portion	12,932,703	-
Total current liabilities	21,854,305	4,704,168
Notes payable, net of debt discount	10,134,675	-
Warrant liability	2,080,315	-
Total liabilities	34,069,295	4,704,168

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value, 388,800,000 shares authorized, 345,659,651 and 353,712,906 shares issued and outstanding as of December 31, 2025 and 2024, liquidation preference of $4,651,469 and $4,759,840 as of December 31, 2025 and 2024, respectively	34,566	35,371
Class A common stock, $0.0001 par value, 2,431,000,000 shares authorized, 627,870,232 and 646,825,014 shares issued and outstanding as of December 31, 2025 and 2024, respectively	62,788	64,683
Class B common stock, $0.0001 par value, 298,000,000 shares authorized, 22,199,069 and 20,737,172 shares issued and outstanding as of December 31, 2025 and 2024, respectively	2,219	2,073
Class C common stock, $0.0001 par value, 12,150,000 shares authorized, 11,155,245 and 10,993,629 shares issued and outstanding as of December 31, 2025 and 2024, respectively	1,115	1,099
Class AAA common stock, $0.0001 par value, 876,000,000 shares authorized, 544,907,998 and 149,320,399 shares issued and outstanding as of December 31, 2025 and 2024, respectively	54,490	14,932
Additional paid-in capital	52,828,524	17,991,462
Treasury stock	(150,000)	(150,000)
Accumulated deficit	(13,498,910)	(7,613,663)
Total stockholders’ equity	39,334,792	10,345,958
Total liabilities and stockholders’ equity	$73,404,086	$15,050,126

See accompanying notes, which are an integral part of these consolidated financial statements

F-3

MODE MOBILE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2025	2024
Net revenues	$22,151,635	$12,136,295
Costs and expenses:
Cost of net revenues	1,706,869	1,116,359
Sales and marketing	9,851,758	5,822,794
Research and development	4,564,665	4,241,684
General and administrative (Note 11)
Employee compensation	4,219,588	3,478,207
Professional fees	1,288,777	365,415
Other selling, general & administrative	1,741,089	770,157
Depreciation and amortization expense (Note 5)	1,389,569	5,370
Total costs and expenses	24,762,315	15,799,986

Loss from operations	(2,610,680)	(3,663,691)

Other (expense) income:
Realized gains on cryptocurrency sales	-	376,905
Other income	664,728	101,137
Change in fair value of warrant liability	(533,723)
NFT Impairment (Note 4)	-	(51,060)
Interest expense (Note 7)	(1,233,140)	-
Total other (expense) income:	(1,102,135)	426,982

Loss before provision for income taxes	(3,712,815)	(3,236,709)

Provision for income taxes	2,172,432	277,743
Net loss	$(5,885,247)	$(3,514,452)

Weighted average number common shares outstanding - basic and diluted	999,244,652	741,579,207
Basic and diluted loss per share	$(0.006)	$(0.005)

See accompanying notes, which are an integral part of these consolidated financial statements

F-4

MODE MOBILE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the years ended December 31, 2025 and 2024

	Series Seed		Common Stock								Additional				Total
	Preferred Stock		Class A		Class B		Class C		Class AAA		Paid-in	Treasury Stock		Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	Equity

Balances at December 31, 2023	353,712,906	$35,371	646,825,014	$64,683	9,962,438	$996	10,993,629	$1,099	60,980,343	$6,098	$8,426,006	18,360,594	$(150,000)	$(4,099,213)	$4,285,040
Issuance of Class AAA common stock pursuant to Regulation CF offering	-	-	-	-	-	-	-	-	88,340,056	8,834	10,487,542	-	-	-	10,496,376
Exercise of options	-	-	-	-	10,774,734	1,077	-	-	-	-	8,405	-	-	-	9,482
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	757,185	-	-	-	757,185
Offering costs	-	-	-	-	-	-	-	-	-	-	(1,687,675)	-	-	-	(1,687,675)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(3,514,452)	(3,514,452)
Balances at December 31, 2024	353,712,906	35,371	646,825,014	64,683	20,737,172	2,073	10,993,629	1,099	149,320,399	14,932	17,991,462	18,360,594	(150,000)	(7,613,663)	10,345,958
Issuance of Class AAA common stock pursuant to Regulation CF and A offering	-	-	-	-	-	-	100,000	10	285,937,828	28,594	48,106,322	-	-	-	48,134,926
Conversion of preferred and common shares into Class AAA common shares	(8,053,255)	(805)	(18,954,782)	(1,895)	(1,526,425)	(153)	(146,718)	(15)	28,681,180	2,868	-	-	-	-	-
Exercise of options	-	-	-	-	2,988,322	299	-	-	-	-	12,216	-	-	-	12,515
Equity issuance for ownership	-	-	-	-	-	-	208,334	21	72,666,668	7,267	14,771,045	-	-	-	14,778,333
Equity issuance for advertising & advisory	-	-	-	-	-	-	-	-	8,301,923	830	999,170	-	-	-	1,000,000
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	825,437	-	-	-	825,437
Offering costs	-	-	-	-	-	-	-	-	-	-	(29,877,129)	-	-	-	(29,877,129)
Net loss	-	-	-	-	-	-	-	-	-	-	0	-	-	(5,885,247)	(5,885,247)
Balances at December 31, 2025	345,659,651	$34,566	627,870,232	$62,788	22,199,069	$2,219	11,155,245	$1,115	544,907,998	$54,491	$52,828,524	18,360,594	$(150,000)	$(13,498,910)	$39,334,791

See accompanying notes, which are an integral part of these consolidated financial statements.

F-5

MODE MOBILE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(5,885,247)	$(3,514,452)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of intangibles	1,380,688	-
Depreciation and amortization	8,881	5,370
Stock-based compensation	825,437	757,185
Change in fair value of warrant	1,874,611	-
Deferred income taxes	1,442,537
Prepaid advertising credits	1,000,000	-
Amortization of debt discount	279,084
Bad debt	-	89,025
Realized gains on cryptocurrency sales	-	(376,905)
Impairment expense	-	51,060
Non-cash inventory write-down	15,910
Prior period valuation allowance	519,617
Changes in operating assets and liabilities:	-
Accounts receivable	(1,876,589)	(483,415)
Prepaid expenses	(92,548)	(77,113)
Inventory	182,884	354,312
Other receivables	39,371
Prepaid advertising	(433,021)	-
EARNM Foundation	(570,038)	(230,000)
Other current assets	(64,312)	128,483
Accounts payable and accrued expenses	(483,452)	1,300,022
Income taxes payable	210,278	277,743
Deferred revenue	223,237	37,775
Net cash used in operating activities	(1,402,673)	(1,680,909)
Cash flows from investing activities:
Proceeds from cryptocurrency sales	2,750	660,576
Purchase of property and equipment	(15,181)	(9,663)
Acquisition of assets, net of cash acquired	(8,327,669)
Acquisition of business, net of cash acquired	(23,478,422)	-
Net cash (used in) provided by investing activities	(31,818,521)	650,913
Cash flows from financing activities:
Proceeds from notes payable	14,933,470	-
Repayments of notes payable	(833,333)	-
Deferred offering costs	4,390,363	(4,390,362)
Issuance of common stock, net of offering costs	18,257,796	8,508,353
Subscription receivable	(279,726)	-
Payments to selling shareholders	(1,265,000)	1,265,000
Exercise of options	12,515	9,482
Net cash provided by financing activities	35,216,084	5,392,472
Net change in cash and cash equivalents	1,994,890	4,362,476
Cash and cash equivalents at beginning of year	6,886,521	2,524,045
Cash and cash equivalents at end of year	$8,881,411	$6,886,521

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

Supplemental disclosure of cash flow information:
Issuance of common stock for assets acquisitions	$14,948,333	$-
Issuance of note payable for business combination	$8,909,605	$-
Purchase of cryptocurrency	$300	$269,818
Indemnification holdback pursuant to assets acquisitions	$1,975,490	$-
Goodwill assumed in business combinations	$31,740,198	$-
Assets assumed on acquisitions	$3,100,285	$-
Liabilities assumed on acquisitions	$1,944,046	$-

See accompanying notes, which are an integral part of these consolidated financial statements

F-6

MODE MOBILE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2025 and 2024

1.	NATURE OF OPERATIONS

Mode Mobile, Inc. (collectively, the “Company” or “Mode Mobile”) is a technology company that operates the Mode EarnOS enabling users the ability to earn rewards on a single platform for interacting with digital content on their smartphones. The Company also offers the Mode EarnPhone, a smartphone embedded with the Company’s EarnOS software for a more integrated and enhanced earnings experience. The consolidated financial statements consist of the following entities (each an “Entity”, collectively the “Entities”):

●	Mode Mobile, Inc., a Delaware Corporation organized on April 23, 2015. Mode Mobile, Inc. is a holding company which owns 100% of Mode Mobile, LLC’s membership interests. Mode Mobile, Inc. was previously known as Nativ Mobile Inc. before a name change on October 25, 2022 and prior to that, was known as Nativ Mobile, LLC before a name change on February 25, 2021.

●	Mode Mobile, LLC, a Delaware Limited Liability Company organized on April 25, 2017 and is a 100% wholly owned subsidiary of Mode Mobile, Inc. Mode Mobile, LLC was organized to develop an earnings ecosystem where users would be rewarded for their time, attention and data. Mode Mobile, LLC was previously known as Current Mobile, LLC before a name change on February 4, 2022 and prior to that, was known as Current Media, LLC before a name change on March 10, 2021.

●	Mode Phone, LLC, an Illinois Limited Liability Company organized on November 10, 2020 and is a 100% wholly owned subsidiary of Mode Mobile, Inc. Mode Phone, LLC was organized to build out and support the Company’s smartphone business, which focuses on the marketing and distribution of the Mode Earn Phone.

●	Current (Gibraltar) Limited (“CGL”), a Gibraltar Company organized on June 19, 2018. The Entity was organized to develop a rewards protocol, the purpose of which is intended to be used as a rewards distribution mechanism through a deep partnership with Mode Mobile and its user base. Mode Mobile, Inc has 100% voting rights and 0% economic rights to CGL, and, under ASC 810-10, was not consolidated into the Company’s financial statements and was accounted for as an unconsolidated variable interest entity ended December 31, 2024 and December 31, 2025 (see Note 10).

The above entity structure has been in effect since February 25, 2021, on which date the Company consummated a corporate reorganization transaction (the “Reorganization”) where, among other things, Mode Mobile, Inc. converted its corporate status from a limited liability company to a C-corporation and became a holding company for the Company’s operating entities. Prior to the consummation of the corporate reorganization transaction, MobileX Labs, LLC, a now-defunct Indiana limited liability company formed in 2012, served as the entity through which all profits and losses ultimately flowed for tax purposes. On the effective date of the corporate reorganization, MobileX Labs, LLC was dissolved in accordance with applicable state law. The primary purpose of the corporate reorganization was to align the investments of the now-existing preferred stockholders into one single entity.

During fiscal year 2025, the Company completed five strategic acquisitions to expand its portfolio of mobile applications and accelerate revenue diversification. These acquisitions are described below:

●	App Lock LLC (acquired January 24, 2025; total purchase consideration $10,485,219 via asset purchase agreement): App Lock allows users to lock apps like messaging apps, social apps, and email apps. The acquisition enables Mode Mobile to expand its mobile application portfolio and customer base in the identity verification and security technology markets.

●	Gallery (acquired August 22, 2025; enterprise value $1,226,666 via asset purchase agreement): Gallery App is an Android-based mobile gallery and vault application with over 3.92 million total downloads, 210,000 daily active users (DAU), and a 4.53 average user rating.

●	Cleaner App (acquired October 31, 2025; enterprise value $528,000 via asset purchase agreement): Cleaner App is an Android-based mobile utility application designed to optimize device storage by identifying and removing unnecessary files, including large files and duplicate or unwanted photos.

●	NGL Labs, LLC (acquired December 1, 2025; enterprise value $43,509,360 via merger agreement): NGL Labs LLC is a developer of anonymous social-messaging platforms, best known for operating the “NGL: ask me anything” application, which enables users to send and receive anonymous messages through social media.

●	Trimbox, LLC (acquired December 23, 2025; enterprise value of $2,955,690 via merger agreement): Trimbox is a provider of an email inbox-cleaning application, best known for its tool that enables users to unsubscribe from mailing lists and bulk-delete unwanted emails with one click.

Each acquisition has been accounted for as a business combination under ASC 805, or as an asset acquisition where applicable, and a purchase price allocation has been completed for each transaction. Subsequent to December 31, 2025, the Company acquired the QR Code App via asset acquisition on March 2, 2026. See Note 15 — Subsequent Events for further details.

F-7

MODE MOBILE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2025 and 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”). The Company’s fiscal year is December 31.

The consolidated financial statements have been presented to reflect the capital structure per the Reorganization on a retroactive basis.

Principles of Consolidation

These consolidated financial statements include the accounts of Mode Mobile and its subsidiaries Mode Mobile, LLC, Mode Phone, LLC, and App Lock LLC, Cleaner App, Gallery App, Trimbox, LLC and NGL Labs LLC. All intercompany transactions and balances have been eliminated in consolidation.

The Company evaluates its relationships with other entities to identify whether they are variable interest entities (“VIE”) as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 810, Consolidation (“ASC 810”), and to assess whether it is the primary beneficiary of such entities. If the determination is made that the Company is the primary beneficiary, then that entity is consolidated.

Stock Split

On February 28, 2023, the Board of Directors approved a 162-for-1 forward stock split of its issued and outstanding shares of common and preferred stock. Accordingly, all share and per share amounts for all periods presented in the accompanying consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this forward stock split.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these consolidated financial statements include, but are not limited to, the valuations of common stock, useful lives and expected future cash flows of long-lived assets including intangible assets, valuation of assets acquired and liabilities assumed in business combinations and asset acquisitions, fair value of warrant liabilities, net realizable value of accounts receivable and other receivables, stock-based compensation, amortization of performance obligation liabilities and valuation of cryptocurrency assets, estimate of the valuation allowance on deferred tax assets and corporate income taxes.. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Business Acquisitions

The Company accounts for business combinations and asset acquisitions in accordance with the guidance set forth in FASB ASC 805. For transactions meeting the definition of a business under ASC 805-10, the Company utilizes the acquisition method, which requires that the purchase consideration be measured at fair value as of the acquisition date. This consideration typically includes cash transferred, the fair value of equity interests issued, and the acquisition-date fair value of any promissory notes or contingent consideration. Identifiable assets acquired and liabilities assumed are recognized at their estimated fair values as of the acquisition date, with any excess of the purchase price over the fair value of net identifiable assets recorded as goodwill pursuant to ASC 805-30. Conversely, if the fair value of the net assets acquired exceeds the consideration transferred, a bargain purchase gain is recognized in earnings on the acquisition date. Acquisition-related costs, such as legal and advisory fees, are expensed as incurred in accordance with ASC 805-10-25-23.

In instances where a transaction does not meet the definition of a business because substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the transaction is accounted for as an asset acquisition under ASC 805-50. In an asset acquisition, the cost of the acquisition is allocated to the individual identified assets acquired and liabilities assumed based on their relative fair values, and no goodwill is recognized. Unlike business combinations, transaction costs in an asset acquisition are capitalized as a component of the cost of the assets acquired. Furthermore, if the cost of the acquisition exceeds the fair value of the net assets, the excess is allocated to the non-financial assets on a relative fair value basis rather than being recorded as goodwill.

F-8

MODE MOBILE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2025 and 2024

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in financial institutions, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. As of December 31, 2025 and 2024, the Company had not experienced losses on these accounts and held uninsured deposit amounts of $8,631,410 and $6,636,520 respectively.

Cash and Cash Equivalents

Cash and cash equivalents represent cash and highly liquid investments with an original contractual maturity at the date of purchase of three months or less. As of December 31, 2025 and 2024 cash and cash equivalents of $8,881,411 and $6,886,521, respectively, consisted primarily of checking and money market.

Fair Value Measurements

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

●	Level 1—Quoted prices in active markets for identical assets or liabilities.

●	Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

●	Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2025 and 2024, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value. The carrying values of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, and accounts payable, approximate their fair values due to their short-term maturities. See Note 4 for the fair value hierarchy table summarizing the Company’s financial assets and liabilities measured at fair value on a recurring basis.

F-9

MODE MOBILE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2025 and 2024

	Fair Value Measurements as of December 31, 2025 Using:
	Level 1	Level 2	Level 3	Total

Assets :
Treasury accounts	$52,976	$-	$-	$52,976
Cryptocurrency assets	$-	$-	$10,081	$10,081
	$52,976	$-	$10,081	$63,057
Liabilities:
Warrant liability	$-	$2,080,315	$-	$2,080,315
	$-	$2,080,315	$-	$2,080,315

	Fair Value Measurements as of December 31, 2024 Using:
	Level 1	Level 2	Level 3	Total

Assets :
Treasury accounts	$2,667,503	$-	$-	$2,667,503
Cryptocurrency assets	$-	$-	$12,531	$12,531
	$2,667,503	$-	$12,531	$2,680,034
Liabilities:
Warrant liability	$-	$-	$-	$-
	$-	$-	$-	$-

Accounts Receivable and Allowance for Credit Losses

The Company’s accounts receivable are due from customers primarily from the Company’s marketing revenue. The Company maintains an allowance for credit losses in accordance with ASC 326, Financial Instruments – Credit Losses, which requires the use of a current expected credit loss (“CECL”) model. Under this model, the Company estimates expected credit losses over the contractual term of its receivables at inception and updates the estimate at each reporting date. The allowance is based on historical collection experience, the age of outstanding receivables, current economic conditions, and reasonable and supportable forecasts of future economic conditions that may affect collectability. When receivables are determined to be uncollectible, principal amounts of such receivables outstanding are written off against the allowance. As of December 31, 2025 and 2024, the allowance for credit losses was $653,670 and $674,623, respectively.

Inventory

Inventory consists primarily of finished goods related to the Company’s hardware phones and is stated at the lower of cost, using the weighted-average cost method, or net realizable value. Inventory was $15,727 and $214,521 as of December 31, 2025 and 2024, respectively. The Company evaluates inventory for excess quantities, obsolescence, and other indicators of impairment based on estimated demand, inventory on hand, sales activity, and other relevant factors, and records write-downs to net realizable value when required. Once inventory is written down, a new cost basis is established. No write-downs to net realizable value were recorded during the years ended December 31, 2025 and 2024.

Property and Equipment, Net

Property and equipment are stated at cost less accumulated depreciation. Property and equipment consists of computer equipment, and depreciation expense is recognized using the straight-line method over the estimated useful life of five years for computer equipment.

When assets are retired or otherwise disposed of, the cost, accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statements of operations in the period realized. Maintenance and repairs that do not enhance or extend the asset’s useful life are charged to operating expenses as incurred.

F-10

MODE MOBILE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2025 and 2024

The following is a summary of property and equipment:

	December 31,
	2025	2024
Computer equipment	$35,166	$19,985
Less: Accumulated depreciation	(15,589)	(6,708)
Property and equipment, net	$19,577	$13,277

Depreciation expense was $8,881 and $5,370 for the years ended December 31, 2025 and 2024 respectively.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of the carrying value of long-lived assets held and used in its operations for impairment on at least an annual basis or whenever events or changes in circumstances indicate that their carrying value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future net cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. These projected future cash flows may vary significantly over time as a result of increased competition, changes in technology, fluctuations in demand, consolidation of its customers and reductions in average sales prices. If the carrying value is determined not to be recoverable from future operating cash flows, the asset is deemed impaired, and an impairment loss is recognized to the extent the carrying value exceeds the estimated fair value of the asset. The fair value of the asset or asset group is based on market value when available, or when unavailable, on discounted expected cash flows.

Intangible Assets

Intangible assets consist primarily of developed technology, trade names and trademarks, customer relationships, non-compete agreements, and other identifiable intangible assets acquired in business combinations and asset acquisitions. Finite-lived intangible assets are recorded at cost or acquisition-date fair value, net of accumulated amortization and impairment, and are amortized on a straight-line basis over their estimated useful lives. The Company reviews finite-lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the carrying amount is not recoverable, an impairment loss is recognized for the amount by which the carrying amount exceeds fair value.

Indefinite-lived intangible assets are not amortized and are tested for impairment annually, or more frequently if events or changes in circumstances indicate that impairment may exist.

Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired in a business combination. Goodwill is not amortized and is tested for impairment at the reporting unit level annually, or more frequently if events or changes in circumstances indicate that impairment may exist. The Company may first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the Company elects to bypass the qualitative assessment, or if the qualitative assessment indicates potential impairment, the Company performs a quantitative impairment test and recognizes an impairment charge for the amount by which the carrying amount of the reporting unit exceeds its fair value, not to exceed the amount of goodwill allocated to that reporting unit.

Digital Assets – Cryptocurrencies and Nonfungible Tokens

The Company accounts for its cryptocurrency holdings in accordance with ASU 2023-08, Intangibles—Goodwill and Other—Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets, which the Company adopted effective January 1, 2025 (the first fiscal year beginning after December 15, 2024). Under ASC 350-60, the Company measures its cryptocurrency assets at fair value at each reporting date, with changes in fair value recognized in net income or loss in the period in which the change occurs. Fair value is determined based on Level 1 quoted prices on active exchanges in accordance with ASC 820, Fair Value Measurement. The adoption of ASU 2023-08 required a cumulative-effect adjustment recorded to the opening balance of retained earnings (accumulated deficit) as of January 1, 2025; such adjustment was not material given the immaterial carrying amounts involved. The prior-period impairment-only model is no longer applied to cryptocurrency holdings.

Nonfungible token (“NFT”) assets are not within the scope of ASC 350-60. The Company continues to account for NFT assets as indefinite-lived intangible assets and applies an impairment-only model, recognizing impairment charges for decreases in fair value below carrying amount. Full impairment related to NFTs was recorded during the year ended December 31, 2024.

The Company realizes gains and losses upon sale or transfer of cryptocurrencies and NFTs, and are recorded under other (expense) income in the consolidated statements of operations. The gains and losses recognized from non-cash transactions are reflected as adjustments to reconcile to operating cash flows in the consolidated statements of cash flows.

F-11

MODE MOBILE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2025 and 2024

Warrants

The Company evaluates all warrants in accordance with ASC 480, Distinguishing Liabilities from Equity, and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity, to determine whether the instruments should be classified as equity or liability. Warrants that meet the equity classification criteria under ASC 815-40 are recorded in additional paid-in capital and are not subsequently remeasured. Warrants that do not meet these criteria are classified as liabilities and initially measured at fair value, with subsequent remeasurement at each reporting date and changes in fair value recognized in earnings.

The fair value of warrants is determined using the Black-Scholes option pricing model in accordance with ASC 820, Fair Value Measurement, which incorporates assumptions such as expected volatility, expected term, risk-free interest rate, and dividend yield.

The fair value of warrant liabilities is included in the fair value measurement hierarchy table disclosed in Note 4.

Revenue Recognition

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective January 1, 2019, using the modified retrospective transition approach applied to all contracts. Therefore, the reported results for the years ended December 31, 2025 and 2024 reflect the application of ASC 606. Management determined that there were no retroactive adjustments necessary to revenue recognition upon the adoption of the ASU 2014-09. The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;
●	Identification of the performance obligations in the contract;
●	Determination of the transaction price;
●	Allocation of the transaction price to the performance obligations in the contract; and
●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. In determining the transaction price, the Company uses significant judgment to estimate variable consideration, specifically for digital marketing transactions subject to adjustments or “clawbacks” by advertising partners based on final engagement metrics. Revenue is recognized only to the extent that it is probable that a significant reversal will not occur. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Company evaluates whether it is the principal (reports revenue on a gross basis) or agent (reports revenue on a net basis) in its shared revenue arrangements. The Company generally acts as the principal when it controls the promised service before it is transferred to the customer.

The Company’s Mode Earn App enables users the ability to earn rewards on a single platform for interacting with digital content on their smartphones. Mode Mobile drives user engagement and monetizes user activity primarily through digital marketing revenue from advertising partners (including ad networks, ad exchanges, and brand partners). The Company satisfies performance obligations and recognizes revenue over time as the advertising services are delivered.

The Company also generates revenue from proof-of-concept phone hardware sales. Control transfers at a point in time, and as such, revenue is recognized upon shipment. This includes the transfer of legal title, physical possession, the risks and rewards of ownership, and customer acceptance. For proof-of-concept subscriptions, control transfers over time, and as such, revenue is recognized on a straight-line basis.

F-12

MODE MOBILE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2025 and 2024

Revenue by source consisted of the following for the years ended December 31, 2025 and 2024:

	Years Ended
	December 31,
	2025	2024
Advertising and software subscriptions	$21,781,016	$10,121,030
Service revenue	1,500	1,852,240
Other (including hardware)	369,119	163,025
Net revenues	$22,151,635	$12,136,295

Former Related Party Revenue

During the year ended December 31, 2024, the Company recognized $1,851,240 in revenue from services provided to Current (Gibraltar) Limited , which was a related party of the Company during this period (see Note 10 — Former Related Party Receivable). The services encompassed development, engineering, sales, and marketing support, with compensation determined at a rate of $1.75 per unique Mystery Box reveal by users within the Mode Earn App.

Effective December 31, 2024, the related party relationship with CGL was wound down and CGL is no longer revenue-generating. Accordingly, the Company does not expect to recognize revenue from CGL in future periods. Revenue recognized from CGL during the year ended December 31, 2024 was conducted at terms established under a negotiated services agreement. Management believes the terms of the arrangement were consistent with arm’s-length conditions prevailing during the period.

Contract Balances

The Company invoices customers based upon contractual billing schedules, and accounts receivable are recorded when the right to consideration becomes unconditional. Contract liabilities represent prepayments received in advance of performance obligations met.

As of December 31, 2025 and 2024, the Company has deferred revenue of $261,012 and $37,775, respectively.

Cost of Net Revenues

Cost of net revenues consists primarily of user redemptions on the Mode Earn App. The Company shares a portion of generated revenue with users and also facilitates earnings and savings for users directly from advertising brands. Monthly user redemption costs represent the dollar value of rewards redeemed by users that are paid out by the Company. Cost of net revenues also includes hosting costs, as well as the product and related fulfillment costs of hardware products sold.

Cost of net revenue by source consisted of the following for the years ended December 31, 2025, and 2024:

	Years Ended
	December 31,
	2025	2024
Advertising	$938,227	$722,879
Other (including hardware)	768,642	393,480
Cost of net revenues	$1,706,869	$1,116,359

Advertising and Promotion

Advertising and promotional costs are expensed as incurred. Advertising costs were $4,189,978 and $1,999,517 for the years ended December 31, 2025, and 2024, respectively, and are included in sales and marketing expenses in the consolidated statements of operations.

Research and Development Costs

Costs incurred in the research and development of the Company’s technology and products are expensed as incurred.

F-13

MODE MOBILE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2025 and 2024

General and Administrative Expenses

General and administrative expenses consist primarily of payroll and payroll-related benefits and taxes, professional services, administrative expenditures, and information technology. General and administrative expenses also include acquisition-related transaction costs for business combinations, which are expensed as incurred (see Note 6).

Other Income

Other income consists primarily of interest and dividend income earned on treasury holdings and money market balances, as well as credit card rewards. For the years ended December 31, 2025 and 2024, the Company recognized $664,728 and $101,137, respectively.

Accounting for Preferred Stock

ASC 480, Distinguishing Liabilities from Equity, includes standards for how an issuer of equity (including equity shares issued by consolidated entities) classifies and measures on its consolidated balance sheet certain financial instruments with characteristics of both liabilities and equity.

Management is required to determine the presentation for the preferred stock as a result of the redemption and conversion provisions, among other provisions in the agreement. Specifically, management is required to determine whether the embedded conversion feature in the preferred stock is clearly and closely related to the host instrument, and whether the bifurcation of the conversion feature is required and whether the conversion feature should be accounted for as a derivative instrument. If the host instrument and conversion feature are determined to be clearly and closely related (both more akin to equity), derivative liability accounting under ASC 815, Derivatives and Hedging, is not required. Management determined that the host contract of the preferred stock is more akin to equity, and accordingly, liability accounting is not required by the Company. The Company has presented preferred stock within stockholders’ equity.

Costs incurred directly for the issuance of the preferred stock are recorded as a reduction of gross proceeds received by the Company, resulting in a discount to the preferred stock. The discount is not amortized.

Accounting for Equity Units

Financial instruments issued by the Company are classified as equity only to the extent that they do not meet the definition of a financial liability or financial asset. The Company’s common shares are classified as equity instruments. Common shares issued for consideration other than cash are valued at the fair value of the assets received or the services rendered. If the fair value of the assets received or services rendered cannot be reliably measured, common shares issued for consideration will be valued at their fair value on the date of issuance.

Stock-Based Compensation

The Company measures all stock-based awards granted to employees and directors based on the fair value on the date of the grant and recognizes compensation expense for those awards over the requisite service period, which is generally the vesting period of the respective award. The Company issues stock-based awards with only service-based vesting conditions and records the expense for these awards using the straight-line method. For awards with performance-based vesting conditions, the Company records the expense if and when the Company concludes that it is probable that the performance condition will be achieved.

The Company classifies stock-based compensation expense in its statement of operations in the same manner in which the award recipient’s payroll costs are classified or in which the award recipient’s service payments are classified.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The Company historically has been a private company and lacks company-specific historical and implied volatility information for its stock. Therefore, it estimates its expected stock price volatility based on the historical volatility of publicly traded peer companies and expects to continue to do so until such time as it has adequate historical data regarding the volatility of its own traded stock price. The expected term of the Company’s stock options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” options. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is based on the fact that the Company has never paid cash dividends on common stock and does not expect to pay any cash dividends in the foreseeable future. The Company recognizes forfeitures as they occur as there is insufficient historical data to accurately determine future forfeitures rates. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards.

The Company records an expense for stock issued for services as an expense based on the number of shares issued and fair value of the underlying stock issued to the recipient.

F-14

MODE MOBILE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2025 and 2024

Deferred Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to additional paid-in capital or as a discount to debt, as applicable, upon the completion of an offering or to expense if the offering is not completed.

As of December 31, 2025 and 2024, the Company had capitalized $0 and $ 4,390,362 in deferred offering costs, respectively.

Income Taxes

The Company accounts for income taxes under the asset and liability method in accordance with ASC 740, Income Taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in the Consolidated Statements of Operations in the period that includes the enactment date.

The Company establishes a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company recognizes interest and penalties related to unrecognized tax benefits within the provision for income taxes.

In accordance with ASU 2023-09, the Company provides enhanced disclosures regarding income taxes paid, disaggregated by federal, state, and foreign jurisdictions, as well as a detailed reconciliation of the effective tax rate using specific categories and thresholds. The Company evaluates its tax positions across all jurisdictions subject to examination based on the facts, circumstances, and information available at the reporting date.

Commitment and Contingencies

The Company records a liability for pending litigation and other loss contingencies when it is probable that a loss has been incurred and the amount can be reasonably estimated in accordance with ASC 450. If a loss is only reasonably possible, or if the amount cannot be reasonably estimated, the Company discloses the nature of the matter and an estimate of the potential loss or range of loss, unless such an estimate cannot be determined.

The Company also discloses significant non-cancelable contractual obligations and capital commitments that represent future cash requirements. Legal fees related to these matters are expensed as the services are provided. Gain contingencies are not recognized in the financial statements until the gain is realized or definitely realizable. These assessments are reviewed periodically and adjusted as additional information becomes available.

Segment Reporting

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

F-15

MODE MOBILE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2025 and 2024

Debt Issuance Costs

Debt discount and debt issuance costs are presented as a direct deduction from the carrying amount of the related debt liability on the balance sheets, pursuant to Financial Accounting Standards Board (“FASB”) ASC 835-30 and ASC 470. These costs and discounts are amortized to interest expense over the term of the debt using the effective interest method.

Prepaid Advertising

On April 10, 2025, the Company entered into a media-for-equity arrangement with Mercurius Media Capital, LP (“MMC”), pursuant to which the Company issued 7,692,307 shares of Class AAA common stock in exchange for $1,000,000 in advertising media credits (the “First Tranche Credit”). The equity issuance was measured at the fair value of shares issued of $0.13 per share, supported by contemporaneous arm’s-length financing transactions, resulting in the recognition of common stock and additional paid-in capital of $7,692 and $992,308, respectively. The advertising credits are non-transferable, non-refundable, and expire on December 31, 2025. The credits are classified as prepaid advertising within current assets, consistent with ASC 340-20 and ASC 720-35. Advertising expense is recognized as credits are utilized and advertising placements are delivered. Management evaluates the prepaid advertising balance for impairment each reporting period. As of December 31, 2025, the prepaid advertising balance is $433,021. The agreement also contemplates an additional issuance of $2,000,000 of Class AAA common stock in exchange for additional advertising credits beginning January 1, 2026, subject to mutual agreement of the parties and satisfaction of first tranche utilization conditions. No amounts related to this second tranche have been recognized as of the balance sheet date, as the arrangement does not constitute a binding commitment. The second tranche is disclosed as a contingent contractual commitment.

Payable to Shareholders

In August 2024, the Company launched an offering of Class AAA Common Stock pursuant to Regulation A+ (Tier 2) of the Securities Act of 1933, as amended (the “Offering”). The Offering permitted the Company to raise up to $30,000,000 in gross proceeds from the issuance of newly issued shares, and permitted certain existing security holders (the “Selling Shareholders”) to receive up to $7,500,000 in aggregate gross proceeds from the resale of their existing shares to new investors.

Per the filing, after the Company raises $5,000,000 in gross proceeds from primary issuances, subsequent closings will structure issuances so that 77% of shares are newly issued by the Company and 23% are existing shares sold by the Selling Shareholders on a pro-rata basis. The Selling Shareholders may sell up to 30,000,000 shares in aggregate, representing no more than 10% of the total shares offered in the Offering. The shares sold by the Selling Shareholders will not exceed 30% of the aggregate Class AAA Common Stock value issued in the Offering. The Company will not receive any proceeds from the sale of shares by the Selling Shareholders. Proceeds from such sales will be distributed directly to the respective Selling Shareholders, net of a 5% placement agent commission payable to Dealmaker Securities LLC. Subscriptions attributable to Selling Shareholder shares are allocated among participating Selling Shareholders on a pro-rata basis at each closing. As of December 31, 2024, the outstanding balance owed to Selling Shareholders was $1,265,000. Proceeds from primary share issuances received by the Company are classified as financing activities in the statement of cash flows. Proceeds payable to Selling Shareholders are recorded as a liability upon receipt and are excluded from the Company’s equity accounts, as they do not represent proceeds from newly issued shares.

EARNM Foundation

Effective December 31, 2024, CGL began wind-down efforts and a new, arms-length entity, EARNM Foundation, was established. As such, the Company wound down the related party relationship with CGL. Subsequent to the wind-down, the Company entered into a services agreement with EARNM Foundation to provide supporting operational services. EARNM Foundation is not a related party of the Company. As of December 31, 2025, the Company has recorded a receivable of $800,038, and $230,000 as of December 31, 2024 due from EARNM Foundation arising from supporting services provided under the arms-length services agreement. The receivable is classified as a current asset based on management’s expectation of collection within twelve months of the balance sheet date. No allowance for credit loss has been recorded as of December 31, 2025, as management believes the balance is fully collectible.

F-16

MODE MOBILE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2025 and 2024

Basic and Diluted Loss per Share

Basic and diluted loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted loss per share. Diluted loss per share reflects the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted loss per share if their inclusion would be anti-dilutive. As all potentially dilutive securities are anti-dilutive as of December 31, 2025 and 2024, diluted loss per share is the same as basic loss per share. Potentially dilutive items included the following:

	Years Ended
	December 31,
	2025	2024
Series Seed convertible preferred stock	345,659,651	353,712,906
Stock options	233,249,810	209,713,228
Warrants	13,355,208	3,721,875
Total potentially dilutive shares	592,264,669	567,148,009

Recently Adopted Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires enhanced disclosures regarding income taxes paid, disaggregated by federal, state, and foreign jurisdictions, as well as a detailed rate reconciliation using specific categories and thresholds. The Company adopted ASU 2023-09 for the year ended December 31, 2025, and the adoption did not have a material impact on the Company’s financial statements beyond enhanced disclosures.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires enhanced disclosures about significant segment expenses regularly provided to the chief operating decision maker (“CODM”) and included within each reported measure of segment profit or loss. The Company adopted ASU 2023-07 for the year ended December 31, 2025, and the adoption did not have a material impact on the Company’s financial statements beyond enhanced disclosures.

Recently Issued Accounting Pronouncements

In December 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40), which requires public entities to provide disaggregated disclosures of certain expense categories within income statement line items. The standard is effective for fiscal years beginning after December 15, 2026, and interim periods beginning after December 15, 2027, with early adoption permitted. The Company has adopted this standard in its consolidated financial statement disclosures effective December 31, 2025.

F-17

MODE MOBILE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2025 and 2024

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740)—Improvements to Income Tax Disclosure” (“ASU 2023-09”), which establishes new income tax disclosure requirements in addition to modifying and eliminating certain existing requirements primarily relating to the rate reconciliation and income taxes paid. This includes a tabular reconciliation using both percentages and reporting currency amounts, covering various tax and reconciling items, and disaggregated summaries of income taxes paid during the period. ASU 2023-09 is required to be adopted for annual periods beginning after December 15, 2024, with early adoption permitted. The Company has adopted this standard in its consolidated financial statement disclosures effective December 31, 2025.

In April 2019, the FASB issued ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, which amends and clarifies several provisions of Topic 326. In May 2019, the FASB issued ASU 2019-05, Financial Instruments-Credit Losses (Topic 326): Targeted Transition Relief, which amends Topic 326 to allow the fair value option to be elected for certain financial instruments upon adoption. ASU 2019-10 extended the effective date of ASU 2016-13 until December 15, 2022. The Company adopted this new guidance, including the subsequent updates to Topic 326, on April 1, 2022 and the adoption did not have a material impact on the Company’s financial statements and related disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

3.	GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has evaluated its ability to continue as a going concern for the twelve-month period following the expected financial statement issuance date of April 30, 2026, in accordance with ASC 205-40, Presentation of Financial Statements — Going Concern.

The Company has incurred recurring operating losses in each fiscal year from 2022 through 2025, including operating losses of approximately $10,057,042 in 2022, $6,078,061 in 2023, $3,663,691 in 2024, and $2,610,680 in 2025. These conditions, considered in the aggregate, raised substantial doubt about the Company’s ability to continue as a going concern within the look-forward period.

Management has developed and is actively executing plans intended to mitigate these conditions. In the first quarter of 2026, the Company launched a capital raise under Regulation A+ (Tier 2) of the Securities Act of 1933, as amended. The offering has been qualified by the SEC, providing the Company with broad access to retail and institutional investors, and management believes the offering is probable of generating sufficient proceeds to support operations through the look-forward period, based on early investor engagement and the Company’s established brand and user base.

On March 19, 2026, the Company entered into a term sheet with Partners For Growth to upsize the current facility by $3,000,000. This loan has the same terms as the existing facility, including a 36 month term with 13.25% annual interest. Management is negotiating final documentation and expects drawdown to be completed the first week of May.

Finally, the Company completed the acquisitions of NGL Labs, LLC (December 1, 2025), Trimbox, LLC (December 23, 2025), and the QR Code App (March 2, 2026) and expects these businesses to contribute meaningful operating income during the look-forward period. NGL Labs is projected to contribute approximately $13.0 million in operating income for fiscal year 2026, Trimbox is projected to contribute approximately $0.7 million, and the QR Code App is projected to contribute approximately $4.0 million, for projected aggregate contributions of approximately $17.7 million in combined operating income during the look-forward period. These projections are subject to ongoing revision.

After consideration of plans described above, management concluded that it is probable that the plans will be effectively implemented and will mitigate the conditions that raised substantial doubt. Accordingly, management has concluded that substantial doubt about the Company’s ability to continue as a going concern has been alleviated. These financial statements have been prepared on a going concern basis and do not include any adjustments that might result from the Company’s inability to continue as a going concern.

F-18

MODE MOBILE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2025 and 2024

4.	CRYPTOCURRENCIES AND NFTs

Effective January 1, 2025, the Company adopted ASU 2023-08, Intangibles—Goodwill and Other—Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets. Under ASC 350-60, cryptocurrency assets are measured at fair value at each reporting date, with changes in fair value recognized in net income or loss in the period in which the change occurs. Fair value is determined using Level 1 quoted prices on active cryptocurrency exchanges in accordance with ASC 820, Fair Value Measurement. The adoption of ASU 2023-08 required a cumulative-effect adjustment recorded to the opening balance of accumulated deficit as of January 1, 2025; such adjustment was not material given the immaterial carrying amounts involved.

Indefinite-lived intangible assets are not subject to amortization, but rather are tested for impairment on an annual basis and more frequently if events or circumstances change that indicate that it is more likely than not that the asset is impaired. As a result, the Company recognizes decreases in the value of its holdings in cryptocurrency. Both Bitcoin and Ether are traded on exchanges in which there are observable prices in an active market. The Company considers quoted prices below its carrying cost to be an impairment indicator. The quoted price and observable prices are determined by the Company using a principal market analysis in accordance with ASC 820, Fair Value Measurement.

The Company designates each cryptocurrency type as a separate unit of account. Realized gains and losses upon sale or disposal of cryptocurrency are recognized in other income (expense) in the consolidated statements of operations. Changes in fair value are also recognized in other income (expense) in the consolidated statements of operations. For the year ended December 31, 2025, no material unrealized gain or loss on cryptocurrency was recognized. Under the prior impairment-only model, no impairment charges were recorded in 2024.

Cryptocurrencies

Realized gains on cryptocurrency holdings were $0 and $376,905 for the years ended December 31, 2025, and 2024, respectively. No unrealized gain or loss on cryptocurrency was recorded for the year ended December 31, 2025. Under the prior impairment-only model, no impairment charges against cryptocurrency holdings were recorded in 2024.

The following table presents the activity in cryptocurrency assets for the years ended December 31, 2025 and 2024, are as follows:

Cryptocurrency
assets
Balance at December 31, 2023	$26,384
Purchase of cryptocurrency	269,818
Sales of cryptocurrency	(660,576)
Realized gains on cryptocurrency sales	376,905
Balance at December 31, 2024	12,531
Purchase of cryptocurrency	300
Sales of cryptocurrency	(2,750)
Realized gains on cryptocurrency sales	-
Balance at December 31, 2025	$10,081

Nonfungible Token Assets

The Company owns a portfolio of NFT assets that were first acquired in early 2022. NFT assets are not within the scope of ASC 350-60. The Company continues to account for NFT assets as indefinite-lived intangible assets under an impairment-only model, recognizing impairment charges for decreases in fair value below carrying amount. As of December 31, 2025, the portfolio was fully impaired and the balance was $0. The following is a summary of NFT activity for 2025 and 2024:

Nonfungible
token assets
Balance at December 31, 2023	$51,060
Purchases of NFTs	-
Impairment	(51,060)
Balance at December 31, 2024	(0)
Purchases of NFTs	-
Impairment	-
Balance at December 31, 2025	$(0)

F-19

MODE MOBILE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2025 and 2024

5.	INTANGIBLE ASSETS

As of December 31, 2025, intangible assets, net consisted of:

	December 31,
	2025	2024
Asset acquisition intangibles	$11,942,335	$-
Business combination intangibles	12,785,000	-
Total	24,727,335	-
Less: Accumulated amortization	(1,380,688)	-
Intangible assets, net	$23,346,647	$-

Amortization expense for the year ended December 31, 2025, was $1,380,688, which is included in general and administrative in the consolidated statements of operations.

Future amortization expense for the intangible assets is as follows:

Year ending December 31,
2026	5,001,882
2027	4,977,757
2028	4,669,571
2029	1,708,955
2030	1,693,469
Thereafter	5,295,013
Remaining unamortized	23,346,647

6.	ACQUISITIONS

Assets Acquisitions

Summary of assets acquisitions:

	App Lock, LLC	Cleaner App	Gallery
	January 24, 2025	October 31, 2025	August 22, 2025	Total
Fair value of considerations transferred
Cash	$6,584,000	$466,200	$906,250	$7,956,450
Equity consideration (shares at fair value)	2,240,000	-	28,333	2,268,333
Indemnification holdback	1,300,000	51,800	93,750	1,445,550
Shares Holdback – Indemnity	-	-	28,334	28,334
Revenue / indemnity share holdback	-	-	170,000	170,000
Transaction costs	361,219	10,000	-	371,219
Total purchase consideration	$10,485,219	$528,000	$1,226,667	$12,239,886

Purchase price allocation:
Intangible assets	$10,220,219	$528,000	$1,194,116	$11,942,335
Accounts receivable	407,000	$-	40,744	447,744
Accounts payable and accrued expenses	(142,000)	$-	(8,193)	(150,193)
Net assets acquired	$10,485,219	$528,000	$1,226,667	$12,239,886

F-20

MODE MOBILE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2025 and 2024

Applock App

On January 24, 2025, the Company completed an asset acquisition of certain assets of Eywin Bilgi Teknolojileri A.S, a Turkish entity. Eywin develops mobile applications focused on security, privacy, device optimization, and health. Its product suite includes Applock Pro, VPN, Calculator Photo Vault Pro, and AI Trainer, solutions designed to address user needs through innovative methods and cross-platform functionality.

This transaction was accounted for as an asset acquisition under ASC 805 as it did not meet the definition of a business combination. In accordance with ASC 805-50, the total purchase consideration of approximately $10.5 million was allocated to the individual assets acquired based on their relative fair values. The identifiable intangible assets acquired primarily included Developed Technology (estimated fair value of $3.79 million, remaining economic life of 10 years), Trade Names/Trademarks ($0.30 million, 10 years) and Customer Relationships ($6.13 million, 9 years). No goodwill was recognized; instead, the value associated with the assembled workforce was pro-rated across the primary intangible assets. These assets are being amortized on a straight-line basis over their respective economic lives.

As of December 31, 2025, intangible assets were $10,220,219, net of $999,251 amortization expense for the year ended December 31, 2025.

Cleaner App

On October 31, 2025, the Company completed the acquisition of certain assets related to the “Cleaner: mobile phone cleaning” application. Management concluded the transaction was an asset acquisition under ASC 805-50 because substantially all of the fair value was concentrated in a group of similar identifiable assets (Technology and Customer Relationships), and no substantive processes or employees were acquired.

Allocation of Purchase Price The total acquisition cost was allocated to the acquired assets based on their relative fair values at the acquisition date. Because the total cost exceeded the aggregate appraised fair value of the individual assets, the excess was allocated pro rata to the non-financial intangible assets. No goodwill was recognized.

The Company allocated the purchase price to the following identifiable intangible assets: $409,441 to developed technology (5-year useful life), $55,144 to trademarks and trade names (5-year useful life), $34,465 to non-compete agreements (3-year useful life), and $28,950 to customer relationships (1-year useful life). Per ASC 805-50-30-3, no goodwill was recognized; instead, the value associated with the assembled workforce was pro-rated across the primary intangible assets. These assets are being amortized on a straight-line basis over their respective economic lives.

As of December 31, 2025, intangible assets were $528,000, net of $22,226 amortization expense for the year ended December 31, 2025.

F-21

MODE MOBILE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2025 and 2024

Gallery App

On August 20, 2025, the Company acquired certain assets of the Gallery App from Gameadzone Private Limited for $1,226,667. The consideration consisted of $906,250 in cash, $28,333 in common stock, $93,750 cash holdback, $28,333 shares holdback and $170,000 revenue / indemnity share holdback. Management concluded the transaction was an asset acquisition under ASC 805-50 because substantially all of the fair value was concentrated in a group of similar identifiable assets (Technology and Customer Relationships), and no substantive processes or employees were acquired.

Allocation of Purchase Price The total acquisition cost was allocated to the acquired assets based on their relative fair values at the acquisition date. Because the total cost exceeded the aggregate appraised fair value of the individual assets, the excess was allocated pro rata to the non-financial intangible assets. No goodwill was recognized.

This transaction was accounted for as an asset acquisition under ASC 805 as it did not meet the definition of a business combination. In accordance with ASC 805-50, the total purchase consideration of $1,250,000 was allocated to the individual assets acquired based on their relative fair values. The identifiable intangible assets acquired primarily included Developed Technology (estimated fair value of $716,470, remaining economic life of 7.5 years), Trade Names/Trademarks ($59,705, 10 years), Customer Relationships ($417,941, 3 years), and working capital surplus of $32,551. No goodwill or bargain purchase gain was recognized in connection with this transaction.

As of December 31, 2025, intangible assets were $1,194,116, net of $80,271 amortization expense for the year ended December 31, 2025.

Business Combinations

Summary of business combinations:

	Trimbox	NGL Labs LLC
	December 23, 2025	December 1, 2025	Total
Fair value of considerations transferred
Cash	$1,850,000	$20,531,492	$22,381,492
Equity consideration (shares at fair value)	607,000	12,073,000	12,680,000
Deferred Cash Consideration	498,690	-	498,690
Note payable (fair value)	-	8,909,605	8,909,605
Transaction expenses paid on behalf of sellers	-	2,139,985	2,139,985
Buyer expense reimbursement	-	(93,343)	(93,343)
Due from seller	-	(51,379)	(51,379)
Total purchase consideration	$2,955,690	$43,509,360	$46,465,050

Purchase price allocation:
Goodwill	$1,049,362	$30,690,836	$31,740,198
Intangible assets	1,817,000	10,968,000	12,785,000
Cash and cash equivalents	50,000	1,031,164	1,081,164
Accounts receivable	47,889	2,604,652	2,652,541
Accounts payable and accrued expenses	(8,561)	(1,785,292)	(1,793,853)
Net assets acquired	$2,955,690	$43,509,360	$46,465,050

Trimbox

In accordance with ASC 805, Business Combinations, the Company completed the acquisition of 100% of the equity interests of Trimbox, LLC on December 23, 2025. The transaction was accounted for as a business combination using the acquisition method of accounting. The total purchase consideration of $2,955,690 includes a deferred cash component of $498,690, equity consideration of $607,000 and cash of $1,850,000. Under ASC 805-30-25-5, these amounts are recognized at fair value as of the acquisition date as they represent contractual obligations to the sellers. The equity portion of the consideration consists of 3,333,333 shares of Class AAA common stock, which were valued based on an independent third-party valuation in accordance with ASC 820, Fair Value Measurement.

The Company has preliminarily allocated the total purchase price of $2,955,690, $1,817,000 to the intangible assets financial statement line item, which represents the fair value of the acquired technology, a working capital surplus of $89,328 and residual value of $1,049,362 in goodwill. The purchase price allocation is preliminary and provisional and subject to adjustment during the measurement period (up to one year from the acquisition date) as the Company finalizes its assessment of the fair values of assets acquired and liabilities assumed. Pursuant to ASC 350, Intangibles—Goodwill and Other, the portion of this balance attributable to goodwill is not subject to amortization but is evaluated for impairment at least annually.

In accordance with ASC 805-10-50, the Company recognized $97,053 in acquisition-related transaction costs, which were expensed as incurred and are included in general and administrative expenses for the period ended December 31, 2025. The results of operations for Trimbox, LLC have been included in the Company’s consolidated financial statements from the date of acquisition.

F-22

MODE MOBILE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2025 and 2024

NGL Labs

On December 1, 2025, the Company completed the acquisition of 100% of the equity interests of NGL Labs LLC. The transaction was accounted for as a business combination under the acquisition method of accounting in accordance with ASC 805. Under this method, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The results of NGL Labs LLC’s operations have been included in the Company’s consolidated financial statements since the date of acquisition.

The total GAAP purchase price of $43,509,360 included $20,531,493 in cash paid to sellers at closing and $2,139,986 paid on behalf of sellers for transaction expenses, offset by a $93,343 reimbursement for the buyer’s portion of specific fees. Equity consideration consisted of rollover and deferred shares with a fair value of $12,073,000. Additional components included a promissory note with a fair value of $8,909,605, and a net working capital adjustment of $51,379.

The Company has preliminarily allocated the total purchase price of $43,509,360, $10,968,000 to the intangible assets financial statement line item, which represents the fair value of the acquired technology, a working capital surplus of $1,850,524 and residual value of $30,690,837 in goodwill. The purchase price allocation is preliminary and provisional and subject to adjustment during the measurement period (up to one year from the acquisition date) as the Company finalizes its assessment of the fair values of assets acquired and liabilities assumed. Pursuant to ASC 350, Intangibles—Goodwill and Other, the portion of this balance attributable to goodwill is not subject to amortization but is evaluated for impairment at least annually.

Selected Unaudited Pro Forma Combined Financial Information

The following unaudited supplemental pro forma financial information presents the combined results of operations of the Company, NGL and Trimbox as if the acquisitions had occurred on January 1, 2024. The pro forma information has been prepared for illustrative purposes only and does not purport to represent what the Company’s results of operations would have been had the acquisitions occurred on such date, nor is it necessarily indicative of the Company’s future results of operations. [ASC 805-10-50-2(h)]

	Unaudited Pro Forma
	Year ended December 31, 2025	Year ended December 31, 2024

Net revenues	$43,231,328	$33,053,478
Income (loss) from operations	7,745,870	(3,618,626)
Net loss per common share – basic and diluted	$(0.006)	$(0.004)

From a consolidated basis, the acquisitions have added significant revenue, gross profit, and net income to the historical results of Mode Mobile. For the year ended December 31, 2025, the combined entities generated unaudited pro forma net revenues of $43,231,328 and net income from operations of $7,745,870. For the year ended December 31, 2024, the combined entities generated unaudited pro forma net revenues of $33,053,478 and net loss from operations of $(3,618,626).

The Company expects minimal impact to its historical balance sheet because of the acquisition. For the year ended December 31, 2025, the combined entities had pro forma unaudited current assets of $22,246,726, including $10,042,770 of cash and cash equivalents. There was a significant increase in the pro forma unaudited non-current assets of the combined entities, which was $55,116,503. This increase was primarily related to the purchase price of NGL and partially offset by amortization on the intangible assets recorded as a result of the acquisition.

F-23

MODE MOBILE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2025 and 2024

7.	NOTE PAYABLE

NGL Note

In connection with the acquisition of NGL Labs LLC on December 1, 2025, the Company issued a Promissory Note (the ‘Note’) to the former members of NGL Labs LLC. The Note has a principal amount of $10,424,279 with pre-computed interest of $575,721 at the short-term Applicable Federal Rate (AFR) of 3.66%, for a total obligation of $11,000,000. The Note is payable in two equal annual installments of $5,500,000, due on December 1, 2026 and December 1, 2027, respectively.

In accordance with ASC 805-30-30-7, the Note was measured at fair value on the acquisition date. Management engaged an independent valuation firm (Scalar) to determine the fair value of the Note, which was determined to be $8,909,605. The fair value was estimated using a discounted cash flow model with a cost of debt of 14.2%, reflecting the credit risk of the borrower. The Note is subsequently measured at amortized cost using the effective interest method per ASC 835-30. Interest expense is recognized using the effective interest rate over the term of the Note.

Senior Secured Note

During 2025, the Company issued $12,000,000 in senior secured notes with attached warrants to a third-party lender. The January 2025 issuance included 6,000,000 warrants with a $0.125 exercise price, while the December 2025 issuance included 2,800,000 warrants at a $0.250 exercise price. Both notes carry a 13.25% stated interest rate and a 36-month term.

The warrants are classified as derivative liabilities in accordance with ASC 815-10-15. Equity classification is precluded under ASC 815-40 and ASC 480 due to weighted-average anti-dilution provisions and holder put options that may require cash settlement. As of December 31, 2025, the warrant liability is recorded at $1,546,592, based on independent fair value measurements performed by Scalar. The January 2025 warrants were valued at $639,616 and the December 2025 warrants were valued at $906,976. These instruments are re-measured to fair value at each reporting date using Level 2 inputs, with changes in fair value recognized in current period earnings.

The fair value assigned to the warrants of $1,546,592 created a corresponding debt discount, which is presented as a reduction of the face amount of the notes. This discount is amortized to interest expense over the 36-month term of the notes using the effective interest method in accordance with ASC 470-20-35-3. As of December 31, 2025, the unamortized debt discount is $1,340,785. For the year ended December 31, 2025, the Company recorded $178,842 in interest expense related to the amortization of this discount.

High-Yield Retail Promissory Notes

During October and November 2025, the Company issued short-term promissory notes to individual investors totaling $4,414,231 in aggregate principal. The notes bear interest at rates ranging from 12% to 18% per annum, with interest payable monthly and principal due in full one year from the date of issuance, with the Company having the option to extend the repayment by one year.. All notes are classified as current liabilities as of December 31, 2025.

Summary of note payable as of December 31, 2025 is as follows:

Description	Rate	Maturity	Face Amount	Current Portion	Long-Term Portion
PFG Senior Secured Note - AppLock Tranche	13.25%	Jan-28	4,166,667	2,000,000	2,166,667
PFG Senior Secured Note - NGL Tranche	13.25%	Dec-28	7,000,000	1,400,000	5,600,000
NGL Labs LLC Promissory Note	3.66%	Dec-27	10,424,279	5,118,472	5,305,807
High-Yield Retail Promissory Notes	12%–18%	2026	4,414,231	4,414,231	-
Total face value of notes payable			26,005,177	12,932,703	13,072,474
Less: unamortized debt discount			(2,937,799)		(2,937,799)
Notes payable, net			23,067,378	12,932,703	10,134,675

F-24

MODE MOBILE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2025 and 2024

The following table presents scheduled future principal maturities of all notes payable as of December 31, 2025:

Year	PFG - AppLock	PFG - NGL	NGL Note - Principal	High-Yield Notes	Total
2026	$2,000,000	$1,400,000	$5,118,471	$4,414,231	$12,932,703
2027	2,000,000	2,800,000	5,305,807	-	10,105,807
2028	166,667	2,800,000	-	-	2,966,667
Total	4,166,667	7,000,000	10,424,279	4,414,231	26,005,177
Less: unamortized debt discount					(2,937,799)
Notes payable, net					$23,067,378

8.	STOCKHOLDERS’ EQUITY

Convertible Preferred Stock

The Company has issued Series Seed convertible preferred stock. The Company’s certificate of incorporation, as amended and restated, authorized the Company to issue a total of 388,800,000 shares of Preferred Stock, of which all are designated as Series Seed Preferred Stock. The Preferred Stock have a par value of $0.0001 per share.

The holders of the Preferred Stock have the following rights and preferences:

Voting

On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of a meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Company’s Amended and Restated Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class and on an as converted to Common Stock basis.

The Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without the written consent or affirmative vote of at least a majority of the outstanding shares of Preferred Stock, voting together as a single class on an as-converted to Common Stock basis:

-	purchase or pay or declare any dividend on any capital stock other than (i) dividends payable on the Common Stock solely in the form of additional shares of Common Stock, (ii) redemptions of dividends or distributions on the Series Seed Preferred stock and (iii) stock repurchased from former employees, officers, directors or others who performed services for the Company
-	create or hold capital stock in any subsidiary that is not a wholly-owned subsidiary

At any time when at least 70,596,360 shares of Series Seed Preferred Stock remain outstanding, the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without the written consent or affirmative vote of at least a majority of the outstanding shares of Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, amend, alter or repeal any provision of the Company’s Amended and Restated Certificate of Incorporation or Bylaws of the Company in a manner that substantially and disproportionally adversely affects the powers, preferences or rights of the Series Seed Preferred Stock.

Dividends

The Company shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company unless (in addition to the obtaining of any consents required elsewhere in the Company’s Amended and Restated Certificate of incorporation) the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock as defined in the Company’s Amended and Restated Certificate of Incorporation. The Preferred Stock dividend rates contain certain dilution protections.

F-25

MODE MOBILE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2025 and 2024

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of each series of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders and, in the event of a deemed liquidation event, the holders of shares of each series of Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such deemed liquidation event or out of the available proceeds, as applicable, on a pari passu basis among each other, the greater of (i) an amount per share equal to one times the applicable Original Issue Price (as defined below), plus any dividends declared but unpaid thereon, payable before any payment shall be made to the holders of Common Stock by reason of their ownership thereof (the amounts payable pursuant to this clause (i) are hereinafter referred to as the “Preferred Liquidation Amounts”), or (ii) such amount per share as would have been payable had all shares of such series of Preferred Stock (and all shares of all other series of Preferred Stock that would receive a larger distribution per share if such series of Preferred Stock and all such other series of Preferred Stock were converted into Common Stock) been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or deemed liquidation event. If, upon any such liquidation, dissolution or winding up of the Company or deemed liquidation event, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled, the holders of shares of Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

The Series Seed Original Issue Price is $0.01345679 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series Seed Preferred Stock. After payment of the Preferred Liquidation Amounts, remaining assets are distributed ratably to holders of Common Stock.

The liquidation preference as of December 31, 2025 and 2024 was $4,651,469 and $4,759,840, respectively.

Anti-Dilution Rights

Holders of Series Seed Preferred Stock have the benefit of anti-dilution protective provisions that will be applied to adjust the number of shares of Common Stock issuable upon conversion of the shares of the Preferred Stock. If equity securities are subsequently issued by the Company at a price per share less than the conversion price of a series of Preferred Stock then in effect, the conversion price of the affected series of Preferred Stock will be adjusted using a broad-based, weighted-average adjustment formula as set out in the Company’s Amended and Restated Certificate of Incorporation. Preferred Stock has certain protections against additional issuances of Common Stock.

Conversion

Each share of Series Seed Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Class A Common Stock as is determined by dividing the applicable original issue price by the applicable conversion price in effect at the time of conversion. The Series Seed conversion price is $0.01345679 per share.

Additionally, each share of Series Seed Preferred Stock will automatically convert into shares of Class A Common Stock (i) immediately prior to the closing at a price of at least 3 times the Series Seed Original Issue Price of a firm commitment underwritten public offering, registered under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) a vote or written consent of a majority of the outstanding shares of Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, and a vote of the key holders of common stock, as defined in the Company’s Amended Articles of Incorporation.

Common Stock

The Company authorized 2,431,000,000 shares of Class A Common Stock, 298,000,000 shares of Class B Common Stock, 12,150,000 shares of Class C Common Stock and 876,000,000 shares of Class AAA Common Stock at $0.0001 par value as of December 31, 2025.

The holders of the Class A common stock are entitled to one vote for each share of such stock held at all meetings of stockholders. There shall be no cumulative voting, and the holders of shares of Class B, Class C and Class AAA common stock shall not be entitled to vote. The holders of record of Class A Common Stock exclusively shall be entitled to elect all directors of the Company.

F-26

MODE MOBILE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2025 and 2024

The Company shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company unless (in addition to the obtaining of any consents required elsewhere in the Company’s Amended and Restated Certificate of Incorporation) the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock as defined in the Company’s Amended and Restated Certificate of Incorporation.

Additionally, each share of Class B Common Stock, Class C Common Stock or Class AAA Common Stock will automatically convert into shares of Class A Common Stock (i) immediately prior to the closing of a firm commitment underwritten public offering, registered under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) upon election from the Company’s board of directors..

During the year ended December 31, 2024, option holders exercised 10,774,734 options for shares of Class B common stock for proceeds of $9,482.

During the year ended December 31, 2024, the Company issued 88,340,056 shares of Class AAA common stock for gross proceeds of $10,496,376 pursuant to a Regulation CF offering. In connection with the offering, the Company incurred $1,484,912 in offering costs.

During the year ended December 31, 2025, 8,053,255 Series Seed Preferred shares, 18,954,782 Class A shares, 1,526,425 Class B shares, and 146,718 Class C shares were converted into 28,681,180 shares of Class AAA common stock.

During the year ended December 31, 2025, option holders exercised 2,988,322 options for shares of Class B common stock for $12,515 in proceeds.

During the year ended December 31, 2025, the Company issued 285,937,828 shares of Class AAA common stock and 100,000 shares of Class C common stock for gross proceeds of $47,902,612 pursuant to a Regulation CF offering. In connection with the offering, the Company incurred $29,765,946 in offering costs.

During the year ended December 31, 2025, the Company issued an aggregate of 72,666,668 shares of Class AAA common stock and 208,334 shares of Class C common stock pursuant to business and assets acquisitions for the fair value of an aggregate equity consideration of $14,951,250. See Note 6.

During the year ended December 31, 2025, the Company issued 8,301,923 shares of Class AAA common stock for gross proceeds of $1,000,000.

As of December 31, 2025 and 2024, there were 627,870,232 and 646,825,014 shares of Class A Common Stock issued and outstanding. As of December 31, 2025 and 2024, there were 22,199,069 and 20,737,172 shares of Class B Common Stock issued and outstanding, respectively. As of December 31, 2025 and 2024, there were 11,155,245 and 10,993,629 shares of Class C Common Stock issued and outstanding, respectively. As of December 31, 2025 and 2024, there were 544,907,998 and 149,320,399 shares of Class AAA Common Stock issued and outstanding, respectively.

9.	STOCK- BASED COMPENSATION

2021 Stock Plan

The Company has adopted the 2021 Equity Incentive Plan (“2021 Plan”), which provides for the grant of shares of stock options and restricted stock awards to employees, non-employee directors, and non-employee consultants. The number of shares authorized by the 2021 Plan was 243,000,000 shares as of December 31, 2025. The options have a term of ten years. The amount granted each calendar year to an employee or non-employee is limited depending on the type of award. Stock options comprise all of the awards granted since the 2021 Plan’s inception. Stock options granted under the 2021 Plan typically vest between immediate and four-year periods. As of December 31, 2025, there were 11,024,696 shares available for future issuance.

F-27

MODE MOBILE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2025 and 2024

A summary of information related to stock options is as follows:

	Options	Weighted Average Exercise Price	Intrinsic Value	Weighted Average Remaining Life
Outstanding as of December 31, 2023	212,630,695	$0.03	$5,530,000
Granted	32,713,753	0.01
Exercised	(10,609,345)	0.03
Forfeited	(25,021,875)	0.03
Outstanding as of December 31, 2024	209,713,228	$0.02	$4,910,428	3.20
Granted	26,679,536	0.05
Exercised	(2,988,322)	0.02
Forfeited	(154,632)	0.01
Outstanding as of December 31, 2025	233,249,810	$0.03	$6,142,079	2.34

Exercisable as of December 31, 2025	188,480,017	$0.03	$4,963,173
Exercisable as of December 31, 2024	152,122,755	$0.02	$3,042,455

	For the Years Ended
	December 31,
	2025	2024

Weighted average grant-date fair value of options granted during year	$0.04	$1.00
Weighted average duration (years) to expiration of outstanding options at year-end	7.56	8.33

During the year ended December 31, 2024, option holders exercised 10,774,734 options for shares of Class B common stock for proceeds of $9,482.

During the year ended December 31, 2025, option holders exercised 2,988,322 options for shares of Class B common stock for $12,515 in proceeds.

The following table presents, on a weighted average basis, the assumptions used in the Black-Scholes option-pricing model to determine the grant-date fair value of stock options granted to employees and directors:

	For the Years Ended
	December 31,
	2025	2024
Risk-free interest rate	3.77%-4.57%	3.60%-4.80%
Expected term (in years)	5.49	5.06
Expected volatility	80.00%	80.00%
Expected dividend yield	0%	0%

The total grant-date fair value of the options granted during the years ended December 31, 2025 and 2024 was $962,902 and $327,138 respectively. Stock-based compensation expense for stock options of $856,980 and $755,686 respectively, was recognized under FASB ASC 718 for the years ended December 31, 2025, and 2024, respectively. Total unrecognized compensation cost related to non-vested stock option awards amounted to $2,636,786 as of December 31, 2025 and will be recognized over a weighted average period of 2.34 years as of December 31, 2025.

F-28

MODE MOBILE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2025 and 2024

Classification

Stock-based compensation expense was classified in the consolidated statements of operations as follows:

	For the Years Ended
	December 31,
	2025	2024
Sales and marketing	$645,471	$610,899
Research and development	94,268	85,195
General and administrative	85,698	79,592
	$825,437	$775,686

Warrants

During 2025, the Company issued $12,000,000 in senior secured notes with attached warrants to a third-party lender. The January 2025 issuance included 6,000,000 warrants with an exercise price of $0.125 per share, and the December 2025 issuance included 2,800,000 warrants with an exercise price of $0.250 per share. Both notes bear interest at 13.25% and have a 36-month term. The warrants are classified as liabilities and are measured at fair value at issuance and re-measured at fair value at each reporting date, with changes in fair value recognized in earnings. The initial fair value assigned to the warrants was recorded as a debt discount and is amortized to interest expense over the term of the related notes using the effective interest method.

A summary of information related to warrants is as follows:

	Options	Weighted Average Exercise Price	Intrinsic Value	Weighted Average Remaining Life
Outstanding as of December 31, 2024	-	$-	$-	-
Granted	8,800,000	0.16		6.37
Exercised	-	-
Forfeited	-	-
Outstanding as of December 31, 2025	8,800,000	$0.16	$2,950,000	6.37

The warrants are classified as derivative liabilities in accordance with ASC 815-10-15. Equity classification is precluded under ASC 815-40 and ASC 480 due to weighted-average anti-dilution provisions and holder put options that may require cash settlement. The warrant liability at issuance was $1,546,592, based on independent fair value measurements performed by Scalar. The January 2025 warrants were valued at $639,616 and the December 2025 warrants were valued at $906,976. These instruments are re-measured to fair value at each reporting date using Level 2 inputs, with changes in fair value recognized in current period earnings. As of December 31, 2025, the full face amount of this initial fair value, together with the fair value of warrants remeasured at fair value under ASC 350-60 was $2,080,315. For the year ended December 31, 2025, the Company recognized a loss on change in fair value of warrant liabilities of $533,723, recorded in other expense in the consolidated statements of operations.

Warrant
liability
Issuance of warrant - January 24, 2025	639,616
Issuance of warrant - December 23, 2025	906,976
Change in fair value	533,723
Balance, December 31, 2025	$2,080,315

The fair value assigned to the warrants of $1,546,592 at issuance created a corresponding debt discount, which is presented as a reduction of the face amount of the notes. This discount is amortized to interest expense over the 36-month term of the notes using the effective interest method in accordance with ASC 470-20-35-3. For the year ended December 31, 2025, the Company recorded $178,842 in interest expense related to the amortization of this discount. As of December 31, 2025, the unamortized debt discount is $1,340,785.

F-29

MODE MOBILE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2025 and 2024

The following table presents the assumptions used in the Black-Scholes option-pricing model to determine the fair value of the warrants as of January 24, 2025 and December 23, 2025, respectively, and the remeasurement as of December 31, 2025:

	January 24, 2025 (Issuance)	December 23, 2025 (Issuance)	December 31, 2025 (Remeasurement)
January 2025 Warrants:
Stock price	$0.06	-	$0.18
Exercise price	$0.13	-	$0.13
Put strike price	$0.24	-	$0.24
Expected volatility	65.0%	-	65.0%
Risk-free interest rate	4.43%	-	3.86%
Expected term (years)	7.00	-	6.07
Dividend yield	0%	-	0%
Fair value per warrant	$0.107	-	$0.196

December 2025 Warrants:
Stock price	-	$0.18	-
Exercise price	-	$0.25	-
Put strike price	-	$0.57	-
Expected volatility	-	65.0%	-
Risk-free interest rate	-	3.86%	-
Expected term (years)	-	7.01	-
Dividend yield	-	0%	-
Fair value per warrant	-	$0.324	-

10.	RELATED PARTY TRANSACTIONS

Payable to Shareholders

In connection with the Company’s Regulation A+ offering, certain existing security holders (the “Selling Shareholders”) were permitted to sell their existing shares to new investors through the offering. Proceeds attributable to Selling Shareholder shares were collected by the Company and recorded as a liability upon receipt. As of December 31, 2024, the outstanding balance owed to Selling Shareholders was $1,265,000. During the year ended December 31, 2025, the Company remitted all amounts due, and the balance was fully paid as of December 31, 2025. Accordingly, there is no outstanding payable to shareholders as of December 31, 2025.

High-Yield Note Holders

In connection with the high-yield note offering during October and November 2025, employees and members of management that were designated as accredited investors were permitted to invest.

EARNM Foundation

During the year ended December 31, 2024, the Company provided services to Current (Gibraltar) Limited pursuant to a services agreement. During this period, CGL was treated as a related party, as Mode Mobile, LLC held 100% of the voting rights in CGL with 0% economic interest retained. CGL was not consolidated and was accounted for as an unconsolidated variable interest entity. Revenue recognized from CGL during the year ended December 31, 2024 was $1,851,240.

Effective December 31, 2024, CGL began wind-down efforts and a new arms-length entity, EARNM Foundation, was established. The Company entered into a services agreement with EARNM Foundation to provide supporting operational services. EARNM Foundation is not a related party of the Company. As of December 31, 2025, the Company has recorded a receivable of $800,038, and $230,000 as of December 31, 2024 due from EARNM Foundation arising from services provided under the agreement. The receivable is classified as a current asset based on management’s expectation of collection within twelve months of the balance sheet date. No allowance for credit loss has been recorded as of December 31, 2025, as management believes the balance is fully collectible. Formal repayment terms have not yet been finalized as of the date of issuance of these consolidated financial statements. The Company will update this disclosure upon execution of definitive repayment terms.

Indemnification Holdback

The Company owed an indemnification holdback of $1,975,490 pursuant to acquisitions completed during the year ended December 31, 2025. These holdback amounts are maintained to cover potential claims under the terms of the acquisition agreements and are distinct from direct shareholder payables.

F-30

MODE MOBILE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2025 and 2024

11.	DISAGGREGATION OF INCOME STATEMENT EXPENSES

The Company adopted ASU 2024-03, Disaggregation of Income Statement Expenses, effective December 31, 2025. The Company applies the expense-incurred basis of disclosure.

	Cost of Net Revenues	Sales & Marketing	Research & Development	General & Administrative	Total 2025
Employee compensation (a)	$-	$1,412,903	$3,979,361	$4,219,588	$9,611,853
Depreciation expense	-	-	-	8,881	8,881
Intangible asset amortization expense	-	721,790	$656,984	1,915	1,380,688
Other costs of net revenues (b)	1,706,869	-	-	-	1,706,869
Other selling, general & administrative (c)	-	8,438,855	585,304	3,029,866	12,054,024
Total	$1,706,869	$10,573,548	$5,221,648	$7,260,249	$24,762,315

(a)	Employee compensation includes wages, bonuses, payroll taxes, employee benefits, and stock-based compensation.
(b)	Other costs of net revenues include third-party hosting costs, payment processing fees, and other direct costs of delivering the Company’s services.
(c)	Other selling, general and administrative costs include marketing program costs, professional fees, insurance, software and tooling, and overhead not separately disaggregated above.

12.	SEGMENT REPORTING

The Company operates in a single reportable segment. The Company manages a portfolio of mobile applications that generate revenue primarily through subscription and advertising services. Four operating components were identified during fiscal year 2025 — Mode Mobile, LLC; Applock (including Gallery); NGL Labs, LLC; and Emerging Apps — and have been aggregated into a single reportable segment under ASC 280-10-50-11 based on similar economic characteristics and shared qualitative attributes, including nature of products and services, production processes, customer type, methods of distribution, and regulatory environment.

Chief Operating Decision Maker

The Company’s CODM is Dan Novaes, Chief Executive Officer and Co-Founder. Mr. Novaes has ultimate authority over resource allocation and performance assessment across all operating components and reviews a monthly financial packet containing the measures described below.

Measure of Segment Profit or Loss

The CODM uses Contribution Margin as the primary measure of segment profit or loss. Contribution Margin represents revenue less direct cost of revenues, user redemptions and fees, and customer acquisition costs, and is used primarily to guide marketing spend decisions. The CODM also monitors EBITDA (after shared services allocations) to assess overall segment health. Consolidated net loss is the measure most consistent with U.S. GAAP and is reconciled in the table below.

Segment Assets

The Company manages total assets at the consolidated level. Discrete asset information is not regularly provided to or reviewed by the CODM at the individual operating component level; accordingly, no segment asset allocation is presented.

F-31

MODE MOBILE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2025 and 2024

Summary of segment reporting is as follows:

	2025					2024
	Mode Mobile, LLC	Applock (incl. Gallery)	NGL Labs, LLC	Emerging Apps	Consolidated Total	Mode Mobile, LLC

Net revenues	$12,781,018	$7,652,347	$1,657,813	$60,457	$22,151,635	$12,136,295
Cost of sales	1,191,764	-	515,105	-	1,706,869	1,116,359
Gross profit	11,589,254	7,652,347	1,142,708	60,457	20,444,766	11,019,936
Total costs and expenses	17,271,960	3,588,309	3,891,309	10,737	24,762,315	15,799,986
Income (loss) from operations	(4,490,942)	4,064,038	(2,233,496)	49,720	(2,610,680)	(3,663,691)
Other (expense) income	(1,102,489)	-	354	-	(1,102,135)	426,982
Provision for income tax					(2,172,432)	(277,743)
Net income (loss)	$(5,593,431)	$4,064,038	$(2,233,142)	$49,720	$(5,885,247)	$(3,514,452)

TOTAL ASSETS
Total assets	$-	$-	$-	$-	$73,404,086	$15,050,126

13.	INCOME TAXES

Prior to February 25, 2021 (see Note 1), the Company was a limited liability company. Accordingly, taxable income and losses flowed to the members and the Company had no tax effects.

The provision for income taxes consists of the following:

	Years Ended
	December
	2025	2024
Current - Federal	$130,590	$227,449
Current - State	79,688	50,294
Deferred - Federal	1,731,697	-
Deferred - State	230,547	-
Total provision	$2,172,432	$277,743

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts for income tax purposes.The significant components of the Company’s deferred tax assets and liabilities are as follows:

	Years Ended
	December
	2025	2024
Deferred tax assets:
Net operating loss	$118,488	$118,488
Credits	85,040	2,487
Capitalized research costs	738,457	183,583
NQO & RSA stock options	49,701	23,734
Accruals and reserves	152,048	152,051
Other	130,321	10,562
Gross deferred tax assets	1,274,055	490,905
Valuation allowance	-	-
	1,274,055	490,905
Deferred tax liabilities:
Intangibles	(2,718,577)	29,620
Fixed assets	(936)	(908)
Capitalized acquisition costs - asset deals	2,923	-
	(2,716,592)	28,712
Net deferred tax asset	$(1,442,537)	$519,617

F-32

MODE MOBILE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2025 and 2024

As of December 31, 2025, the Company’s net deferred tax assets of ($1,442,537). As of December 31, 2024, net deferred tax assets of $519,617Deferred tax assets were calculated using the Company’s combined effective statutory tax rate of 22.3% (federal rate of 21% and combined state rate of 1.3%, net of federal benefit).

Valuation Allowance:

Management regularly assesses the ability to realize deferred tax assets recorded based upon the weight of available evidence, including such factors as recent earnings history and expected future taxable income on a jurisdiction by jurisdiction basis. In the event that the Company changes its determination as to the amount of realizable deferred tax assets, the Company will adjust its valuation allowance with a corresponding impact to the provision for income taxes in the period in which such determination is made. The Company’s management believes that, based on a number of factors, it is more likely than not, that all or some portion of the deferred tax assets will not be realized; and accordingly, for the year ended December 31, 2025 the Company has provided a valuation allowance against the Company’s U.S. net deferred tax assets. The net change in the valuation allowance for the year ended December 31, 2025 was $0.

Rate Reconciliation:

The following table presents a reconciliation of the Company’s income tax provision to the amount computed by applying the U.S. federal statutory rate of 21% to pre-tax loss:

	Years Ended
	December
	2025	2024
Statutory federal rate	21.00%	21.00%
State taxes, net of federal	1.30%	1.19%
Permanent differences	-9.30%	16.95%
Other	11.10%	5.43%
Change in valuation allowance	-95.65%	-17.63%
Effective tax rate	-71.55%	26.94%

Net Operating Loss Carryforwards:

As of December 31, 2025, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $0 and $1,599,123, respectively.

As of December 31, 2025, the Company had federal and state research credit carryforwards of approximately $110,072 and $4,199, respectively. The federal research credit carryforwards will begin to expire in 2036 while the California research credits carry forward have an indefinite life.

The Internal Revenue Code of 1986 imposes restrictions on the utilization of net operating losses in the event of an “ownership change” of a corporation. Accordingly, a company’s ability to use net operating losses may be limited as prescribed under Internal Revenue Code Section 382 (“IRC Section 382”). Events which may cause limitations in the amount of the net operating losses that the Company may use in any one year include, but are not limited to, a cumulative ownership change of more than 50% over a three-year period. Utilization of the federal and state net operating losses may be subject to substantial annual limitation due to the ownership change limitations provided by the IRC Section 382 and similar state provisions.

Uncertain Tax Positions:

As of December 31, 2025, and 2024, the total amount of gross unrecognized tax benefits was $1,050 and $28,568, respectively, including $0 and $0 of interest and penalties. As of December 31, 2025, $0 of the total unrecognized tax benefits, if recognized, would have an impact on the Company’s effective tax rate. The Company estimates that there will be $0 no material changes in its uncertain tax positions in the next 12 months. The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense.

The Company files income tax returns in the US federal, various state, and foreign jurisdictions with varying statutes of limitations. The Company is generally no longer subject to tax examinations for years prior to for federal purposes and for state purposes, except in certain limited circumstances.

F-33

MODE MOBILE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2025 and 2024

14.	COMMITMENTS AND CONTINGENCIES

Contingencies

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matters will have a material adverse effect on its business, financial condition or results of operations.

15.	SUBSEQUENT EVENTS

High-Yield Retail Promissory Notes Series II

During February and March 2026, the Company issued short-term promissory notes to individual investors totaling $4,398,623 in aggregate principal. The notes bear interest at rates ranging from 12% to 18% per annum, with interest payable monthly and principal due in full one year from the date of issuance, with the ability to extend repayment by one year by the Company. All notes are classified as current liabilities.

Partners For Growth Senior Secured Note

On March 19, 2026, the Company entered into a term sheet with Partners For Growth to upsize the current facility by $3,000,000. This loan has the same terms as the existing facility, including a 36 month term with 13.25% annual interest. Management is negotiating final documentation and expects drawdown to be completed the first week of May.

Regulation A+ Fundraise

On March 23, 2026, the Company launched a Regulation A+ crowdfund issuing up to 66,095,230 Class AAA shares for cash consideration of up to $33,047,615, net of $11,383,166 available to selling security holders. As of April 27, 2026, the Company has received $927,784 in funds from the raise.

QR Code App Acquisition

On March 2, 2026, the Company acquired certain assets of the QR Code App via asset acquisition. The purchase price allocation for this transaction is currently being finalized and will be disclosed in the Company’s subsequent interim financial statements. Management does not believe this acquisition will have a material retrospective effect on the December 31, 2025 consolidated financial statements.

Management has evaluated subsequent events through April 29, 2026, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these consolidated financial statements.

F-34

JibJab Catapult CA, Inc.

Consolidated Balance Sheets

December 31, 2025 and 2024

	2025	2024
ASSETS

Current assets
Cash	$2,940,257	$3,749,459
Accounts receivable	668,998	854,036
Prepaid expenses and other current assets	652,937	1,039,586
Total current assets	4,262,192	5,643,081

Property and equipment, net	7,926	31,288
Notes receivable from related parties	627,904	615,762
Intangible assets, net	2,982,679	3,215,596
Goodwill, net	216,293	291,525
Deposits	181,668	245,413
Deferred income tax assets	3,315,621	3,755,114

Total assets	$11,594,283	$13,797,779

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable	$301,815	$258,989
Accrued expenses	741,138	1,204,615
Deferred revenue	7,871,988	9,297,283
Note payable, net of deferred loan costs	-	3,100,848
Total current liabilities	8,914,941	13,861,735

Stockholders’ equity (deficit)
Class A common stock, $0.0001 par value; 8,000,000 shares authorized; 3,597,353 shares issued and outstanding	360	360
Additional paid-in capital	150,621	77,452
Retained earnings (accumulated deficit)	2,528,361	(141,768)
Total stockholders’ equity (deficit)	2,679,342	(63,956)

Total liabilities and stockholders’ equity (deficit)	$11,594,283	$13,797,779

The accompanying notes are an integral part of these consolidated financial statements.

F-35

JibJab Catapult CA, Inc.

Consolidated Statements of Income

For the Years Ended December 31, 2025 and 2024

	2025	2024
	-	-
Net revenues	$17,561,752	$20,304,616
Operating expenses	-	-
Production	3,726,673	4,260,221
Advertising	5,254,611	6,087,886
Selling, general and administrative	5,261,610	6,616,937
Total operating expenses	14,242,894	16,965,044

Income from operations	3,318,858	3,339,572
Other income (expense)	-	-
Other income	34,976	159,955
Interest expense	(72,728)	(383,140)
Loss on disposal of property and equipment	(11,096)	(1,310)
Total other expense, net	(48,848)	(224,495)

Income before provision for income taxes	3,270,010	3,115,077

Provision for income taxes	599,881	223,135

Net income	$2,670,129	$2,891,942

The accompanying notes are an integral part of these consolidated financial statements.

F-36

JibJab Catapult CA, Inc.

Consolidated Statements of Stockholders’ Equity (Deficit)

For the Years Ended December 31, 2025 and 2024

	Class A Common Stock		Additional	Retained Earnings (Accumulated
	Shares	Amount	Paid-In Capital	Deficit)	Total
Balance, January 1, 2024	3,597,353	$360	$-	$(3,033,710)	$(3,033,350)

Stock-based compensation expense	-	-	77,452	-	77,452

Net income	-	-	-	2,891,942	2,891,942

Balance, December 31, 2024	3,597,353	360	77,452	(141,768)	(63,956)

Stock-based compensation expense	-	-	73,169	-	73,169

Net income	-	-	-	2,670,129	2,670,129

Balance, December 31, 2025	3,597,353	$360	$150,621	$2,528,361	$2,679,342

The accompanying notes are an integral part of these consolidated financial statements.

F-37

JibJab Catapult CA, Inc.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2025 and 2024

	2025	2024
Cash flows from operating activities
Net income	$2,670,129	$2,891,942
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	320,415	334,502
Loss on disposal of property and equipment	11,096	1,310
Deferred income taxes	439,493	(46,904)
Stock-based compensation	73,169	77,452
Amortization of deferred loan costs	11,500	15,662
Reduction in carrying amount of operating lease right-of-use asset	-	97,811
Non-cash interest income	(12,142)	(12,175)
Changes in operating assets and liabilities
Accounts receivable	185,038	785,809
Prepaid expenses and other current assets	386,649	(381,128)
Deposits	63,745	(19,433)
Accounts payable	42,826	221,818
Accrued expenses	(463,477)	(234,432)
Deferred revenue	(1,425,295)	(1,514,191)
Operating lease liability	-	(109,827)
Net cash provided by operating activities	2,303,146	2,108,216

Cash flows from investing activities
Purchase of property and equipment	-	(30,186)
Net cash provided by (used in) investing activities	-	(30,186)

Cash flows from financing activities
Principal payments on note payable	(3,112,348)	(1,846,536)
Net cash used in financing activities	(3,112,348)	(1,846,536)

Net increase (decrease) in cash	(809,202)	231,494

Cash, beginning of year	3,749,459	3,517,965

Cash, end of year	$2,940,257	$3,749,459

Supplemental disclosures of cash flow information

Cash paid during the year for
Interest	$60,681	$364,161
Income taxes	$37,057	$155,896

The accompanying notes are an integral part of these consolidated financial statements.

F-38

JibJab Catapult CA, Inc.

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

1.	NATURE OF OPERATIONS

JibJab Catapult CA, Inc. (the “JibJab”) is headquartered in Los Angeles, California, and was formed in the state of Delaware in November 2018. JibJab creates digital content such as personalized videos and e-cards and distributes them primarily through JibJab’s website, www.JibJab.com, and through third-party intermediaries such as Apple iOS and Google Play in the United States and internationally.

Read Your Story, LLC (“Read Your Story”), a California limited liability company, is wholly-owned and controlled by JibJab. Read Your Story is headquartered in Los Angeles, California, and operates as a publisher, specializing in personalized children’s books that integrate a child’s name and image into the story to create a unique and engaging reading experience, primarily in the United States. In May 2025, the Company began winding down the operations of Read Your Story. The wind-down did not have a material impact on the accompanying consolidated financial statements.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting and financial statement presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of consolidation

The accompanying consolidated financial statements include the accounts of JibJab and its wholly-owned subsidiary (collectively, the “Company”). All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates

Management uses estimates and assumptions in preparing the consolidated financial statements in conformity with U.S. GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates and differences could be material.

Concentration of credit risk

Occasionally, the Company’s bank balances exceed the Federal Deposit Insurance Corporation insured limits. The Company has not experienced and does not anticipate any losses relating to cash held in these balances.

For the years ended December 31, 2025 and 2024, no single customer accounted for more than 10% of the Company’s revenue. As of December 31, 2025 and 2024, two third-party intermediaries accounted for approximately 89% and 89% of accounts receivable, respectively.

F-39

JibJab Catapult CA, Inc.

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentration of credit risk (continued)

For the year ended December 31, 2025, two vendors accounted for approximately 46% of the Company’s purchases. For the year ended December 31, 2024, two vendors accounted for approximately 35% of the Company’s purchases. As of December 31, 2025, two vendors accounted for approximately 89% of accounts payable. As of December 31, 2024, one vendor accounted for approximately 90% of accounts payable.

Cash and cash equivalents

The Company’s cash balance consists of cash held on deposit at banks in checking accounts. Cash equivalents consist of all highly liquid investments with original maturities of three months or less. There were no cash equivalents as of December 31, 2025 and 2024.

Accounts receivable

Accounts receivable are stated at amounts due from customers less an allowance for credit losses. Accounts receivable consists of customer sales settled by credit card processing institutions and third-party intermediaries but not yet remitted to the Company. The estimation of the allowance is based on an analysis of historical loss experience, current receivables aging, and management’s assessment of current conditions and reasonable and supportable expectation of future conditions, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. The Company assesses collectability by pooling receivables where similar characteristics exist and evaluates receivables individually when specific customer balances no longer share those characteristics and are considered at risk or uncollectible. The Company does not maintain an allowance for credit losses as payment is typically received within 80 days after sale and has no history of credit losses.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and amortization. Normal repairs and maintenance are expensed as incurred, whereas significant charges which materially increase values or extend useful lives are capitalized and depreciated or amortized over the estimated useful lives of the related assets.

Depreciation and amortization of property and equipment is computed using the straight-line method over the following estimated useful lives:

Computer equipment	3 years
Leasehold improvements	Lesser of lease term or useful life

F-40

JibJab Catapult CA, Inc.

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Intangible assets, net

Intangible assets consist of subscriptions, tradenames, web content, and a non-competition agreement. Intangible assets are stated at cost less accumulated amortization and any accumulated impairment losses.

Amortization of intangible assets is computed using the straight-line method over the following estimated useful lives:

Subscriptions	4 years
Tradenames	15 - 20 years
Web content	4 years
Non-competition agreement	3 years

Goodwill, net

Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired in business combinations accounted for under the acquisition method. The Company has elected the private company accounting alternative to amortize goodwill on a straight-line basis over 10 years.

Under this alternative, goodwill is tested for impairment only upon the occurrence of a triggering event that indicates the fair value of the entity is less than its carrying amount. The Company has elected an accounting policy to perform the goodwill impairment test at the entity level.

The Company has also elected the private company accounting alternative to evaluate whether a triggering event has occurred only as of the end of each reporting period.

As of December 31, 2025 and 2024, the Company determined that no triggering events existed that would require goodwill to be tested for impairment, and accordingly no goodwill impairment charges were recognized for the years ended December 31, 2025 and 2024.

Impairment of long-lived assets

Management reviews each asset or asset group for impairment whenever events or circumstances indicate that the carrying value of such assets may not be recoverable, but at least annually. No impairment provisions were recorded by the Company during the years ended December 31, 2025 and 2024.

Revenue recognition

Revenue from contracts with customers is recognized using the following five steps:

a) Identification of the contract, or contracts, with a customer;

F-41

JibJab Catapult CA, Inc.

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition (continued)

b) Identification of the performance obligations in the contract;

c) Determination of the transaction price;

d) Allocation of the transaction price to the performance obligations in the contract; and

e) Recognition of revenue when, or as, the Company satisfies a performance obligation.

A contract contains a promise (or promises) to transfer goods or services to a customer. A performance obligation is a promise (or a group of promises) that is distinct. The transaction price is the amount of consideration a company expects to be entitled from a customer in exchange for providing the goods or services. The unit of account for revenue recognition is a performance obligation. A contract may contain one or more performance obligations. Performance obligations are accounted for separately if they are distinct. A good or service is distinct if the customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer, and the good or service is distinct in the context of the contract. Otherwise, performance obligations will be combined with other promised goods or services until the Company identifies a bundle of goods or services that is distinct.

The transaction price is allocated to all the separate performance obligations in an arrangement. It reflects the amount of consideration to which the Company expects to be entitled in exchange for transferring goods or services, which may include an estimate of variable consideration to the extent that it is probable of not being subject to significant reversals in the future based on the Company’s experience with similar arrangements. The transaction price also reflects the impact of the time value of money if there is a significant financing component present in an arrangement. The transaction price excludes amounts collected on behalf of third parties, such as sales taxes.

Revenue is recognized when the Company satisfies each performance obligation by transferring control of the goods or services to the customer. Goods or services can transfer at a point in time or over time depending on the nature of the arrangement.

The Company’s subscription agreements generally have monthly or annual contractual terms. Revenue is recognized ratably over the related contractual term beginning on the date that the platform is made available to a customer. Access to the platform represents a series of distinct services as the Company continually provides access to and fulfills its obligation to the end customer over the subscription term. The series of distinct services represents a single performance obligation that is satisfied over time. The Company recognizes revenue ratably because the customer receives and consumes the benefits of the platform throughout the contract period. The Company recognizes revenue on a gross basis as it acts as the principal, controlling the services provided to customers through third-party intermediaries.

F-42

JibJab Catapult CA, Inc.

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition (continued)

The Company’s standard subscription contracts are non-cancelable except where contract terms provide rights to cancel in the first 30 days of the contract term. Cancellations under the Company’s standard subscription contracts are not material, and do not have a significant impact on revenue recognized.

The Company bills in advance for monthly contracts and typically bills annually in advance for contracts with a term of one year. Deferred revenue represents the Company’s obligation to transfer goods or services to a customer for which the Company has received consideration in advance of transferring such goods or services and is recognized as revenue as the related performance obligations are satisfied. All of the unsatisfied performance obligations related to deferred revenue are expected to be satisfied within the next 12 months.

The following table sets forth a summary of changes in deferred revenue for the years ended December 31, 2025 and 2024:

	2025	2024

Balance, beginning of year	$9,297,383	$10,811,474

Consideration received in advance	15,755,385	17,997,578
Revenue recognized	(17,180,780)	(19,511,769)

Balance, end of year	$7,871,988	$9,297,283

Accounts receivable consisted of the following:

	December 31, 2025	December 31, 2024	January 1, 2024

Accounts receivable	$668,998	$854,036	$1,639,845

The Company did not have any unbilled revenue as of December 31, 2025 and 2024.

F-43

JibJab Catapult CA, Inc.

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Royalties

The Company regularly commits to and pays royalty advances to third parties in advance of future licensing of music content. Advance royalties represent prepayments made to licensors of related music rights under licensing agreements which are recoupable against future royalties. Advance royalties are amortized at the contractual royalty rate based on actual product revenues. Management evaluates the future realization of advanced royalties periodically and charges to expense any amounts that management deems unlikely to be recoupable at the contractual royalty rate through product revenues. As of December 31, 2025 and 2024, the Company had $120,134 and $121,533 of advance royalties, respectively, which is included in prepaid expenses and other current assets in the accompanying consolidated balance sheets. For the years ended December 31, 2025 and 2024, royalty fees totaled $508,024 and $602,785, respectively, which is included in production expenses in the accompanying consolidated statements of income.

Advertising costs

Advertising costs are expensed as incurred. For the years ended December 31, 2025 and 2024, advertising costs amounted to $5,254,611 and $6,087,886, respectively.

Leases

The Company accounts for leases under ASC Topic 842, Leases (“ASC 842”). Arrangements meeting the definition of a lease under ASC 842 are classified as either operating or financing leases and recorded on the consolidated balance sheets as both a right-of-use (“ROU”) asset and lease liability. The lease liability is measured at the present value of lease payments over the lease term, discounted using the rate implicit in the lease or, if not readily determinable, the risk-free rate as a practical expedient. The ROU asset is adjusted for any initial direct costs, prepayments, and incentives received. For operating leases, the Company recognizes expense on a straight-line basis over the lease term, comprising both the amortization of the ROU asset and interest on the lease liability. Variable lease payments are expensed as incurred. Leases with a term of 12 months or less (“short-term leases”) may be excluded from the consolidated balance sheets, and the lease payments are recognized as expense on a straight-line basis over the lease term. Lease modifications or terminations that do not result in the creation of a new lease are accounted for by remeasuring the lease liability and adjusting the ROU asset accordingly.

Stock-based compensation

The Company recognizes stock-based compensation expense using a fair-value based method for costs related to all stock-based payments. The Company estimates the fair value of stock-based payments using the Black-Scholes-Merton option pricing model. The model requires management to make a number of assumptions, including expected volatility, expected life, risk-free interest rate and expected dividends. The value of the portion of the award that is ultimately expected to vest is recognized ratably over the requisite service periods in the Company’s consolidated financial statements. These expense amounts have been reduced by actual forfeitures.

F-44

JibJab Catapult CA, Inc.

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes

In 2020, the Company elected to be taxed as a C Corporation under the provisions of the Internal Revenue Code and comparable state income tax law (the “Tax Election”). Accordingly, the Company is subject to corporate income taxes, and the Company’s consolidated financial statements include a provision for income taxes or income tax benefit. Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and tax basis of assets and liabilities at the applicable enacted tax rates. Temporary differences are the difference between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company recognizes tax benefit from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination by the tax authorities based on the technical merits of the position. The tax benefit is measured based on the largest benefit that is more likely than not to be realized upon ultimate settlement. The Company’s policy for recording interest and penalties associated with examinations by tax authorities is to record such items as a component of income tax expense. For the years ended December 31, 2025 and 2024, the Company did not record any interest or penalties related to income taxes. The Company classifies deferred tax assets and liabilities as noncurrent amounts.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current-year presentation. These reclassifications had no impact on previously reported total assets, total liabilities, stockholders’ equity (deficit), or net income.

Subsequent events

The Company has evaluated events subsequent to December 31, 2025 or 2024, to assess the need for potential recognition or disclosure in the consolidated financial statements. Such events were evaluated through July 17, 2026, the date the consolidated financial statements were available to be issued. Based on this evaluation, it was determined no subsequent events occurred that require recognition or additional disclosure, except as disclosed in Note 14.

F-45

JibJab Catapult CA, Inc.

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

3.	PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	2025	2024

Computer equipment	$97,728	$145,219
Leasehold improvements	23,040	23,040
	120,768	168,259
Accumulated depreciation	(112,842)	(136,971)

	$7,926	$31,288

Depreciation expense was $12,266 and $26,353 for the years ended December 31, 2025 and 2024, respectively, and is included in selling, general and administrative expenses in the accompanying consolidated statements of income.

4.	RELATED PARTY TRANSACTIONS

In connection with the Tax Election in 2020, the Company entered into promissory note agreements with four board members in respect of certain tax liabilities incurred as a result of the Tax Election. The notes bear a simple interest rate of 2.15% per annum. The entire principal plus all accrued and unpaid interest is due and payable on the earlier of February 28, 2029 or within 30 days of the disposition of the respective board member’s entire interest in the Company. As of December 31, 2025, the outstanding balance of the notes receivable was $627,904, of which $70,904 was accrued interest. As of December 31, 2024, the outstanding balance of the notes receivable was $615,762, of which $58,762 was accrued interest. Interest income amounted to $12,142 and $12,175 for the years ended December 31, 2025 and 2024, respectively, which is included in other income in the accompanying consolidated statements of income.

In November 2020, the Company entered into a management services agreement with Catapult CA GP I, LLC (the “Servicer”), the managing member of the Company. As part of the agreement, the Company will pay the Servicer an annual management fee in respect of each fiscal year of $225,000. The management fee shall be payable in advance in monthly installments of $18,750 commencing January 2021. The monthly management fee shall only be due and payable to the Servicer if each of the following requirements is satisfied: (1) for so long as St. Cloud Capital Partners III SBIC, LP (“StC”), or any of its affiliates, owns a direct or indirect interest in the Company, StC receives a management fee for its board related services equal to $75,000 payable in monthly installments of $6,250, which commenced in January 2021; (2) the financing agreement, investment banking and financial, strategic, and corporate advisory services in connection with the closing of the Company’s anticipated refinancing transaction with California Bank and Trust, or other lender, in November 2020, has closed, such that the Servicer is entitled to the closing fee; (3) the Company is not in breach of any borrower covenants contained in the financing agreement. For the years ended December 31, 2025 and 2024, total management fees paid was $300,000 and $300,000, respectively, and is included in selling, general and administrative expenses in the accompanying consolidated statements of income.

F-46

JibJab Catapult CA, Inc.

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

5.	INTANGIBLE ASSETS, NET

Intangible assets, net consisted of the following:

	2025	2024

Subscriptions	$10,168,000	$10,168,000
Tradenames	4,609,924	4,609,924
Web content	6,853,000	6,853,000
Non-competition agreement	217,000	217,000
	21,847,924	21,847,924
Accumulated amortization	(18,865,245)	(18,632,328)

	$2,982,679	$3,215,596

Amortization expense associated with intangible assets was $232,917 and $232,917 for the years ended December 31, 2025 and 2024, respectively, and is included in selling, general and administrative expenses in the accompanying consolidated statements of income.

The expected future amortization expense for intangible assets is as follows:

Year ending December 31,

2026	$232,917
2027	232,917
2028	232,917
2029	232,917
2030	232,917
Thereafter	1,818,094

$2,982,679

6.	GOODWILL, NET

Goodwill consisted of the following:

	2025	2024

Goodwill	$752,323	$752,323
Accumulated amortization	(536,030)	(460,798)

	$216,293	$291,525

Amortization expense associated with goodwill was $75,232 and $75,232 for the years ended December 31, 2025 and 2024, respectively, and is included in selling, general and administrative expenses in the accompanying consolidated statements of income.

F-47

JibJab Catapult CA, Inc.

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

6.	GOODWILL, NET (continued)

The expected future amortization expense for goodwill is as follows:

Year ending December 31,

2026	$75,232
2027	75,232
2028	65,829

$216,293

7.	ACCRUED EXPENSES

Accrued expenses consisted of the following:

	2025	2024

Accrued sales taxes	$365,736	$419,011
Accrued royalties	255,110	324,199
Accrued production expenses	42,546	33,183
Accrued payroll and related costs	35,073	232,082
Accrued marketing expenses	22,707	21,671
Accrued technology services	10,671	60,474
Accrued credit card payables	1,299	18,981
Other	7,996	95,014

	$741,138	$1,204,615

8.	REVOLVING LINE OF CREDIT

In May 2019, the Company entered into a loan and security agreement with California Bank & Trust (“CB&T”) (the “Loan Agreement”), under which the Company maintains a revolving line of credit for a maximum borrowing of $1,000,000. In March 2025, the Loan Agreement was amended. The maturity date was extended to December 2026 and the maximum borrowing increased to $1,500,000. The revolving line of credit bears interest at a monthly variable rate calculated as the prime rate as defined in the money rates section of the Wall Street Journal (the “Prime Rate”) plus 0.75% (7.50% and 8.25% as of December 31, 2025 and 2024, respectively). In accordance with the Loan Agreement, the Company must comply with certain financial covenants. If certain of these covenants aren’t met, the Company may be subject to repayments. As of December 31, 2025 and 2024, the Company was in compliance with the financial covenants. There were no outstanding borrowings as of December 31, 2025 and 2024.

F-48

JibJab Catapult CA, Inc.

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

9.	NOTE PAYABLE

Under the Loan Agreement, the Company maintained a note payable with a total maximum borrowing capacity of $10,340,000. The note bore interest at a monthly variable rate calculated as the Prime Rate plus 0.75% (8.25% as of December 31, 2024), originally matured in December 2025, and was collateralized by all assets of the Company and secured by interest in the Company’s revenues. The Loan Agreement required quarterly interest payments and quarterly principal payments of $369,286. The outstanding principal balance under the amended note was $3,112,348 as of December 31, 2024. In accordance with the Loan Agreement, the Company must comply with certain financial covenants. If certain of these covenants aren’t met, the Company may be subject to repayments. As of December 31, 2024, the Company was in compliance with the financial covenants, except for one covenant. CB&T did not require repayment in connection with the covenant violation.

In March 2025, the Company fully repaid the outstanding balance of the note payable and retained access to the revolving line of credit under the Loan Agreement as amended, see Note 8 for further details. Additionally, the covenant the Company did not meet as of December 31, 2024 was removed from the amended Loan Agreement. The Company was in compliance with all new covenants under the amended Loan Agreement as of December 31, 2024.

10.	STOCKHOLDERS’ EQUITY

The Company is governed by its Certificate of Incorporation of JibJab Catapult CA, Inc., dated June 15, 2022.

As of December 31, 2025 and 2024, the stockholders of the Company include Catapult CA QOF, LLC (“Catapult CA”), a Delaware limited liability company, with a 98.2% ownership interest, and two other stockholders. All stockholders vote as a single class on all matters of the Company that require a vote. Each stockholder is entitled to one vote for each stock held. Catapult CA GP I, LLC, a California limited liability company and the managing member of Catapult CA, is the managing member of the Company.

The Company is authorized to issue 8,000,000 shares of Class A common stock and 2,000,000 shares of Class B common stock. The rights, preferences, powers, privileges, and the restrictions, of the Class B common stock are identical with those of the Class A common stock. Each common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and declared by the board of directors. As of December 31, 2025 and 2024, no shares of Class B common stock are issued and outstanding.

F-49

JibJab Catapult CA, Inc.

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

10.	STOCKHOLDERS’ EQUITY (continued)

The Company has reserved shares of Class A and Class B common stock for issuance for the following purposes as of December 31, 2025 and 2024:

	2025	2024

Available for future stock option grants	355,836	343,737
Options to purchase common stock outstanding	144,164	156,263

	500,000	500,000

11.	STOCK-BASED COMPENSATION

In 2022, the Company adopted the 2022 Equity Incentive Plan (the “2022 Plan”). The 2022 Plan provides incentive awards in the form of incentive stock options, non-qualified stock options, restricted stock, or restricted stock units. A committee appointed by the board determines the terms and conditions of each grant under the 2022 Plan. Employees are eligible to receive all available types of awards under the 2022 Plan while consultants are eligible to receive all awards other than incentive stock options. The aggregate number of shares available under the 2022 Plan and the number of shares subject to outstanding options may be increased or decreased by the Committee to reflect any changes in the outstanding units or in the capital structure of the Company by reason of any equity or extraordinary cash distributions, split, reverse split, an extraordinary entity-level transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change. The 2022 Plan allows for the early exercise of options starting from the grant date.

The term of each incentive and non-qualified option is based upon such conditions as determined by the option agreement; however, the term can be no more than 10 years from the date of the grant.

F-50

JibJab Catapult CA, Inc.

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

11.	STOCK-BASED COMPENSATION (continued)

Activity of shares outstanding under the stock option plan are as follows for the years ended December 31, 2025 and 2024:

	Shares Available for Grant	Restricted Shares Available for Grant	Outstanding Stock Awards	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)

Balance, January 1, 2024	343,737	64,165	156,263	$3.61	8.97

Balance, December 31, 2024	343,737	64,165	156,263	$3.61	7.97

Granted	-	-	-	$-	-
Forfeited	12,099	-	(12,099)	$3.62	-
Balance, December 31, 2025	355,836	64,165	144,164	$3.61	6.94

Exercisable, December 31, 2025			56,654	$3.61	6.94

Exercisable and expected to vest, December 31, 2025			144,164	$3.61	6.94

As of December 31, 2025 and 2024, there was $58,370 and $142,271, respectively, of total unrecognized compensation cost, with a weighted average remaining term of 0.96 years and 1.90 years, respectively, related to non-vested stock-based compensation arrangements under the 2022 Plan.

No options were granted during the years ended December 31, 2025 and 2024. During the years ended December 31, 2025 and 2024, the Company recorded $73,169 and $77,452, respectively, in stock-based compensation expense, which is included in selling, general and administrative expenses in the accompanying consolidated statements of income.

12.	INCOME TAX

Deferred income taxes reflect the tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

F-51

JibJab Catapult CA, Inc.

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

12.	INCOME TAX

The provision for income taxes consisted of the following:

	2025	2024

Federal	$117,533	$170,202
State	42,855	99,837
	160,388	270,039

Federal	503,789	(7,214)
State	(64,296)	(39,690)
	439,493	(46,904)

	$599,881	$223,135

Significant components of the Company’s deferred income tax assets and liabilities are as follows:

	2025	2024

	-	-
Accrued expenses	$71,417	$43,471
Depreciation and amortization	2,109,114	2,445,947
Section 174 - capitalized R&D expenses	1,008,338	1,166,170
Stock-based compensation	63,439	46,820
Research credit carryover	168,211	133,965
Total deferred tax assets	3,420,519	3,836,373

	-	-
State income tax	(104,898)	(81,259)
Total deferred tax liabilities	(104,898)	(81,259)

Total net deferred tax asset	$3,315,621	$3,755,114

Management regularly assesses the ability to realize deferred tax assets recorded based upon the weight of available evidence, including such factors as recent earnings history and expected future taxable income on a jurisdiction-by-jurisdiction basis. If the Company changes its determination as to the amount of realizable deferred tax assets, the Company will adjust its valuation allowance with a corresponding impact to the provision for income taxes in the period in which such determination is made. The Company believes, based on a number of factors, it is more likely than not that all of the deferred tax assets will be realized. Accordingly, for the years ended December 31, 2025 and 2024, the Company has not provided a valuation allowance against the Company’s net deferred tax assets.

F-52

JibJab Catapult CA, Inc.

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

13.	RETIREMENT PLAN

The Company has a 401(k) retirement plan (the “Plan”) covering substantially all eligible employees with more than three months of employment. Each eligible participant can elect to contribute up to the maximum allowable limits defined by the provisions of the Internal Revenue Code. The Company may elect to make discretionary profit-sharing contributions. The Company elected to make discretionary contributions of $68,421 and $65,567 to the Plan for the years ended December 31, 2025 and 2024, respectively.

14.	CONTINGENCIES

Legal proceedings

The Company is subject to legal proceedings and claims, which arise in the ordinary course of business. It is management’s opinion that the outcome of these actions will not have a material effect on the consolidated financial statements of the Company.

Leases

The Company previously leased office space in Los Angeles, California under a non-cancelable lease with annual rent escalations. The lease expired in April 2024, without renewal by the Company.

Subsequent to April 2024, the Company leased office space in Los Angeles, California under a short-term operating lease. For the years ended December 31, 2025 and 2024, the Company recorded rent expense of $43,273 and $149,598, respectively. The lease includes an automatic 12-month renewal option, which the Company was not reasonably certain to exercise as of December 31, 2025 and 2024. As a result, the lease qualifies as a short-term lease under ASC 842, and the Company did not recognize an operating lease right-of-use asset or operating lease liability on the accompanying consolidated balance sheets as of December 31, 2025 and 2024. In February 2026, the Company opted not to terminate the lease; accordingly, the lease automatically renewed for an additional 12-month period in accordance with the 30-day notice provision in the lease agreement. As of December 31, 2025 and 2024, monthly rental payments under the Company’s short-term lease in effect were approximately $3,000 per month.

F-53

SUPPLEMENTARY INFORMATION

F-54

JibJab Catapult CA, Inc.

Schedule of Operating Expenses

December 31, 2025 and 2024

	2025	2024

Consolidated operating expenses consisted of the following:
Advertising	$5,254,611	$6,087,886
Production	3,726,673	4,260,221
Depreciation and amortization	320,415	334,502
Auto	4,196	7,211
Bank charges	35,932	15,423
Dues and subscriptions	29,271	32,894
Employee morale	12,291	45,059
Insurance	122,728	143,021
Meals and entertainment	30,880	54,550
Miscellaneous	142	10,351
Office expenses	4,272	7,827
Outside services	3,051	2,379
Parking	3,246	4,686
Postage	671	2,101
Rent	43,273	149,598
Salaries and wages	4,023,638	4,936,597
Telephone	1,042	4,954
Travel	4,882	15,773
Legal and professional fees	585,428	694,681
Taxes and licenses	36,252	155,330

	$14,242,894	$16,965,044

F-55

	As of December 31, 2025				As of December 31, 2024
	Mode Mobile, Inc.	JibJab Catapult CA, Inc.	Proforma Adjustments	Proforma Combined	Mode Mobile, Inc.	JibJab Catapult CA, Inc.	Proforma Adjustments	Proforma Combined
	(Historical)	(Historical)			(Historical)	(Historical)
ASSETS
Current assets:
Cash and cash equivalents	8,881,411	2,940,257		11,821,668	6,886,521	3,749,459		10,635,980
Accounts receivable	7,378,741	668,998		8,047,739	2,401,867	854,036		3,255,903
Prepaid expenses	272,810	652,937		925,747	180,262	1,039,586		1,219,848
Subscription receivable	279,726			279,726	0			0
Other receivables	40,000			40,000	79,371			79,371
Inventory	15,727			15,727	214,521			214,521
Deferred offering costs	0			0	4,390,362			4,390,362
Deferred tax asset	0	3,315,621		3,315,621	519,617	3,755,114		4,274,731
Prepaid advertising	433,021			433,021	0			0
EARNM Foundation receivable	800,038			800,038	230,000			230,000
Other current assets	186,109	181,668		367,777	121,797	245,413		367,210
Total current assets	18,287,583	7,759,481	0	26,047,064	15,024,318	9,643,608		24,667,926

Property, equipment and other asssets:
Property and equipment, net	19,577	7,926		27,503	13,277	31,288		44,565
Intangible assets, net	23,346,647	2,982,679	29,500,000	55,829,326	0	3,215,596		3,215,596
Goodwill	31,740,198	216,293		31,956,491	0	291,525		291,525
Notes receivable from related parties	0	627,904		627,904	0	615,762		615,762
Cryptocurrency assets	10,081			10,081	12,531			12,531
Nonfungible token assets	0			0	0			0
Total non-current assets	55,116,503	3,834,802	29,500,000	88,451,305	25,808	4,154,171		4,179,979
Total assets	73,404,086	11,594,283	29,500,000	114,498,369	15,050,126	13,797,779		28,847,905

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	4,584,543	301,815		4,886,358	3,123,650	258,989		3,382,639
Income taxes payable	488,021	741,138		1,229,159	277,743	1,204,615		1,482,358
Deferred revenue	261,012	7,871,988		8,133,000	37,775	9,297,283		9,335,058
Due to Seller			15,500,000	15,500,000
Indemnification holdback	1,975,490		2,000,000	3,975,490	0			0
Stock to be issued	170,000			170,000	0			0
Deferred tax liability	1,442,537			1,442,537	0			0
Payable to shareholders	0			0	1,265,000			1,265,000
Notes payable, net of discount and current portion	12,932,703	0		12,932,703	0	3,100,848		3,100,848
Total current liabilities	21,854,305	8,914,941	17,500,000	48,269,246	4,704,168	13,861,735		18,565,903
Notes payable, net of debt discount	10,134,675			10,134,675	0			0
Warrant liability	2,080,315			2,080,315	0			0
Total liabilities	34,069,295	8,914,941	17,500,000	60,484,236	4,704,168	13,861,735		18,565,903

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value, 388,800,000 shares authorized, 345,659,651 and 353,712,906 shares issued and outstanding as of December 31, 2025 and 2024, liquidation preference of $4,651,469 and $4,759,840 as of December 31, 2025 and 2024, respectively	34,566			34,566	35,371			35,371
Class A common stock, $0.0001 par value, 2,431,000,000 shares authorized, 627,870,232 and 646,825,014 shares issued and outstanding as of December 31, 2025 and 2024, respectively	62,788			62,788	64,683			64,683
Class B common stock, $0.0001 par value, 298,000,000 shares authorized, 22,199,069 and 20,737,172 shares issued and outstanding as of December 31, 2025 and 2024, respectively	2,219			2,219	2,073			2,073
Class C common stock, $0.0001 par value, 12,150,000 shares authorized, 11,155,245 and 10,993,629 shares issued and outstanding as of December 31, 2025 and 2024, respectively	1,115			1,115	1,099			1,099
Class AAA common stock, $0.0001 par value, 876,000,000 shares authorized, 544,907,998 and 149,320,399 shares issued and outstanding as of December 31, 2025 and 2024, respectively	54,490			54,490	14,932			14,932
			2,308	2,308
Additional paid-in capital	52,828,524	150,981	11,997,692	64,977,197	17,991,462	77,812		18,069,274
Treasury stock	-150,000			-150,000	-150,000			-150,000
Accumulated deficit	-13,498,910	2,528,361		-10,970,549	-7,613,663	-141,768		-7,755,431
	39,334,792	2,679,342	12,000,000	54,014,134	10,345,958	-63,956		10,282,002
	73,404,086	11,594,283	29,500,000	114,498,369	15,050,126	13,797,779		28,847,905

F-56

	As of December 31, 2025				As of December 31, 2024
	Mode Mobile, Inc.		JibJab Catapult CA, Inc.	Proforma Combined	Mode Mobile, Inc.		JibJab Catapult CA, Inc.	Proforma Combined
Net revenues		22,151,635	17,561,752	39,713,387		12,136,295	20,304,616	32,440,911
Costs and expenses:				0				0
Cost of net revenues		1,706,869		1,706,869		1,116,359		1,116,359
Sales and marketing		9,851,758	5,254,611	15,106,369		5,822,794	6,087,886	11,910,680
Legal Settlement
Legal and Professional
Research and development		4,564,665	3,726,673	8,291,338		4,241,684	4,260,221	8,501,905
General and administrative (Note 11)			5,261,610	5,261,610			6,616,937	6,616,937
Employee compensation		4,219,588		4,219,588		3,478,207		3,478,207
Professional fees		1,288,777		1,288,777		365,415		365,415
Other selling, general & administrative		1,741,089		1,741,089		770,157		770,157
Depreciation and amortization expense (Note 5)		1,389,569		1,389,569		5,370		5,370
Total costs and expenses		24,762,315	14,242,894	39,005,209		15,799,986	16,965,044	32,765,030

Loss from operations		-2,610,680	3,318,858	708,178		-3,663,691	3,339,572	-324,119

Other (expense) income:
Realized gains on cryptocurrency sales		0		0		376,905		376,905
Other income		664,728	34,976	699,704		101,137	159,955	261,092
Change in fair value of warrant liability		-533,723		-533,723				0
NFT Impairment (Note 4)		0		0		-51,060		-51,060
Loss on disposal of property and equipment		0	-11,096	-11,096			-1,310	-1,310
Amortization of debt discount
Interest expense (Note 7)		-1,233,140	-72,728	-1,305,868		0	-383,140	-383,140
Total other (expense) income:		-1,102,135	-48,848	-1,150,983		426,982	-224,495	202,487

Loss before provision for income taxes		-3,712,815	3,270,010	-442,805		-3,236,709	3,115,077	-121,632

Provision for income taxes		2,172,432	599,881	2,772,313		277,743	223,135	500,878
Net loss		-5,885,247	2,670,129	-3,215,118		-3,514,452	2,891,942	-622,510

Weighted average number common shares outstanding - basic and diluted		999,244,652				741,579,207
Weighted average common shares outstanding - diluted		999,244,652				741,579,207
Basic and diluted loss per share		$-0.01				$-0.01
Basic and diluted loss per share - diluted	$	- 0.01			$	- 0.01

F-57

Mode Mobile, Inc.

Notes to Unaudited Pro Forma Financial Statements

1.	Description of Transactions

On August 20, 2026, Mode Mobile, Inc. (the “Company” or “Mode Mobile”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Mode Mobile, JibJab Catapult CA Inc. (“JibJab”), JibJab Merger Sub I, Inc., JibJab, LLC, and the sellers party thereto. Pursuant to the Merger Agreement, Mode Mobile agreed to acquire 100% of the outstanding equity interests of JibJab through a two-step merger transaction, following which JibJab will become a wholly owned subsidiary of Mode Mobile.

Under the terms of the Merger Agreement, at the closing of the transaction, JibJab Merger Sub I, Inc. will merge with and into JibJab, with JibJab surviving as a wholly owned subsidiary of Mode Mobile, followed immediately by a second merger in which JibJab will merge with and into JibJab, LLC, which will survive as a wholly owned subsidiary of Mode Mobile. The mergers are expected to be treated as integrated steps of a single transaction for U.S. federal income tax purposes.

The aggregate purchase price for the acquisition is based on a base enterprise value of $29.5 million and consists of a combination of cash consideration, equity consideration in the form of Mode Mobile Class AAA common stock, and a promissory note, subject to customary closing adjustments.

The transaction is subject to customary closing conditions, including receipt of all required corporate approvals. Upon completion of the acquisition, the results of operations of JibJab will be included in the consolidated financial statements of Mode Mobile from the acquisition date forward.

The acquisition is expected to be accounted for as a business combination in accordance with Accounting Standards Codification Topic 805, Business Combinations. The unaudited pro forma combined financial information reflects a preliminary allocation of the purchase price to the identifiable assets acquired and liabilities assumed based on management’s preliminary estimates of fair value. The preliminary purchase price allocation is subject to change as additional information becomes available and as further analyses are completed.

2.	Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined balance sheets and unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results.

The transaction was accounted for as a business acquisition wherein JibJab is the accounting acquiree and Mode Mobile is the accounting acquirer.

F-58

EXHIBITS

2.1*	Amended and Restated Certificate of Incorporation of Mode Mobile, Inc.
2.3	Bylaws of Mode Mobile, Inc. (incorporated by reference to Exhibit 2.3 to the Company’s Offering Statement on Form 1-A filed with the SEC on March 28, 2024)
3.1	Form of Selling Shareholder Irrevocable Power of Attorney (incorporated by reference to Exhibit 3.1 to the Company’s Offering Statement on Form 1-A/A filed with the SEC on June 11, 2024)
3.2	Investors’ Rights Agreement, as amended† (incorporated by reference to Exhibit 3.2 to the Company’s Offering Statement on Form 1-A/A filed with the SEC on June 11, 2024)
3.3*	Second Amendment to Investors’ Rights Agreement
3.4	Right of First Refusal and Co-Sale Agreement, as amended† (incorporated by reference to Exhibit 3.3 to the Company’s Offering Statement on Form 1-A/A filed with the SEC on June 11, 2024)
3.5*	Second Amendment to Right of First Refusal and Co-Sale Agreement
3.6	Form of SAFT (incorporated by reference to Exhibit 3.4 to the Company’s Offering Statement on Form 1-A filed with the SEC on March 28, 2024)
3.7	Form of Warrant for Class AAA Common Stock (incorporated by reference to Exhibit 3.5 to the Company’s Offering Statement on Form 1-A filed with the SEC on March 28, 2024)
3.8	Form of Warrant for up to 6,000,0000 shares of Class AAA Common Stock (incorporated by reference to Exhibit 3.6 to the Company’s Form 1-SA filed with the SEC on October 1, 2025)†
4.1*	Form of Subscription Agreement
5.1	Series Seed Voting Agreement, as amended † (incorporated by reference to Exhibit 5 to the Company’s Offering Statement on Form 1-A/A filed with the SEC on June 11, 2024)
5.2*	Second Amendment to Series Seed Voting Agreement
5.3*	Third Amendment to Series Seed Voting Agreement
6.1	Employment Agreement with Justin Hines (incorporated by reference to Exhibit 6.1 to the Company’s Offering Statement on Form 1-A filed with the SEC on March 28, 2024)
6.2	Employment Agreement with Kathleen DeKam (incorporated by reference to Exhibit 6.2 to the Company’s Offering Statement on Form 1-A filed with the SEC on March 28, 2024)
6.3	Employment Agreement with Kiran Panesar (incorporated by reference to Exhibit 6.3 to the Company’s Offering Statement on Form 1-A filed with the SEC on March 28, 2024)
6.4	Subordinated Unsecured Promissory Note - Figueiredo LLC (incorporated by reference to Exhibit 6.4 to the Company’s Offering Statement on Form 1-A filed with the SEC on February 2, 2026)
6.5	Subordinated Unsecured Promissory Note - Hunter Isaacson International LLC (incorporated by reference to Exhibit 6.5 to the Company’s Offering Statement on Form 1-A filed with the SEC on February 2, 2026)
6.6	Subordinated Unsecured Promissory Note - Vir (incorporated by reference to Exhibit 6.6 to the Company’s Offering Statement on Form 1-A filed with the SEC on February 2, 2026)
6.7	NGL - Mode Mobile - Merger Agreement dated December 1, 2025 (incorporated by reference to Exhibit 7 to the Company’s Offering Statement on Form 1-A filed with the SEC on February 2, 2026)
6.8	QR Code Asset Purchase Agreement (incorporated by reference to Exhibit 7.2 to the Company’s Annual Report on Form 1-K filed with the SEC on April 30, 2026)
6.9	TrimBox Mode Merger Agreement (incorporated by reference to Exhibit 7.3 to the Company’s Annual Report on Form 1-K filed with the SEC on April 30, 2026)
6.10	Agreement and Plan of Merger dated August 20, 2026 (JibJab) † (incorporated by reference to Exhibit 6.1 to the Company’s Current Report on Form 1-U filed with the SEC on August 26, 2026).
6.11*	Catch Social Asset Purchase Agreement
6.12*	Gallery App Asset Purchase Agreement
11*	Consent of Independent Auditor - RBSM
11.2*	Consent of Independent Auditor - Armanino
12*	Opinion of CrowdCheck Law LLP

* Filed herewith

† Portions of the exhibit have been omitted.

50

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A POS and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on September 1, 2026.

Mode Mobile, Inc.

By	/s/ Dan Novaes
Dan Novaes, Chief Executive Officer
Mode Mobile, Inc.
Date: September 1, 2026

The following persons in the capacities and on the dates indicated have signed this Offering Statement.

By	/s/ Dan Novaes
Dan Novaes, Director, Principal Executive Officer
Mode Mobile, Inc.
Date: September 1, 2026

By	/s/ Prakash Ramachandran
Prakash Ramachandran, Principal Financial Officer, Principal Accounting Officer
Mode Mobile, Inc.
Date: September 1, 2026

By	/s/ Mark Lawrence
Mark Lawrence, Director
Mode Mobile, Inc.
Date: September 1, 2026

By	/s/ Ross Holdren
Ross Holdren, Director
Mode Mobile, Inc.
Date: September 1, 2026

By	/s/ Daniel Hoffer
Daniel Hoffer, Director
Mode Mobile, Inc.
Date: September 1, 2026

51